UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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Park National Corporation

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PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Monday, April 24, 2017
Dear Fellow Shareholders:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Park National Corporation (“Park”) will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 24, 2017, at 2:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect four directors, each to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2020.

2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of Park’s named executive officers.

3.	To consider and vote upon a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of Park for the fiscal year ending December 31, 2017.

4.	To consider and vote upon a proposal to approve the Park National Corporation 2017 Long-Term Incentive Plan for Employees.

5.	To consider and vote upon a proposal to approve the Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors.

6.	To transact any other business which properly comes before the Annual Meeting. Park’s Board of Directors is not aware of any other business to come before the Annual Meeting.
If you were a holder of record of common shares of Park at the close of business on February 24, 2017, you will be entitled to vote in person or by proxy at the Annual Meeting.
You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please complete, sign, date and return your proxy card in the postage-paid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions electronically via the Internet or by telephone. Returning the proxy card or transmitting your voting instructions electronically does not deprive you of your right to attend the Annual Meeting and to vote your common shares in person in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

March 6, 2017	BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

To obtain directions to attend the Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Lacie Priest at (740) 349-0428.

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
PROXY STATEMENT
Dated March 6, 2017
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 24, 2017
GENERAL INFORMATION
We are furnishing this proxy statement and the accompanying proxy card to you as a shareholder of Park National Corporation (“Park”) in connection with the solicitation of proxies by Park’s Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, April 24, 2017, at 2:00 p.m., Eastern Daylight Saving Time. The Annual Meeting will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055. This proxy statement summarizes information that you will need in order to vote.
Availability of Proxy Materials
On or about March 6, 2017 this proxy statement and the accompanying proxy card were first mailed or delivered electronically to the shareholders entitled to vote their common shares at the Annual Meeting. Park’s 2016 Annual Report was also mailed or delivered to shareholders with this proxy statement. Audited consolidated financial statements for Park and our subsidiaries as of and for the fiscal year ended December 31, 2016 (the “2016 fiscal year”) are included in Park’s 2016 Annual Report.
Additional copies of Park’s 2016 Annual Report and copies of Park’s Annual Report on Form 10-K for the 2016 fiscal year may be obtained at www.proxyvote.com or www.parknationalcorp.com. Or you can obtain paper copies, without charge, by sending a written request to: Brady T. Burt, Chief Financial Officer, Secretary and Treasurer, Park National Corporation, 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address
Periodically, Park provides each registered holder of common shares at a shared address, not previously notified, with a separate notice of Park’s intention to household proxy materials. The record holder notifies beneficial shareholders (those who hold common shares through a broker, a financial institution or another nominee) of the householding process. Only one copy of this proxy statement, the notice of the Annual Meeting and Park’s 2016 Annual Report is being delivered to previously notified multiple registered holders of common shares who share an address unless Park has received contrary instructions from one or more of the registered holders of common shares. A separate proxy card is being included for each account at the shared address.

Registered holders of common shares who share an address and would like to receive a separate copy of Park’s 2016 Annual Report, a separate notice of the Annual Meeting and/or a separate proxy statement for the Annual Meeting, or who have questions regarding the householding process, may contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention: Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270. Promptly upon request, a separate copy of Park’s 2016 Annual Report, a separate notice of the Annual Meeting and/or a separate copy of this proxy statement for the Annual Meeting will be sent. By contacting the First-Knox National Bank Division, registered holders of common shares sharing an address can also: (i) notify Park that the registered shareholders wish to receive separate annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future; or (ii) request delivery of a single copy of annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if they are receiving multiple copies.
Beneficial holders of common shares should contact their brokers, financial institutions or other nominees for specific information about the householding process as this process applies to their accounts.
VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on February 24, 2017 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 24, 2017, there were 15,290,709 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Park outstanding.
Each holder of common shares is entitled to one vote for each common share held on February 24, 2017. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify Brady T. Burt, Chief Financial Officer, Secretary and Treasurer of Park, in writing before 2:00 p.m., Eastern Daylight Saving Time, on April 22, 2017. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares you own, and will be entitled to distribute your votes among the candidates for election as directors as you see fit.
How do I vote?
Your common shares may be voted by one of the following methods:

•	by traditional paper proxy card;

•	by submitting voting instructions via the Web site identified on your proxy card;

•	by submitting voting instructions via the Web site identified in the e-mail sent to you if you registered for electronic delivery of proxy materials for the Annual Meeting;

•	by submitting voting instructions by telephone via the telephone number identified on your proxy card; or

•	in person at the Annual Meeting.
Submitting Voting Instructions via the Internet or by Telephone. If you are a shareholder of record (that is, if your common shares are registered with Park in your own name), you may submit voting instructions via the Internet or by telephone, by following the instructions stated on your proxy card. If you have registered for electronic delivery of proxy materials for the Annual Meeting, you may submit voting instructions via the Internet by following the instructions stated in the e-mail delivering the proxy materials to you. If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit voting instructions via the Internet or by telephone. If so, the voting instructions from your nominee sent you will provide instructions for submitting your voting instructions via the Internet or by telephone. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously-submitted proxies and/or voting instructions. Also, if you submit voting instructions via the Internet or by telephone and later decide to attend the Annual Meeting, you may revoke your previously-submitted voting instructions and vote in person at the Annual Meeting.
The deadline for submitting voting instructions via the Internet or by telephone as a shareholder of record is 11:59 p.m., Eastern Daylight Saving Time, on April 23, 2017. For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting voting instructions via the Internet or by telephone.
Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.
If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and will give you instructions for voting your common shares. As a beneficial owner, you have the right to direct your nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of Park that your nominee holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the options described below for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.
If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 24, 2017, the record date for voting at the Annual Meeting.
How will my common shares be voted?
Those common shares represented by a properly executed proxy card that is received prior to the Annual Meeting or by properly authenticated Internet or telephone voting instructions that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your voting instructions via the Internet or by telephone, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes, where applicable, as follows:

•	“FOR” the election as Park directors of the nominees identified below under the heading “ELECTION OF DIRECTORS (Proposal 1)”;

•	“FOR” the non-binding advisory resolution to approve the compensation of Park’s named executive officers as disclosed in this proxy statement;

•	“FOR” the ratification of the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	“FOR” the approval of the Park National Corporation 2017 Long-Term Incentive Plan for Employees; and

•	“FOR” the approval of the Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors.
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
What if my common shares are held through the Park National Corporation Employees’ Stock Ownership Plan?
If you participate in the Park National Corporation Employees’ Stock Ownership Plan (the “Park KSOP”) and common shares have been allocated to your account in the Park KSOP, you will be entitled to instruct the trustee of the Park KSOP, confidentially, how to vote those common shares. If you were automatically enrolled by Park, or elected to enroll, in the electronic delivery service available to certain participants in the Park KSOP, instead of receiving paper copies of our 2016 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting in the mail, these documents will be made available via your Park e-mail account at the same time as paper copies are sent to the other Park shareholders. If you are enrolled in this electronic delivery service and wish to receive paper copies of our 2016 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting, please contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention: Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270.
If you are a participant in the Park KSOP and give no voting instructions to the trustee of the Park KSOP with respect to the matters to be considered at the Annual Meeting, the trustee of the Park KSOP will vote the common shares allocated to your Park KSOP account pro rata in accordance with the instructions received from other participants in the Park KSOP who have voted.
Can the proxy materials be accessed electronically?
On or about March 6, 2017, we sent the proxy materials for the Annual Meeting by U.S. mail to shareholders who had not registered for electronic delivery of the proxy materials and by e-mail to the shareholders who had registered for electronic delivery of the proxy materials. The Notice of Annual Meeting of Shareholders, this proxy statement and our 2016 Annual Report are also available on the

Internet as described in the section captioned “NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS.”
How do I change or revoke my proxy?
Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to Park in writing, by accessing the designated Internet Web site prior to the deadline for transmitting voting instructions electronically, by using the designated toll-free telephone number prior to the deadline for transmitting voting instructions electronically, or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously-submitted proxies and/or voting instructions. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions provided by your nominee.
If I vote in advance, can I still attend the Annual Meeting?
Yes. You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your voting instructions via the Internet or by telephone, so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to attend the Annual Meeting and vote your common shares in person.
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?
Under Park’s Regulations, a quorum is a majority of the voting shares of Park then outstanding and entitled to vote at the Annual Meeting. Other than the common shares, there are no voting shares of Park outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 15,290,709 common shares outstanding and entitled to vote on February 24, 2017, the record date for the Annual Meeting. A majority of the outstanding common shares, or 7,645,355 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
Routine and Non-Routine Proposals
The rules of NYSE MKT, the stock exchange on which Park’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.
The proposal to ratify the appointment of Park’s independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

Vote Required with Respect to the Proposals

•	Election of Directors (Proposal 1)
Under Ohio law and Park’s Regulations, the four nominees for election as Park directors under Proposal 1 receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”).
Common shares as to which the vote is expressed as an “AGAINST” or “ABSTAIN” vote on the proxy card or in voting instructions with respect to a particular nominee and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not affect whether a nominee has received sufficient votes to be elected.
The Board of Directors unanimously recommends a vote “FOR” the re-election of all of the individuals nominated by the Board of Directors.

•	Approval of the Non-Binding Advisory Resolution to Approve the Compensation of Park’s Named Executive Officers (Proposal 2)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
The Board of Directors unanimously recommends that the shareholders of Park vote “FOR” the approval of the non-binding advisory resolution to approve the compensation of Park’s named executive officers.

•	Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “2017 fiscal year”). The effect of an abstention is the same as a vote “AGAINST” the proposal.
The Audit Committee and the Board of Directors unanimously recommend that the shareholders of Park vote “FOR” the ratification of the appointment of Crowe Horwath LLP.

•	Approval of the Park National Corporation 2017 Long‑Term Incentive Plan for Employees (Proposal 4)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Park National Corporation 2017 Long‑Term Incentive Plan for Employees (the “2017 Employees LTIP”). The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
The Compensation Committee of the Board of Directors and the Board of Directors unanimously recommend that the shareholders of Park vote “FOR” the approval of the 2017 Employees LTIP.

•	Approval of the Park National Corporation 2017 Long‑Term Incentive Plan for Non-Employee Directors (Proposal 5)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Park National Corporation 2017 Long‑Term Incentive Plan for Non-Employee Directors (the “2017 Non-Employee Directors LTIP”). The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
The Compensation Committee and the Board of Directors unanimously recommend that the shareholders of Park vote “FOR” the approval of the 2017 Non-Employee Directors LTIP.
Park’s policy is to keep confidential proxy cards, ballots and voting instructions submitted electronically as well as voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots, reviewing voting instructions submitted electronically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.
Who pays the cost of proxy solicitation?
Park will pay the costs of preparing, assembling, printing and mailing/delivering this proxy statement, the accompanying proxy card, the 2016 Annual Report and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Park Board of Directors, other than the Internet access and telephone usage charges incurred by a shareholder when voting electronically. Although we are soliciting proxies primarily by mailing these proxy materials to holders of our common shares, or delivering these proxy materials by electronic mail to those shareholders registered for electronic delivery, the directors, officers and employees of Park and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of Park for the forwarding of solicitation materials to the beneficial owners of such common shares. Park will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Park National Corporation to Be Held on April 24, 2017: Park’s Notice of Annual Meeting of Shareholders, this proxy statement and Park’s 2016 Annual Report are available at www.proxyvote.com. Alternatively, Park’s Notice of Annual Meeting of Shareholders, this proxy statement and Park’s 2016 Annual Report are available on Park’s Internet Web site at www.parknationalcorp.com by selecting the “Latest Proxy” in the “Document Highlights” section of the “Home” page for the Notice of Annual Meeting of Shareholders and this proxy statement and selecting the “Latest Annual Report” in the “Document Highlights” section of the “Home” page for Park’s 2016 Annual Report.
To obtain directions to attend the Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Lacie Priest at (740) 349-0428.

DIVISIONS OF THE PARK NATIONAL BANK
In 2008, Park consolidated the banking operations of its then eight subsidiary banks located in Ohio under one charter – that of The Park National Bank (“Park National Bank”). Park National Bank now has 11 divisions: (i) the Park National Bank Division headquartered in Newark, Ohio; (ii) the Fairfield National Bank Division headquartered in Lancaster, Ohio; (iii) The Park National Bank of Southwest Ohio & Northern Kentucky Division headquartered in Cincinnati, Ohio; (iv) the Century National Bank Division headquartered in Zanesville, Ohio; (v) the Second National Bank Division headquartered in Greenville, Ohio; (vi) the Richland Bank Division headquartered in Mansfield, Ohio; (vii) the United Bank, N.A. Division headquartered in Bucyrus, Ohio; (viii) the First-Knox National Bank Division headquartered in Mount Vernon, Ohio; (ix) the Farmers Bank Division headquartered in Loudonville, Ohio; (x) the Security National Bank Division headquartered in Springfield, Ohio; and (xi) the Unity National Bank Division headquartered in Piqua, Ohio.
References in this proxy statement to the “Century National Bank Division,” the “Richland Bank Division,” the “First-Knox National Bank Division” and the “Security National Bank Division” encompass both the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank in 2008 and the division of Park National Bank following the bank’s merger with and into Park National Bank. In addition, references in this proxy statement to the “board of directors” in respect of a division of Park National Bank encompass both the board of directors of the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank and the affiliate/advisory board of the division of Park National Bank following the bank’s merger with and into Park National Bank.
ELECTION OF DIRECTORS
(Proposal 1)
As of the date of this proxy statement, there were 12 members of the Board of Directors – four directors in the class whose terms will expire at the Annual Meeting, four directors in the class whose terms will expire at the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) and four directors in the class whose terms will expire at the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). One additional individual served as a member of the Board of Directors during a portion of the 2016 fiscal year – Maureen H. Buchwald, who retired from the Board of Directors on April 25, 2016, immediately prior to the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). Ms. Buchwald is sometimes referred to in this proxy statement as the “Former Director.”
On April 27, 2015, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors elected Julia A. Sloat to fill a vacancy in the class of directors whose terms will expire at the 2018 Annual Meeting. Her election was effective June 1, 2015. Ms. Sloat had been recommended to the Nominating Committee by a third-party executive search firm.
Additionally, on April 27, 2015, upon the recommendation of the Nominating Committee, the Board of Directors approved an increase in the number of directors to 13 and elected Alicia J. Hupp to fill the vacancy created by the increase. Ms. Hupp’s election to the class of directors whose terms are to expire at the 2017 Annual Meeting was effective June 1, 2015. Ms. Hupp had been recommended to the Nominating Committee by the President and Chief Executive Officer and the Chairman of the Board of Park.
As a result of the retirement of Maureen H. Buchwald, a vacancy would have been created in the class of directors standing for election at the 2016 Annual Meeting. Upon the recommendation of the Nominating Committee, the Board of Directors fixed the number of directors at 12, upon the expiration of the term of Ms. Buchwald immediately prior to the 2016 Annual Meeting. In conjunction with calling this year’s Annual Meeting, the Board of Directors has fixed the number of directors at 12 in order to reflect the number of individuals who are currently serving as directors of Park.
Under Proposal 1, four directors will be elected at the Annual Meeting to hold office for a three‑year term to expire at the 2020 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation, removal from office or death. The nominees of the Board of Directors for election as a director at the Annual Meeting are identified below. Each individual was unanimously recommended by the Nominating Committee. While it is contemplated that all nominees will stand for election at the Annual Meeting, if a nominee who would otherwise receive the required number of votes is unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated as proxies on the proxy card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating Committee. The Board of Directors knows of no reason why any of the nominees named below would be unable or unwilling to serve if elected to the Board.
Nominees for Re-Election as Directors (Terms Expiring at 2020 Annual Meeting)
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each nominee for re-election as a director of Park has been furnished to Park by each nominee. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each nominee.
C. Daniel DeLawder, Age 67
Mr. DeLawder has served as a director of Park since 1994 and as a member of the Board of Directors of Park National Bank since 1992. Mr. DeLawder serves as Chair of the Executive Committee and as a member of the Investment Committee of Park’s Board of Directors. Mr. DeLawder has served as Chairman of the Board of Park since January 2005, and served as Chief Executive Officer of Park from January 1999 to December 2013 and as President of Park from 1994 to December 2004. Mr. DeLawder has served as Chairman of the Board of Park National Bank since January 2005 and served as Chief Executive Officer of Park National Bank from January 1999 to December 2013, as President of Park National Bank from 1993 to December 2004 and as Executive Vice President of Park National Bank from 1992 to 1993. Prior to the foregoing, Mr. DeLawder also served in executive positions with the Fairfield National Bank Division for seven years. Mr. DeLawder served as a director of the Federal Reserve Bank of Cleveland from 2007 to 2012, including as Chair of the Operations/Resources Committee from 2009 to 2012. Mr. DeLawder also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009, and for the last two of those years, as Chairman of the Board of Trustees. Mr. DeLawder also served on the Ohio University Capital Campaign Steering Committee from 2010 through 2015.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. DeLawder has developed through more than 15 years as the Chief Executive Officer of Park and more than 45 years of service with Park in some capacity, as well as his past service as a director of the Federal Reserve Bank of Cleveland and as a member of each the Board of Trustees and the Capital Campaign Steering Committee of Ohio University, allow him to provide banking and general financial expertise and comprehensive knowledge regarding Park and the markets within which Park National Bank (and its divisions) operate to the Board of Directors and have recommended his re-election as a Park director.

James R. DeRoberts, Age 60
Mr. DeRoberts has served as a director of Park since February 2015 and as a member of the Board of Directors of Park National Bank since February 2015. Mr. DeRoberts serves as a member of each of the Investment Commitment and the Risk Committee of Park’s Board of Directors. Mr. DeRoberts has served as a partner at Gardiner Allen DeRoberts Insurance, an independent insurance agency located in Columbus, Ohio, since 2008. In addition, he has served as a director of the Federal Home Loan Bank of Cincinnati since 2008, including as Chair of its Risk Committee since January 2016. Mr. DeRoberts has served as the Chairman of the Board and Chief Executive Officer of The Arlington Bank, an Ohio state-chartered bank with locations in Grandview Heights and Upper Arlington, Ohio, since 1999. He also served as a member of the Board of The Miami University Foundation, Oxford, Ohio, from January 2012 to December 2014.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. DeRoberts has developed through more than 31 years of consulting with financial institutions on insurance and risk management practices, as well as his service as a director of the Federal Home Loan Bank of Cincinnati and with The Arlington Bank, allow him to provide insurance and risk management expertise as well as general banking and finance knowledge to the Board of Directors and have recommended his re-election as a Park director.
Alicia J. Hupp, Age 56
Ms. Hupp has served as a director of Park since June 1, 2015 and as a member of the advisory board of the Security National Bank Division since March 2012. Ms. Hupp serves as a member of each of the Audit Committee and the Nominating Committee of Park’s Board of Directors. Ms. Hupp has served as President, Chief Executive Officer and Chairman of the Board of Sweet Manufacturing Company, Springfield, Ohio, a manufacturer of bulk material handling equipment, since November 2005 and served as President of Sweet Manufacturing Company from July 1996 to November 2005.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Hupp has developed through nearly 21 years in leading a manufacturing company based in the market area served by the Security National Bank Division allow her to provide a valuable customer perspective and management expertise to the Board of Directors and have recommended her re-election as a Park director.
Robert E. O’Neill, Age 54
Mr. O’Neill has served as a director of Park since 2013 and as a member of the Board of Directors of Park National Bank since 2004. Mr. O’Neill serves as a member of each of the Audit Committee, the Executive Committee, the Investment Committee and the Nominating Committee of Park’s Board of Directors. Mr. O’Neill has served as President and a director of Southgate Corporation, Newark, Ohio, a real estate development and management company, since 2002 and served as Vice President of Southgate Corporation from 1989 to 2002.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. O’Neill has developed through his years of service as a Park National Bank director (including his service as an Audit Committee member of that Board of Directors), together with more than 27 years of experience in developing and managing industrial, commercial and multi-family real estate in Central Ohio, allow him to provide development and management expertise to the Board of Directors in connection with the loan activities of Park National Bank (and its divisions) and have recommended his re-election as a Park director.

Recommendation and Vote Required
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE
RE-ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.
Under Ohio law and Park’s Regulations, the four nominees for election as Park directors receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2020 Annual Meeting. Proxies cannot be voted at the Annual Meeting for more than four nominees under Proposal 1. Except in the case of broker non-votes, common shares represented by properly executed and returned proxy cards, or properly authenticated Internet and telephone voting instructions that are submitted prior to the deadline for doing so, will be voted “FOR” the election of the Board of Directors’ nominees named above unless the vote is expressed as an “AGAINST” or “ABSTAIN” vote on the proxy card or in the voting instructions. Common shares as to which the vote is expressed as an “AGAINST” or “ABSTAIN” vote and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions.
Continuing Directors
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each of the continuing directors of Park has been furnished to Park by each director. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each continuing director.
DIRECTORS CONTINUING IN OFFICE
(Terms to Expire at the 2018 Annual Meeting)
F. William Englefield IV, Age 62
Mr. Englefield has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 1993. Mr. Englefield serves as Chair of the Compensation Committee and as a member of each of the Executive Committee and the Nominating Committee of Park’s Board of Directors. Mr. Englefield has served as President of Englefield, Inc., a company engaged in the sale of petroleum products (at retail and wholesale) and convenience stores and restaurants, since 1989.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Englefield has developed through more than 27 years of leading a growing privately-held business, with responsibility for all segments of company operations including management and financial areas, allow him to provide an important retail perspective and demonstrated operational experience to the Board of Directors and he should continue as a Park director.
Julia A. Sloat, Age 47
Ms. Sloat has served as a director of Park since June 1, 2015 and as a member of the Board of Directors of Park National Bank since June 1, 2015. Ms. Sloat serves as a member of each of the Investment Committee and the Risk Committee of Park’s Board of Directors. Ms. Sloat has served as President and Chief Operating Officer of AEP Ohio, an electric distribution utility, since May 2016. Prior thereto, she served as Senior Vice President and Treasurer from January 2013 to April 2016 and as Vice President-Regulatory Case Management from September 2009 to December 2012, of American Electric Power Company, Inc., a public utility holding company. Previously, Ms. Sloat served as Vice President ‑ Corporate Finance & Investor Relations from July 2008 to September 2009 of Tween Brands, Inc., which operated two specialty retail brands targeting girls between ages 7 and 14. Ms. Sloat also served in investor relations positions with increasing responsibility for American Electric Power Company, Inc. from October 1999 until July 2008, serving as Treasurer & Vice President ‑ Investor Relations immediately prior to joining Tween Brands, Inc.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Sloat has developed as corporate leader with extensive financial analysis and communication experience in the areas of treasury, investor relations, corporate finance, regulatory cost recovery strategy and development and execution, investment management, pension liability management, financial planning and analysis, merger and acquisition analysis and execution, debt underwriting and risk management allow her to provide a valued perspective on corporate finance and investor relations issues and expertise in the analysis and execution of strategies addressing those issues to the Board of Directors and she should continue as a Park director.
David L. Trautman, Age 55
Mr. Trautman has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 2002. Mr. Trautman serves as Vice Chair of the Executive Committee and as Chair of the Investment Committee of Park’s Board of Directors. Mr. Trautman has served as Chief Executive Officer of Park since January 2014 and as President of Park since January 2005. He also served as Secretary of Park from July 2002 to December 2013. Mr. Trautman has served as Chief Executive Officer of Park National Bank since January 2014 and as President of Park National Bank since January 2005. Prior to his current positions, Mr. Trautman served in executive positions with Park National Bank and the First-Knox National Bank Division for over ten years.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Trautman has developed through more than 31 years of experience in banking, including most recently 12 years as President of Park and PNB as well as three years as Chief Executive Officer of Park and PNB, allow him to provide technical banking knowledge, community perspective and financial leadership to the Board of Directors and he should continue as a Park director.
Leon Zazworsky, Age 68
Mr. Zazworsky has served as a director of Park since 2003 and as a member of the Board of Directors of Park National Bank since 1991. Mr. Zazworsky was appointed as the Lead Director of Park on January 23, 2012. He serves as the Chair of the Risk Committee and as a member of each of the Compensation Committee, the Executive Committee and the Nominating Committee of Park’s Board of Directors. Mr. Zazworsky has served as President/Owner of Mid State Systems, Inc., Hebron, Ohio, a transportation and distribution company, since 1979. Mr. Zazworsky has served as President/Owner of Mid State Warehouses, Inc., Hebron, Ohio, a warehousing and distribution company, since 1987. Mr. Zazworsky has served as President/Owner of Dalmatian Transportation, Ltd., a transportation company, since 2006.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Zazworsky has developed through more than 36 years of successful private business ownership – managing people, budgets, sales and finances through varying economic conditions in a highly competitive and regulated industry – allow him to provide leadership experience and business expertise to the Board of Directors and he should continue as a Park director.
DIRECTORS CONTINUING IN OFFICE
(Terms to Expire at the 2019 Annual Meeting)
Donna M. Alvarado, Age 68
Ms. Alvarado has served as a director of Park since 2013 and as a member of the Board of Directors of Park National Bank since 1991. Ms. Alvarado currently serves as Chair of the Nominating Committee and as a member of each of the Audit Committee and the Risk Committee of Park’s Board of Directors. Ms. Alvarado has served as President of AGUILA International, Granville, Ohio, an international business consulting firm that specializes in human resources and leadership development, since 1994. She has served on the Board of Directors of CSX Corporation, a publicly-traded provider of rail and other transportation services, since 2006 and of CoreCivic, Inc. (formerly known as Corrections Corporation of America), a publicly-traded owner and operator of privatized correctional and detention facilities, since 2003. During her career, Ms. Alvarado has also served as Chair of the Ohio Board of Regents, Chair of the Governor’s Workforce Policy Board and a commissioner on the Ohio Commission on Hispanic/Latino Affairs. Ms. Alvarado has also held senior management positions in government, including Deputy Assistant Secretary of Defense with the United States Department of Defense and Director of ACTION, the federal domestic volunteer agency.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Alvarado has developed through her more than 25 years of service as a Park National Bank director (including her service as an Audit Committee member of that Board of Directors), combined with her understanding of government through her public sector experience, her experience as a public company director, her human resources and leadership development expertise and her civic and community involvement allow her to provide a valued perspective on business, federal and state government regulatory oversight and corporate governance issues to the Board of Directors and she should continue as a Park director.
Stephen J. Kambeitz, Age 58
Mr. Kambeitz has served as a director of Park since 2010 and as a member of the Board of Directors of Park National Bank since 2010. Mr. Kambeitz serves as Chair of the Audit Committee and as a member of each of the Compensation Committee and the Risk Committee of Park’s Board of Directors. Mr. Kambeitz served as President of R.C. Olmstead, Inc., Dublin, Ohio, a software development company, from 2008 until that company was acquired in 2016. He had also served as Chief Financial Officer of R.C. Olmstead, Inc. from 2001 to 2008. Prior thereto, Mr. Kambeitz served as Chief Financial Officer from 1999 to 2001 of Lighthouse Financial Services, Inc., a diversified financial services holding company. Previously, Mr. Kambeitz served as Senior Vice President of Consumer Lending of Fifth Third Bank, Columbus, Ohio, from 1998 to 1999 and as Chief Financial Officer of State Savings Company, Columbus, Ohio, a savings and loan holding company, from 1985 to 1998 and Executive Vice President, Office of the President, of State Savings Bank, the primary savings association subsidiary of State Savings Company, from 1997 to 1998. Mr. Kambeitz also served as Controller of Calibre Corporation, Columbus, Ohio, a fast food franchisee, from 1983 to 1985, and as an accountant with Worthington Industries, Inc., Columbus, Ohio, a diversified metal processing company, from 1981 to 1983. Mr. Kambeitz began his career in the Columbus, Ohio office of Peat, Marwick, Mitchell & Company, a predecessor to KPMG.

The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Kambeitz has developed through more than 36 years of executive sales and financial management, team building and restructuring and SEC reporting and public accounting experience, including working in the financial services industry through the savings and loan challenges in the 1980s, allow him to provide a valuable perspective on operating a financial services institution to the Board of Directors and he should continue as a Park director.
Timothy S. McLain, Age 55
Mr. McLain has served as a director of Park since 2010 and as a member of the Board of Directors of the Century National Bank Division since 2007. Mr. McLain serves as a member of each of the Audit Committee and the Compensation Committee of Park’s Board of Directors. Mr. McLain has served as Vice President of McLain, Hill, Rugg & Associates, Inc., a firm which provides tax and accounting services, since 1991 and has been associated with that firm since 1979. Mr. McLain has been a Certified Public Accountant since 1985.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McLain has developed through more than 32 years as a Certified Public Accountant in public practice allow him to provide tax, accounting and financial expertise to the Board of Directors and he should continue as a Park director.
Rick R. Taylor, Age 69
Mr. Taylor has served as a director of Park since 1998 and as a member of the Board of Directors of the Richland Bank Division since 1995. Mr. Taylor serves as a member of each of the Investment Committee and the Risk Committee of Park’s Board of Directors. Mr. Taylor has served as Chief Executive Officer of Jay Industries, Inc., Mansfield, Ohio, a plastic and metal parts manufacturer, since 1989. Mr. Taylor has also served as a director of The Gorman-Rupp Company, a manufacturer of pumps and related equipment, since 2003.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Taylor has developed through more than 46 years in the manufacturing business, as well as his experience as a public company director, allow him to provide a valuable customer perspective and highly developed business acumen, management and leadership skills to the Board of Directors and he should continue as a Park director.
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES
The following table furnishes information regarding the beneficial ownership of Park common shares, as of February 24, 2017 (unless otherwise noted), for each of the directors of Park (including those nominated for re-election), each of the individuals named in the Summary Compensation Table for 2016, all current directors and executive officers of Park as a group and each person known by Park to beneficially own more than 5% of Park’s outstanding common shares:

Name of Beneficial Owner or Number of Persons in Group (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Trust department of Park National Bank 50 North Third Street Newark, OH 43055 (3)	1,816,774	(3)	11.9%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355 (4)	1,041,784	(4)	6.8%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (5)	858,939	(5)	5.6%
Donna M. Alvarado	3,968		(6)
C. Daniel DeLawder (7)	127,388	(8)	(6)
James R. DeRoberts	2,000	(9)	(6)
F. William Englefield IV	5,424	(10)	(6)
Alicia J. Hupp	1,200	(11)	(6)
Stephen J. Kambeitz	2,308		(6)
Timothy S. McLain	3,380	(12)	(6)
Robert E. O’Neill	31,749	(13)	(6)
Julia A. Sloat	1,106		(6)
Rick R. Taylor	5,659	(14)	(6)
David L. Trautman (7)	54,969	(15)	(6)
Leon Zazworsky	41,114	(16)	(6)
Brady T. Burt (7)	4,463	(17)	(6)

All current directors and executive officers as a group (13 persons)	284,728	(18)	1.9%
_____________________
(1)    Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table for such beneficial owner. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the directors and executive officers of Park is 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
(2)    The “Percent of Class” computation is based upon 15,290,709 common shares outstanding on February 24, 2017.
(3)    The trust department of Park National Bank (and its divisions) beneficially owns 1,816,774 common shares (11.9% of the outstanding common shares), with voting power but no investment power as to 1,251,777 of these common shares, investment power but no voting power as to 30,463 of these common shares and voting and investment power as to 535,134 of these common shares. The officers and directors of Park National Bank (and its divisions) and of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of Park National Bank (and its divisions). The number shown does not include 1,415,507 common shares held of record by the trust department of Park National Bank (and its divisions) as to which the trust department has no voting or investment power.

(4)    Based on information contained in a Schedule 13G/A dated February 9, 2017 and filed by The Vanguard Group, Inc. with the SEC on February 10, 2017, to report beneficial ownership of common shares of Park as of December 31, 2016. The Vanguard Group, Inc. reported that it is deemed to be the beneficial owner of 1,041,784 common shares. The Vanguard Group, Inc. reported sole voting power as to 15,953 common shares, shared voting power as to 742 common shares, sole investment power as to 1,025,747 common shares and shared investment power as to 16,037 common shares.
Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 15,295 common shares (0.1% of the common shares outstanding as of February 24, 2017) as a result of VFTC serving as investment manager of collective trust accounts.
Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 1,400 common shares (0.0% of the common shares outstanding on February 24, 2017) as a result of its serving as investment manager of Australian investment offerings.
(5)    Based on information contained in a Schedule 13G dated January 30, 2017 and filed with the SEC on that same date, on behalf of BlackRock, Inc., to report the beneficial ownership by its subsidiaries (BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC) of common shares of Park as of December 31, 2016. The Schedule 13G reported that BlackRock, Inc., through its subsidiaries, had sole voting power as to 831,870 common shares and sole investment power as to 858,939 common shares.
(6)    Represents beneficial ownership of less than 1% of the outstanding common shares.
(7)    Individual named in Summary Compensation Table for 2016. Messrs. DeLawder and Trautman are also directors of Park.
(8)    The number shown includes: (i) 21,876 common shares held for the account of Mr. DeLawder in the Park KSOP; and (ii) 50,232 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power and Mr. DeLawder disclaims beneficial ownership. As of February 24, 2017, 55,280 common shares held by Mr. DeLawder and 50,148 common shares held by the wife of Mr. DeLawder had been pledged as security to a financial institution, which is not affiliated with Park, in connection with a personal loan.
(9)    The number shown includes 900 common shares held by Chartwell Family Group, Inc. (“Chartwell”), an Ohio corporation as to which the wife of Mr. DeRoberts is the sole owner. In his capacity as president of Chartwell, Mr. DeRoberts shares voting and investment power with his wife with respect to the 900 common shares held by Chartwell.
(10)    The number shown includes: (i) 3,561 common shares held in a managing agency account with the trust department of Park National Bank as to which common shares the trust department of Park National Bank has voting power and Mr. Englefield has investment power; (ii) 273 common shares held by Mr. Englefield in an individual retirement account with a brokerage firm; and (iii) 1,590 common shares held in a cash management account by a brokerage firm as custodian for Mr. Englefield.

(11)    The number shown includes 74 common shares held by the daughter of Ms. Hupp as to which her daughter has sole voting and investment power and Ms. Hupp disclaims beneficial ownership.
(12)    The number shown includes 3,380 common shares held jointly by Mr. McLain and his wife as to which he shares voting and investment power.
(13)    The number shown includes: (i) 500 common shares held by the wife of Mr. O’Neill in a managing agency account with the trust department of Park National Bank as to which she has sole voting and investment power and Mr. O’Neill disclaims beneficial ownership; and (ii) an aggregate of 23,790 common shares held by two trusts established by Mr. Robert O’Neill’s father (John J. O’Neill) prior to his death as to which, upon Mr. John J. O’Neill’s death on November 16, 2014, Mr. Robert E. O’Neill became a co-trustee with his brother and Park National Bank. The co-trustees of these two trusts have shared voting power and investment power as to these 23,790 common shares held by the trusts since any action with respect to them requires the decision of a majority of the co-trustees. The number shown does not include an aggregate of 902 common shares held in two educational trust accounts established by Mr. Robert E. O’Neill’s father (John J. O’Neill) for the benefit of his grandchildren for which Park National Bank’s trust department serves as trustee and as to which common shares the trust department has voting power and investment power but would request input from Mr. Robert E. O’Neill prior to making investment decisions with respect to these common shares.
(14)    The number shown includes 5,659 common shares held in a managing agency account with the trust department of Park National Bank (Richland Bank Division) as to which common shares the trust department has voting power and Mr. Taylor has investment power.
(15)    The number shown includes (i) 12,706 common shares held for the account of Mr. Trautman in the Park KSOP; (ii) 13,230 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; (iii) 822 common shares held in a rollover plan as to which the wife of Mr. Trautman has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; and (iv) 346 common shares held in an inherited IRA for the benefit of the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership. As of February 24, 2017, 27,865 common shares held by Mr. Trautman and 13,230 common shares held by the wife of Mr. Trautman had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal loan.
(16)    The number shown includes 100 common shares held by the wife of Mr. Zazworsky in a brokerage account as to which she has sole voting and investment power and Mr. Zazworsky disclaims beneficial ownership. The number shown does not include 200 common shares held by an investment club of which Mr. Zazworsky is a member. Mr. Zazworsky disclaims beneficial ownership of these 200 common shares because the voting and investment power with respect to these common shares is subject to collective action by the members of the investment club.
(17)    The number shown includes 4,463 common shares held for the account of Mr. Burt in the Park KSOP.
(18)    See Notes (8) through (17) above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Park’s directors and officers, and any persons beneficially holding more than 10 percent of Park’s outstanding common shares, file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Park is required to disclose in this proxy statement any late statements, if any statements are not filed within the time periods mandated by the SEC. Based solely upon Park’s review of (i) Section 16(a) statements filed on behalf of these persons for their transactions during Park’s 2016 fiscal year and (ii) written representations received from these persons that no other Section 16(a) statements were required to be filed by them for transactions during Park’s 2016 fiscal year, Park believes that all Section 16(a) filing requirements applicable to Park’s officers and directors, and persons holding more than 10 percent of Park’s outstanding common shares, were complied with, except Robert E. O’Neill, a director of Park, reported one transaction late in his Form 5 with respect to Park’s 2016 fiscal year.
CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
In accordance with the applicable sections of the NYSE MKT Company Guide (the “NYSE MKT Rules”) and applicable SEC rules, the Park Board of Directors has adopted the Code of Business Conduct and Ethics which applies to the directors, officers and employees of Park and our subsidiaries. The Code of Business Conduct and Ethics is intended to set forth Park’s expectations for the conduct of ethical business practices by the officers, directors, employees and agents of Park and our subsidiaries, to promote advance disclosure and review of potential conflicts of interest and similar matters, to protect and encourage the reporting of questionable behavior, to foster an atmosphere of self-awareness and prudent conduct and to discipline appropriately those who engage in improper conduct. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Website at www.parknationalcorp.com.
Park Improvement Line/Online Reporting
Park has implemented a “whistleblower” hotline called the “Park Improvement Line.” The Park Improvement Line number is (800) 418-6423, Ext. PRK (775). Calls that relate to accounting, internal accounting controls or auditing matters or that relate to possible wrongdoing by employees of Park or one of our subsidiaries can be made anonymously through this hotline. An additional method of reporting anonymously is online via www.securityvoice.com/reports. The calls and e-mails are received by an independent third-party service and the information received is forwarded directly to the Chair of the Audit Committee and the Head of Park’s Internal Audit Department.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, the Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board of Directors and its committees and to reflect Park’s commitment to high standards of corporate governance. The Corporate Governance Guidelines are included as Exhibit A to the charter of the Nominating Committee, which is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.
Independence of Directors
Applicable NYSE MKT Rules require that a majority of the members of Park’s Board of Directors be independent directors. The definition of independence for purposes of the NYSE MKT Rules includes a series of objective tests, which Park has used in determining whether the members of the

Park Board of Directors are independent. In addition, a member of Park’s Audit Committee will not be considered to be independent under the applicable NYSE MKT Rules if he or she (i) does not satisfy the independence standards in Rule 10A-3 under the Exchange Act or (ii) has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time during the past three years.
As required by the NYSE MKT Rules, the Board of Directors has affirmatively determined that each individual who qualifies as “independent” has no relationship with Park or any of our subsidiaries (either directly or indirectly) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making determinations as to the independence of (i) the current directors of Park and (ii) Maureen H. Buchwald, the Former Director, consistent with the definition of an “independent director” in the applicable NYSE MKT Rules, the Board of Directors reviewed, considered and discussed:

•
the relevant facts and circumstances of the relationships, whether direct or indirect and whether employment, commercial, industrial, banking, consulting, legal, accounting, charitable, familial or otherwise, between Park and/or any of our subsidiaries and (i) each current director of Park (and the immediate family members of each current director) and (ii) the Former Director (and the immediate family members of the Former Director), in each case since January 1, 2014;

•
the compensation and other payments (including payments made in the ordinary course of providing business services) (i) each current director of Park (and the immediate family members of each current director) and (ii) the Former Director (and the immediate family members of the Former Director):

•	has, directly or indirectly, received from or made to Park and/or any of our subsidiaries since January 1, 2014; and

•	presently expects to receive, directly or indirectly, from or make to Park and/or any of our subsidiaries.

•
the relationship, if any, between (i) each current director of Park (and the immediate family members of each current director) and (ii) the Former Director (and the immediate family members of the Former Director ) and each independent registered public accounting firm which has served as the outside auditor for Park and/or any of our subsidiaries since January 1, 2014;

•
whether (i) any current director of Park (or any of the immediate family members of any current director) or (ii) the Former Director (or any of the immediate family members of the Former Director) is or was employed as an executive officer of another entity where, at any time since January 1, 2014, any of Park’s executive officers served or presently serves on the compensation committee of such other entity; and

•
whether (i) any current director of Park or (ii) the Former Director has participated or participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time since January 1, 2014.

Based upon that review, consideration and discussion and the unanimous recommendation of the Nominating Committee, the full Board of Directors has determined that at least a majority of the current directors of Park qualify as independent directors. The Board of Directors has determined that each of

Donna M. Alvarado, James R. DeRoberts, F. William Englefield IV, Alicia J. Hupp, Stephen J. Kambeitz, Timothy S. McLain, Robert E. O’Neill, Julia A. Sloat, Rick R. Taylor and Leon Zazworsky qualifies, and that during her period of service as a Park director in the 2016 fiscal year, Maureen H. Buchwald qualified, as an independent director because each such individual has or had no financial or personal ties, either directly or indirectly, with Park or our subsidiaries other than:

•
compensation received and expected to be received in the individual’s capacity as a director of Park and a director of Park National Bank (or a member of the advisory board of one of the divisions of Park National Bank);

•
non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by one or more of Park National Bank and its divisions);

•	ownership of common shares of Park;

•
in the case of Maureen H. Buchwald, James R. DeRoberts, Robert E. O’Neill and Leon Zazworsky, ownership of 10% Subordinated Notes due December 23, 2019 issued by Park to them or to their immediate family members or to trusts related to them or to their immediate family members and held by them, their immediate family members or trusts related to them or to their immediate family members until such 10% Subordinated Notes were repaid in full on December 24, 2014;

•
in the case of Maureen H. Buchwald, James R. DeRoberts, Stephen J. Kambeitz, Robert E. O’Neill, Rick R. Taylor and Leon Zazworsky, ownership of 7% Subordinated Notes due April 20, 2022 issued by Park to them, to their immediate family members or to entities related to them or to their immediate family members and held by them or their immediate family members or entities related to them or to their immediate family members;

•
in the case of James R. DeRoberts, compensation received by the insurance agency (as to which he is a partner) for insurance and risk management consulting services provided to Park and our subsidiaries in an amount not exceeding $200,000 in each of Park’s past three fiscal years, and the fact that such insurance agency continues to provide such insurance and risk management consulting services;

•
in the case of Alicia J. Hupp, the fact that she serves as a member of the Board of Directors of Wittenberg University and the Security National Bank Division (i) has made payments in respect of a $100,000, five-year commitment to Wittenberg University and (ii) has made nominal payments in support of Wittenberg University events from time to time, in each case with Ms. Hupp receiving no direct or indirect benefit in any capacity from the payments made by the Security National Bank Division;

•
in the case of Ms. Hupp, the fact that she serves as a member of the Board of Directors of the Greater Springfield Chamber of Commerce and the Security National Bank Division has made payments totaling less than $20,000 in each of Park’s past three fiscal years in respect of membership in and participation in events sponsored by the Greater Springfield Chamber of Commerce, in each case with Ms. Hupp receiving no direct or indirect benefit in any capacity from the payments made by the Security National Bank Division;

•	in the case of Timothy S. McLain, compensation received by Mr. McLain’s brother (James L. McLain II) in his capacity as a member of the advisory board of the Fairfield National Bank Division;

•
in the case of Timothy S. McLain, the fact that the firm of Mr. McLain and his brother (James L. McLain II) has provided miscellaneous tax services to fiduciary customers of Park National Bank and its divisions in an amount not exceeding $50,000 in each of Park’s past three fiscal years, and continues to do so and that such services are not provided directly or indirectly to or for the benefit of Park, Park National Bank or any division of Park National Bank;

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in the case of each of Timothy S. McLain, Robert E. O’Neill, Julia A. Sloat, Rick A. Taylor and Leon Zazworsky, the fact that he or she serves or served on the Board of Trustees/Directors of, or on a committee of, a non-profit organization to which Park National Bank or the Park National Corporation Foundation made nominal donations not exceeding $25,000 in each of Park’s past three fiscal years, with the applicable Park director receiving no direct or indirect benefit in any capacity from the donations made;

•
in the case of Robert E. O’Neill, compensation received by Mr. O’Neill’s father (John J. O’Neill) in his capacity as a director of Park and Park National Bank prior to his retirement on April 28, 2014;

•
in the case of Mr. O’Neill, the fact that he serves on the Board of Trustees of the Newark Campus Development Fund and the Park National Corporation Foundation made donations in an amount not exceeding $150,000 in each of Park’s past three fiscal years, with Mr. O’Neill receiving no direct or indirect benefit in any capacity from the donations made by the Park National Corporation Foundation; and

•
in the case of Julia A. Sloat, the fact that she serves on the Board of Directors of each of Columbus 2020 and the Ohio Chamber of Commerce and Park National Bank made nominal payments totaling less than $10,000 in each of Park’s past three fiscal years in respect of membership in and participation in events sponsored by these organizations, in each case with Ms. Sloat receiving no direct or indirect benefit in any capacity from the payments made by Park National Bank.

David L. Trautman and C. Daniel DeLawder do not qualify as independent directors because they currently serve as executive officers of Park and Park National Bank.
Risk Management Oversight
The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. Certain committees of Park’s Board of Directors administer various aspects of the Board of Directors’ risk oversight function. The Risk Committee assists the Board of Directors in overseeing Park’s enterprise-wide risks, including credit risk, market risk, liquidity risk (together with the Investment Committee), operational risk, IT/IS risk, legal risk (together with the Audit Committee), strategic risk, compliance risk (together with the Audit Committee) and reputational risk. The Risk Committee’s role and its interaction with the full Board of Directors and other Board committees regarding the Risk Committee’s risk oversight responsibilities are more fully described under the heading “STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS – Committees of the Board – Risk Committee.” The Investment Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s Investment Policy, Borrowing Policy, Asset/Liability Management Policy, Liquidity Management Policy and Liquidity Contingency Funding Plan, focusing on interest rate risk, credit risk, portfolio risk, liquidity risk (together with the Risk Committee) and counterparty credit risk. The Investment Committee’s role and its interaction with the full Board of Directors regarding the Investment Committee’s oversight responsibilities are more fully described under the heading “STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS ‒ Committees of the Board – Investment Committee.” The Compensation Committee evaluates with Park’s Chief Risk Officer all risks posed by Park’s compensation policies and practices and makes all reasonable efforts required to limit any unnecessary risks Park’s compensation programs pose to Park and ensure that the programs do not encourage executive officers and/or other employees to take unnecessary and excessive risks that threaten the value of Park. The Compensation Committee’s role and its interaction with the full Board of Directors and other Board committees regarding compensation risk are more fully described under the heading “EXECUTIVE COMPENSATION – Compensation Committee Report.” The Audit Committee discusses Park’s systems to monitor and manage business risk with management and Park’s Internal Audit Department. The Audit Committee assists the Board of Directors in overseeing audit risk, financial reporting risk, compliance risk (together with the Risk Committee) and legal risk (together with the Risk Committee). The Audit Committee’s role and its interaction with the full Board of Directors regarding the Audit Committee’s risk oversight responsibilities are more fully described under the heading “STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS – Committees of the Board – Audit Committee.”
Nominating Procedures
The Nominating Committee recommended the nominees identified in “ELECTION OF DIRECTORS (Proposal 1)” for election as directors of Park at the Annual Meeting. As detailed in the Nominating Committee’s charter, the Nominating Committee has the responsibility to identify and recommend to the full Board of Directors individuals qualified to become directors of Park.
Director Qualifications
Each director must be a shareholder of Park.
It is the sense of the full Board of Directors that each member should be an active leader in the member’s business or profession and in the member’s community. As a result, Park directors who experience a material change in their principal occupation, position, location or responsibility held when they were elected to the Board of Directors are to promptly, and then on an annual basis by January 1st of each year, if Board service continues, tender a letter of resignation to the Chairman of the Board together with a brief explanation of the change in primary employment. The Chairman of the Board will bring the matter before the next regularly scheduled meeting of the full Board of Directors which may, in its sole discretion, accept or reject the director’s offer to resign. Generally, a director is to no longer continue in service after age 82; however, individuals serving on the Board of Directors as of December 31, 2011 are grandfathered and not subject to this limitation.
By letter dated October 23, 2016, Mr. Kambeitz provided notice to the Chairman of the Board that after the sale of R.C. Olmstead, Inc., Mr. Kambeitz had resigned as its President. Mr. Kambeitz offered to resign from the Park Board of Directors as contemplated by Park’s Corporation Governance Guidelines. After review, on January 23, 2017, the full Board of Directors rejected Mr. Kambeitz’s offer to resign, determining that the change in his principal occupation did not impact his qualifications to continue to serve as a member of the Park Board of Directors or his status as an independent director of Park.

A director is expected to submit his or her resignation if a loan from Park National Bank or one of its divisions to the director or an entity controlled by the director is classified “doubtful” or “loss” under applicable regulatory standards. In addition, a director is expected to submit his or her request for a temporary leave of absence as a director if a loan from Park National Bank or one of its divisions to the director or an entity controlled by the director is classified “substandard” under applicable regulatory standards, with termination of the leave of absence to occur if and when the subject loan has been upgraded to a “pass” status.
Criteria Considered by Nominating Committee
Park believes that Board membership should reflect the diversity of the markets served by the Park organization. The Nominating Committee takes into account many factors when considering candidates for the Board of Directors to ensure that the Board is comprised of directors with a variety of experiences and backgrounds, each of whom has high-level managerial experience and represents the interests of Park’s shareholders as a whole rather than those of special interest groups. The Nominating Committee utilizes its pool of existing directors of Park National Bank (and its divisions) as well as the significant network of business contacts of Park’s existing directors and executive officers as the primary source from which director candidates are identified. When evaluating individual director candidates, the Nominating Committee may consider those factors it deems appropriate, including:

•	whether the candidate has exhibited behavior indicating a commitment to the highest ethical standards;

•
whether the candidate has special skills, expertise and background that would complement the attributes of the incumbent Park directors, taking into consideration the diverse communities and geographies in which Park and our subsidiaries operate;

•
whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that members of the Park Board of Directors are called upon to make;

•	whether the candidate possesses a willingness to challenge management while working constructively as a part of a team in an environment of collegiality and trust; and

•
whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Directors are to advise the Chairman of the Board and the Chair of the Nominating Committee in advance of accepting an invitation to serve on another public company board.

The Nominating Committee from time to time will identify other selection criteria for Board membership taking into account the current Board composition and striving to ensure that appropriate knowledge, skills and experience are represented.
Depending on the current needs of Park’s Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee. Diversity is considered by the Nominating Committee when evaluating potential nominees because the Board of Directors believes that Board membership should reflect not only the diversity of the markets served by Park and our subsidiaries, but also diversity in the Board’s overall experience in business, government, education, technology and other areas relevant to the operations of Park and our subsidiaries and diversity in the Board’s composition in terms of age, skills and other factors relevant to the business of Park and our subsidiaries.

In considering candidates for the Board of Directors, the Nominating Committee evaluates the entirety of each candidate’s credentials. Other than the requirement that a candidate be a Park shareholder, there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.
The Nominating Committee will consider candidates for the Board of Directors from any reasonable source, including shareholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No consultants or search firms were used by the Nominating Committee during the 2016 fiscal year or during the 2017 fiscal year through the date of this proxy statement.
Nominating Guidelines for Shareholders
Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to Brady T. Burt, Park’s Chief Financial Officer, Secretary and Treasurer, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The recommendation must give the candidate’s name, age, business address or residence address, principal occupation or employment for the past five years, other public company boards on which the candidate serves, whether the candidate would qualify as an “independent director” under the applicable NYSE MKT Rules, the number of Park common shares beneficially owned by the candidate, a statement of the candidate’s qualifications to serve on the Board of Directors, and the written consent of the candidate to serve as a Park director, if elected. The Nominating Committee may require additional information to determine the qualifications of the candidate recommended. The person making the recommendation must also include such person’s name and address as well as the number of Park common shares owned by such person.
Any shareholder who wishes to nominate an individual for election as a director at an annual meeting of the shareholders of Park must comply with the provisions of Park’s Regulations related to shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to Park’s President not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the 2017 Annual Meeting must be received by David L. Trautman, Park’s President and Chief Executive Officer, by April 10, 2017. Each shareholder nomination must contain the following information to the extent known by the nominating shareholder:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of Park common shares that will be voted for each proposed nominee;

•	the name and residence address of the nominating shareholder; and

•	the number of Park common shares beneficially owned by the nominating shareholder.

Nominations which do not comply with the above requirements and Park’s Regulations will be disregarded.
Communications with the Board of Directors
Although Park has not to date developed formal processes by which shareholders may communicate directly with directors, Park believes that the informal process, in which any communication sent to the Board of Directors, in care of the Audit Committee of the Board of Directors (the “Audit Committee”), or to Park’s Chairman of the Board or Park’s President and Chief Executive Officer, is forwarded to all members of the Board of Directors or specified individual directors, if applicable, has served the needs of the Board of Directors and Park’s shareholders. There is no screening process in respect of shareholder communications. All shareholder communications received by the Audit Committee, Park’s Chairman of the Board or Park’s President and Chief Executive Officer for the attention of the Board of Directors or specified individual directors are forwarded to the appropriate members of the Board.
Park’s Board of Directors, or one of the Board committees, may consider the development of more specific procedures related to shareholder communications with the Board. Until other procedures are developed and posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com, any communication to the Board of Directors or to individual directors may be sent to the Board or one or more individual directors, in care of the Audit Committee, or in care of Park’s Chairman of the Board or Park’s President and Chief Executive Officer, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate. All shareholder communications must identify the author as a shareholder of Park and clearly state whether the correspondence is directed to all members of the Board of Directors or to certain specified individual directors. All shareholder communications will be copied and circulated to the appropriate director or directors without any screening. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening.
Transactions with Related Persons
Policies and Procedures with Respect to Related Person Transactions
On an annual basis, each director and each executive officer of Park must complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transaction, arrangement or relationship with Park and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect interest. In addition, officers of Park and our subsidiaries must provide personal financial information annually as well as periodic information regarding the incurrence of indebtedness over $10,000. Park’s Retail Loan Department also reviews information quarterly for any outstanding loans with Park National Bank and/or one of its divisions in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. As a part of its review process, Park’s Retail Loan Department compares information on a quarterly basis to track originations of any new loans for a director or an executive officer, or any member of his or her immediate family, and reconciles all then current account information to ensure the data has been gathered and recorded accurately.
The Audit Committee of Park’s Board of Directors is responsible, under the terms of that Committee’s charter, for reviewing and overseeing procedures designed to identify related person transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under applicable NYSE MKT Rules or applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K, or the rules of any other appropriate regulatory agency or body. All such transactions must be approved by the Audit Committee. Further, under the terms of Park’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director or executive officer of Park and determining in advance whether any such action or transaction represents a potential conflict of interest. In addition, under the terms of Park’s Commercial Loan Policy, all loans made to directors of Park or one of our subsidiaries in excess of $500,000 must be approved by the full Board of Directors of Park or of Park National Bank. To the extent any transaction represents an ongoing business relationship with Park or any of our subsidiaries, such transaction must be reviewed annually and be on terms no more favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.
Transactions Involving Subordinated Notes
On April 20, 2012, Park entered into a Subordinated Note Purchase Agreement with 56 “accredited investor” purchasers who purchased an aggregate principal amount of $30,000,000 of Park’s 7% Subordinated Notes due April 20, 2022 (each, a “2012 Note”). The 2012 Notes are intended to qualify as Tier 2 Capital under applicable Federal Reserve Board regulations. Each 2012 Note was purchased at a purchase price of 100% of the principal amount thereof.
The 2012 Notes mature on April 20, 2022 and are not secured by any assets of Park or any other collateral. Interest on the 2012 Notes is payable quarterly, at a fixed rate of 7% per annum. The 2012 Notes may not be prepaid by Park prior to April 20, 2017. Thereafter, Park may prepay all, or from time to time, any part of the 2012 Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under the applicable Federal Reserve Board regulations to obtain prior approval before making any prepayments.
The sale of 2012 Notes was reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions.”
2012 Notes were purchased by Maureen H. Buchwald individually and by a trust for the benefit of her daughter, C. Daniel DeLawder and his spouse, the father of James R. DeRoberts, Stephen J. Kambeitz, Robert E. O’Neill (through a related limited liability company), Rick R. Taylor, Mr. Taylor’s brother Jon S. Taylor (through a limited liability company of which Jon S. Taylor was the sole member) and Leon Zazworsky. The following table sets forth certain information regarding the 2012 Notes issued to current Park directors as well as Maureen H. Buchwald, and their respective family members and trusts and other entities related to these individuals and their respective family members.

Name	Aggregate Principal Amount of 2012 Notes Purchased	Aggregate Principal Amount Outstanding at February 24, 2017	Interest Received during 2016 Fiscal Year
Maureen H. Buchwald	$1,000,000	$1,000,000	$70,000
Trust for the benefit of Karen Buchwald Wright, the daughter of Maureen H. Buchwald	$1,750,000	$1,750,000	$122,500
C. Daniel DeLawder and his spouse	$500,000	$500,000	$35,000
Richard A. DeRoberts, the father of James R. DeRoberts	$250,000	$250,000	$17,500
Stephen J. Kambeitz	$250,000	$250,000	$17,500
Robert E. O’Neill (through a related limited liability company) (1)	$400,000	$400,000	$28,000
Rick R. Taylor	$200,000	$200,000	$14,000
The Taylor Family Foundation (2)	$300,000	$300,000	$21,000
Leon Zazworsky	$1,000,000	$1,000,000	$70,000
_______________________
(1)    O’Neill Investments, LLC, a limited liability company as to which Robert E. O’Neill and his brother Henry E. O’Neill are co-managing members, purchased a 2012 Note in the principal amount of $400,000.
(2)    Hejon Properties Ltd. (also known as HEJON, LLC), a limited liability company of which Jon S. Taylor, the brother of Rick R. Taylor, was the sole member, purchased a 2012 Note in the principal amount of $300,000. Following the dissolution of Hejon Properties Ltd. on July 22, 2013 and the subsequent death of Jon S. Taylor on July 23, 2013, the 2012 Note was transferred to The Taylor Family Foundation, an organization described in Section 501(c)(3) of the Internal Revenue Code and operated for the benefit and support of The Ashland County Community Foundation. Rick R. Taylor is the President of The Taylor Family Foundation and serves as one of the five members of the Board of Directors of the Foundation.
Banking Transactions
During Park’s 2016 fiscal year, certain of the current directors and executive officers of Park, the Former Director as well as members of their respective immediate families and firms, corporations or other entities with which they are affiliated, were customers of and had banking transactions (including loans and loan commitments) with Park National Bank and/or one or more of the divisions of Park National Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. At the close of business on December 31, 2016, the aggregate principal balance of loans to the 12 individuals currently serving as directors of Park and the current executive officers of Park, together with their respective associates, as a group was approximately $29.6 million. As of the date of this proxy statement, each of the loans described in this paragraph was performing in accordance with its original terms. Each of the loans described in this paragraph was subject to our written policies, procedures and standard underwriting criteria applicable to loans generally as well as made in accordance with the requirements of Regulation O promulgated by the Federal Reserve Board governing prior approval of the loan by the Board of Directors of Park National Bank (or the division of Park National Bank) making the loan.
Other Transactions
James R. DeRoberts, a director of Park, is a partner at Gardiner Allen DeRoberts Insurance, an independent insurance agency. During Park’s 2016 fiscal year, Gardiner Allen DeRoberts Insurance provided insurance and risk management consulting services to Park and our subsidiaries and received less than $200,000 for such services. The continuing relationship between Gardiner Allen DeRoberts Insurance and Park and our subsidiaries has been reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions.”
STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders
The Board of Directors held six meetings during the 2016 fiscal year. Each incumbent director of Park attended at least 80% of the aggregate of the total number of meetings held by the full Board of Directors and the total number of meetings held by the Board committees on which he or she served, in each case during the period of his or her service. In accordance with applicable NYSE MKT Rules and Park’s Corporate Governance Guidelines, the independent directors meet in executive session (without the presence of management and non-independent directors) on a regular basis but not less than twice each year. Such meetings have historically been held immediately following each regular meeting of the full Board of Directors.
Park encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the twelve then incumbent directors attended Park’s last annual meeting of shareholders held on April 25, 2016.
Board Leadership
During the 2016 fiscal year, C. Daniel DeLawder served as Park’s Chairman of the Board (as well as a full-time executive employee of Park National Bank) and David L. Trautman served as Park’s Chief Executive Officer and President (sometimes referred to as the “Chief Executive Officer”). On January 23, 2012, the Nominating Committee recommended, and the Board of Directors appointed, Leon Zazworsky as the Lead Director for Park, a position which Mr. Zazworsky continues to hold. Park’s management and Board of Directors believe that the Lead Director position augments Park’s strong history of shareholder-focused leadership. The Board of Directors retains the authority to modify this structure to best address Park’s unique circumstances as and when the Board deems appropriate.

The Board of Directors believes that its current leadership structure is efficient and effective for Park for the following reasons:

•
The Chief Executive Officer’s day-to-day management and operation of Park and execution of Park’s strategy provides the Chief Executive Officer with a comprehensive understanding of Park’s performance and strategic priorities, which is crucial for participating in discussions with the Board of Directors and executing strategy.

•
The Chief Executive Officer, working closely with the Chairman of the Board, supplemented by the Lead Director position, promotes strategy development and execution and facilitates the flow of information between management and the Board of Directors, which are essential to effective corporate governance.

•
Taken together, the Lead Director position, and the Chief Executive Officer and the Chairman of the Board positions foster clear accountability, effective decision-making and alignment on corporate strategy. The Chairman of the Board and the Lead Director confer on the calendar and agendas for the meetings of the Board of Directors and the Lead Director chairs the executive session of each Board meeting, reporting the results of those executive sessions to the Chairman of the Board. The Lead Director also has the authority to call meetings of the independent directors.

•
Leon Zazworsky, in his capacity as the Lead Director, serves as liaison between the Chief Executive Officer, the Chairman of the Board and the independent directors. As discussed in his biographical information, Mr. Zazworsky has decades of experience not only with the Park organization, but also as the owner/operator of several successful private businesses. Park’s management and Board of Directors believe he has executed and will continue to execute his Lead Director duties with the same care and concern he has brought to the Board of Directors of Park National Bank (Park’s lead subsidiary) since 1991 and to the Park Board of Directors since 2003.

The role of the Board of Directors and its committees in the oversight of risk affirms the current Board leadership structure. That is, the current leadership structure supports measured risks, yet monitors and controls them to the benefit of all shareholders.
Committees of the Board
During the 2016 fiscal year, the Board of Directors had six standing committees which held regularly scheduled meetings – the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee, the Nominating Committee and the Risk Committee.
Audit Committee
The Board of Directors has an Audit Committee which was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of Stephen J. Kambeitz (Chair), Donna M. Alvarado, Alicia J. Hupp, Timothy S. McLain and Robert E. O’Neill. Ms. Alvarado, Ms. Hupp and Messrs. Kambeitz, McLain and O’Neill also served as members of the Audit Committee during the entire 2016 fiscal year. In addition, Maureen H. Buchwald served as a member of the Audit Committee during the portion of the 2016 fiscal year prior to her retirement on April 25, 2016. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each current member of the Audit Committee qualifies, and during her period of service Ms. Buchwald qualified, as an independent director under the applicable NYSE MKT Rules and under SEC Rule 10A-3.

Upon the recommendation of the Nominating Committee, the Board of Directors has also determined that each of Mr. Kambeitz and Mr. McLain qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K, by virtue of their respective experience which is described under the caption “ELECTION OF DIRECTORS (Proposal 1) – Continuing Directors.” In addition to the qualification of each of Mr. Kambeitz and Mr. McLain as an “audit committee financial expert,” Park’s Board of Directors strongly believes that each of the current members of the Audit Committee is highly qualified to discharge the member’s duties on behalf of Park and our subsidiaries and satisfies the financial literacy requirement of the NYSE MKT Rules. Park’s Board of Directors also believes that each of the current members of the Audit Committee satisfies the financial sophistication requirement of the NYSE MKT Rules.
The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Audit Committee Charter”). A copy of the Audit Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and recommends changes to the full Board of Directors as necessary.
The Audit Committee is responsible, among other things, for:

•	overseeing the accounting and financial reporting processes of Park and our subsidiaries;

•
overseeing the audits of the consolidated financial statements of Park and reviewing the annual and interim consolidated financial statements of Park with Park’s independent registered public accounting firm and Park’s management;

•
appointing, compensating and overseeing the work and the independence of the independent registered public accounting firm engaged by Park for the purpose of preparing or issuing an audit report or performing related work for Park or any of our subsidiaries;

•	discussing with Park’s independent registered public accounting firm the matters required to be communicated to the Audit Committee under applicable auditing standards;

•	determining hiring policies for employees or former employees of Park’s independent registered public accounting firm;

•
appointing and determining the compensation for the Chief Auditor (the Head of the Internal Audit Department), reviewing and approving the Internal Audit Department budget, determining the compensation for all of the staff auditors, reviewing and approving the Internal Audit Procedures Manual and overseeing the work of the Internal Audit Department;

•	performing an annual independent performance evaluation of Park’s Chief Auditor;

•
instituting procedures for the receipt, retention and treatment of complaints received by Park regarding accounting, internal accounting controls or auditing matters, which procedures are outlined in Park’s Code of Business Conduct and Ethics;

•
reviewing and overseeing procedures designed to identify “related person” transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under any applicable laws, rules and regulations and, when appropriate, approving any such “related person” transactions, including those involving Park and/or any of our subsidiaries in which a director or executive officer of Park, or any member of his or her immediate family, has a direct or indirect interest;

•
preparing the report of the Audit Committee to be integrated into Park’s annual proxy statement as well as reviewing any other information related to the duties and responsibilities of the Audit Committee required to be disclosed under applicable laws, rules and regulations;

•
discussing with Park’s management Park’s processes regarding compliance with applicable laws, rules and regulations and with Park’s Code of Business Conduct and Ethics, with the Audit Committee having the authority to investigate and take any action it deems appropriate with respect to any alleged violation of Park’s Code of Business Conduct and Ethics by any of the officers or directors of Park or our subsidiaries;

•	reviewing all significant regulatory examination findings requiring corrective action or relating to Park’s consolidated financial statements, internal controls or accounting policies;

•	assisting the Board of Directors in the oversight of:

•	the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting;

•	the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the legal and regulatory compliance and ethics programs established by Park’s management and the full Board of Directors, including the Code of Business Conduct and Ethics.
In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to Park or any of our subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors.
The Audit Committee met eight times during the 2016 fiscal year. The Audit Committee’s report relating to the 2016 fiscal year begins at page 81.
Compensation Committee
The Board of Directors has a Compensation Committee which is currently comprised of F. William Englefield IV (Chair), Stephen J. Kambeitz, Timothy S. McLain and Leon Zazworsky. Messrs. Englefield, Kambeitz, McLain and Zazworsky also served as members of the Compensation Committee during the entire 2016 fiscal year. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each member of the Compensation Committee satisfies the independence standards for members of a compensation committee included in Section 805(c)(1) of the NYSE MKT Company Guide. In addition, each Compensation Committee member qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and each of Messrs. Englefield and McLain qualifies as a “non-employee director” for purposes of SEC Exchange Act Rule 16b-3. Messrs. Kambeitz and Zazworsky do not qualify as “non-employee directors” for purposes of SEC Exchange Act Rule 16b‑3 due to their ownership of 7% Subordinated Notes due April 20, 2022 issued by Park to them. Any member of the Compensation Committee who does not qualify as a “non-employee director” or as an “outside director” is required to abstain from voting on all matters as to which such classification would be relevant.
The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter and recommends changes to the full Board of Directors as necessary.
The Compensation Committee’s primary responsibilities include:

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periodically reviewing with Park’s management and approving the general compensation policy for the executive officers of Park and those other employees of Park and our subsidiaries whom the full Board of Directors directs or required by any applicable laws, rules or regulations;

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evaluating the performance of Park’s executive officers in light of goals and objectives approved by the Compensation Committee and determining those executive officers’ compensation based on that evaluation;

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administering Park’s incentive compensation plans, equity-based plans (in particular, the Park National Corporation 2013 Long-Term Incentive Plan or the “2013 LTIP”) and any other plans requiring Compensation Committee administration and approving awards as required to comply with applicable laws, rules and regulations;

•
reviewing the relationship between achievement of incentive compensation goals and any accounting adjustments recommended by Park’s management and meeting with representatives of the Audit Committee, as appropriate, in making any related determinations;

•
overseeing the preparation of the compensation discussion and analysis (and related disclosures) and recommending to the full Board of Directors the inclusion of such compensation discussion and analysis in the annual proxy statement of Park in accordance with applicable NYSE MKT Rules and applicable SEC rules;

•	approving the Compensation Committee Report to be included in the annual proxy statement of Park in accordance with applicable SEC rules;

•	recommending to the full Board of Directors the compensation for directors;

•	reviewing and making recommendations to the full Board of Directors with respect to incentive compensation plans and equity-based plans in accordance with applicable laws, rules and regulations;

•
reviewing and approving any compensation-related matters to be considered by the shareholders at the annual meeting of shareholders and recommending any actions to be taken by the full Board of Directors with respect to those proposals;

•
reviewing the results of any shareholder advisory vote on the compensation of Park’s named executive officers and evaluating the executive compensation policies and practices of Park and our subsidiaries in light of such advisory vote;

•
annually reviewing the risks that arise from the compensation policies and practices of Park and our subsidiaries and determining whether such risks are reasonably likely to have a material adverse effect on Park;

•
reviewing and assessing the independence of the Compensation Committee’s compensation consultants, legal counsel and other advisers, in accordance with applicable NYSE MKT Rules and applicable SEC rules; and

•
reviewing and evaluating any conflict of interest raised by the work performed by any compensation consultant for the Compensation Committee or Park and/or our subsidiaries and recommending any actions to be taken by Park and/or our subsidiaries.

The Compensation Committee reviews Park’s organizational structure and succession plans for Park’s executive officers with the full Board of Directors as needed. The Compensation Committee will also carry out any other responsibilities delegated to the Compensation Committee by the full Board of Directors.
The Compensation Committee has the authority to retain one or more compensation consultants to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultant, including sole authority to approve each consultant’s fees and other retention terms.
During the 2016 fiscal year, Pay Governance LLC (“Pay Governance”) served as an independent compensation advisor to the Compensation Committee and assisted in the development of selected disclosure in the proxy statement for the 2016 Annual Meeting regarding executive compensation and provided advice as requested by the Compensation Committee. In the summer of 2016, the Compensation Committee conducted an independent search as part of its governance process and selected Meridian Compensation Partners, LLC (“Meridian”) to serve as the Compensation Committee’s independent compensation advisor. Meridian conducted a market assessment to guide 2017 compensation decisions. The Compensation Committee has direct access to its compensation advisor and may engage its compensation advisor on an as needed basis for advice with respect to the amount and form of executive and director compensation. During the 2016 fiscal year, Pay Governance and Meridian did not provide, and during the 2017 fiscal year, Meridian has not provided and will not provide, services to Park or our subsidiaries other than those provided to or at the request of the Compensation Committee. Please see the discussion under the heading “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Process Used to Set Compensation for 2016 – Role of Outside Advisors” for a detailed explanation of the consulting services rendered by each of Pay Governance and Meridian.
The Compensation Committee determined that the work performed by Pay Governance and Meridian during the 2016 fiscal year did not raise any actual conflict of interest or compromise the independence of Pay Governance or of Meridian. Additionally, the Compensation Committee determined that each of Pay Governance and Meridian qualified as independent for purposes of SEC Rule 10C‑1(b)(4) and Section 805(c) of the NYSE MKT Company Guide, after considering the six factors listed in SEC Rule 10C‑1(b)(4)(i) through (vi) and restated as Section 805(c)(4) in the NYSE MKT Company Guide.

The Compensation Committee most recently conducted its assessment of the independence of Meridian at the Compensation Committee’s meeting on December 5, 2016. The Compensation Committee has determined that since December 5, 2016, there have been no changes in circumstances through the date of this proxy statement which would require the Compensation Committee to change its determinations that: (a) the work performed and to be performed by Meridian had not raised and did not raise any conflict of interest or compromise the independence of Meridian; and (b) Meridian qualified and continues to qualify as independent for purposes of SEC Rule 10C-1(b)(4) and Section 805(c) of the NYSE MKT Company Guide.
The Compensation Committee met three times during the 2016 fiscal year. The compensation discussion and analysis regarding executive compensation for the 2016 fiscal year begins at page 40 and the Compensation Committee Report for the 2016 fiscal year begins on page 54.
Executive Committee
The Board of Directors has an Executive Committee which is currently comprised of C. Daniel DeLawder (Chair), David L. Trautman (Vice Chair), F. William Englefield IV, Robert E. O’Neill and Leon Zazworsky. Messrs. DeLawder, Trautman, Englefield, O’Neill and Zazworsky also served as members of the Executive Committee during the entire 2016 fiscal year.
The Executive Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Executive Committee Charter”). A copy of the Executive Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. The Executive Committee periodically reviews and reassesses the adequacy of the Executive Committee Charter and recommends changes to the full Board of Directors as necessary.
The Executive Committee acts in place of, and on behalf of, the full Board of Directors in the intervals between meetings of the Board of Directors. The Executive Committee has all of the authority of the full Board of Directors, other than the authority (a) to fill vacancies on the Board of Directors or in any Board committee, (b) to amend Park’s Regulations, (c) that has been delegated by the full Board of Directors exclusively to one or more other Board committees and (d) that applicable law or Park’s governing documents do not permit to be delegated to a Board committee.
The Executive Committee met eight times during the 2016 fiscal year.
Investment Committee
The Board of Directors has an Investment Committee which is currently comprised of David L. Trautman (Chair), C. Daniel DeLawder, James R. DeRoberts, Robert E. O’Neill, Julia A. Sloat and Rick R. Taylor. Ms. Sloat and Messrs. Trautman, DeLawder, DeRoberts, O’Neill and Taylor also served as members of the Investment Committee during the entire 2016 fiscal year. In addition, Maureen H. Buchwald served as a member of the Investment Committee during the portion of the 2016 fiscal year prior to her retirement on April 25, 2016.
The Investment Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Investment Committee Charter”). A copy of the Investment Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Investment Committee reviews and reassesses the adequacy of the Investment Committee Charter and recommends changes to the full Board of Directors as necessary.

The Investment Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s Investment Policy, Borrowing Policy, Asset/Liability Management Policy, Liquidity Management Policy and Liquidity Contingency Funding Plan as well as the Investment Policy of Park Investments, Inc., an asset management subsidiary. The Investment Committee’s primary responsibilities include:

•	monitoring the management of and reviewing the status of the investment securities portfolio of Park and Park National Bank;

•	monitoring compliance with both external regulations and Park’s Investment Policy governing the investments of Park and Park National Bank and categories of investments;

•
reviewing significant risk exposures facing Park and Park National Bank, including various risks within the investment securities portfolio, and the steps management is taking to monitor, report and control such exposures;

•
monitoring and reporting on the liquidity position of Park and the liquidity management activities undertaken by Park to ensure liquidity as well as the management of the overall interest rate risk position of Park and Park National Bank;

•	monitoring and reporting on trends in the economy in general and interest rates;

•	overseeing and approving the management of counterparty credit risk; and

•	overseeing the strategy of Park Investments, Inc.
The Investment Committee met four times during the 2016 fiscal year.
Nominating Committee
The Board of Directors has a Nominating Committee which is currently comprised of Donna M. Alvarado (Chair), F. William Englefield IV, Alicia J. Hupp, Robert E. O’Neill and Leon Zazworsky. Ms. Alvarado, Ms. Hupp and Messrs. Englefield, O’Neill and Zazworsky also served as members of the Nominating Committee during the entire 2016 fiscal year. The Board of Directors has determined that each current member of the Nominating Committee qualifies as an independent director under the applicable NYSE MKT Rules.
The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Nominating Committee Charter”). A copy of the Nominating Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Nominating Committee reviews and reassesses the adequacy of the Nominating Committee Charter and recommends changes to the full Board of Directors as necessary.
The primary purpose of the Nominating Committee is to identify qualified candidates for election, nomination or appointment to the Board of Directors and to recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Park or as vacancies occur between annual meetings of the shareholders. The Nominating Committee implements the procedure for shareholders to submit recommendations for Board candidates to the Nominating Committee for consideration, with the current procedures being outlined in an exhibit to the Nominating Committee Charter. In addition, the Nominating Committee provides oversight on matters surrounding the composition and operation of the Board of Directors, including the evaluation of Board performance and processes, and makes recommendations to the full Board of Directors with respect to determinations as to the independence of directors under applicable standards and in the areas of Board committee selection, including Board committee chairpersons and committee rotation practices. At least once a year, the Nominating Committee is to review the composition and the operations and effectiveness of the full Board of Directors including the size of the Board and the collective Board performance as well as the performance of each Board committee. At least once every two years, the Nominating Committee is to review Park’s Code of Business Conduct and Ethics and recommends changes to the full Board of Directors as necessary. At least annually, the Nominating Committee is to assess and make recommendations to the full Board of Directors concerning appropriate corporate governance policies. The Nominating Committee will also carry out any other responsibilities delegated to the Nominating Committee by the full Board of Directors.
The Nominating Committee met four times during the 2016 fiscal year.
Risk Committee
The Board of Directors has a Risk Committee which is currently comprised of Leon Zazworsky (Chair), Donna M. Alvarado, James R. DeRoberts, Stephen J. Kambeitz, Julia A. Sloat and Rick R. Taylor. Ms. Alvarado, Ms. Sloat and Messrs. Zazworsky, DeRoberts, Kambeitz and Taylor also served as members of the Risk Committee during the entire 2016 fiscal year.
The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Risk Committee Charter”). A copy of the Risk Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Risk Committee reviews and reassesses the adequacy of the Risk Committee Charter and recommends changes to the full Board of Directors as necessary.
The Risk Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s risk management framework. The Risk Committee’s primary duty and responsibility is to ensure that Park has in place an appropriate enterprise-wide process to identify, assess, monitor and control Park’s credit, market, liquidity, operational, IT/IS, legal, compliance, strategic and reputational risks. The Risk Committee also:

•	reviews and approves Park’s risk management framework;

•	receives and reviews reports from Park’s Chief Risk Officer regarding Park’s risk assessment and risk profile;

•	reviews and approves items related to Park’s Loan Review function, in particular with respect to the commercial loan portfolio;

•	reviews and approves Park’s activity relative to new initiatives;

•	provides oversight with respect to Park’s model risk management and third-party risk management activities;

•	reviews Park’s overall compliance risk profile; and

•	performs an annual independent performance evaluation of Park’s Chief Risk Officer.

The Risk Committee will also carry out any other responsibilities delegated to the Risk Committee by the full Board of Directors.
The Risk Committee met ten times during the 2016 fiscal year.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee of Park’s Board of Directors is currently comprised of F. William Englefield IV (Chair), Stephen J. Kambeitz, Timothy S. McLain and Leon Zazworsky. Messrs. Englefield, Kambeitz, McLain and Zazworsky also served as members of the Compensation Committee during the entire 2016 fiscal year. All of the current members of the Compensation Committee are independent directors for purposes of the applicable NYSE MKT Rules and none of them is a present or past employee or officer of Park or any of our subsidiaries. During the 2016 fiscal year, none of Park’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on Park’s Board of Directors or Compensation Committee.
Each of Messrs. Englefield, Kambeitz, McLain and Zazworsky as well as firms, corporations or other entities with which they are affiliated were customers of and had banking transactions (including loans and loan commitments) with Park National Bank, in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. The loans to these persons were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. In addition, the loans to these persons have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.
On April 20, 2012, Stephen J. Kambeitz purchased a 2012 Note in the principal amount of $250,000 and Leon Zazworsky purchased a 2012 Note in the principal amount of $1,000,000. Each 2012 Note was purchased at a purchase price of 100% of the principal amount thereof. The 2012 Notes mature on April 20, 2022. Interest on the 2012 Notes is payable quarterly, at a fixed rate of 7% per annum. During the period from January 1, 2016 through February 24, 2017, Mr. Kambeitz was paid interest in the aggregate amount of $17,500 ($17,500 during the 2016 fiscal year) and Mr. Zazworsky was paid interest in the aggregate amount of $70,000 ($70,000 during the 2016 fiscal year).
EXECUTIVE OFFICERS
The following are the executive officers of Park, all of whom are elected annually and serve at the pleasure of the Board of Directors of Park. This table lists each executive officer’s age as of the date of this proxy statement as well as the positions presently held by each executive officer with Park and our principal subsidiaries and his individual business experience.

Name	Age	Positions Held with Park and Our Principal Subsidiaries and Principal Occupation
David L. Trautman	55
Chief Executive Officer since January 2014, President since January 2005, a member of the Board of Directors since January 2005 and Secretary from July 2002 to December 2013, of Park; Chief Executive Officer since January 2014, President since January 2005 and a member of the Board of Directors since 2002 of Park National Bank. Mr. Trautman also serves as Vice Chair of the Executive Committee and as Chair of the Investment Committee of Park’s Board of Directors. Prior to his current positions, Mr. Trautman served in executive positions with Park National Bank and then the First-Knox National Bank Division for nearly ten years.

C. Daniel DeLawder	67
Chairman of the Board since January 2005, a member of the Board of Directors since April 1994, Chief Executive Officer from January 1999 to December 2013, and President from 1994 to December 2004, of Park; Chairman of the Board since January 2005, a member of the Board of Directors since 1992, Chief Executive Officer from January 1999 to December 2013, President from 1993 to December 2004 and Executive Vice President from 1992 to 1993, of Park National Bank. Mr. DeLawder also serves as the Chair of the Executive Committee and as a member of the Investment Committee of Park’s Board of Directors. Prior to the foregoing, Mr. DeLawder also served in executive positions with the Fairfield National Bank Division for seven years. Mr. DeLawder served as a director of the Federal Reserve Bank of Cleveland from 2007 to 2012, including as Chair of the Operations/Resources Committee from 2009 to 2012. He also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009 (for the last two years, also serving as Chairman of the Board of Trustees). Mr. DeLawder also served on the Ohio University Capital Campaign Steering Committee from 2010 through 2015.

Brady T. Burt	44
Secretary since January 2014, Treasurer since April 2013, Chief Financial Officer since December 19, 2012 and Chief Accounting Officer from April 2007 to December 19, 2012, of Park; Senior Vice President and Chief Financial Officer since December 19, 2012 and Vice President and Chief Accounting Officer from April 2007 to December 19, 2012, of Park National Bank. Mr. Burt has served as a director of the Federal Home Loan Bank of Cincinnati since January 1, 2017.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 2)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable Park’s shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Park’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:
“RESOLVED, that the shareholders of Park National Corporation (“Park”) approve, on an advisory basis, the compensation of Park’s named executive officers as disclosed in

Park’s proxy statement for its 2017 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the “Summary Compensation Table for 2016,” and the related executive compensation tables, notes and narratives.”
The Board of Directors believes that Park’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of Park’s named executive officers with Park’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate Park’s key executives who are directly responsible for Park’s continued success. The Board of Directors believes that Park’s compensation policies and practices do not threaten the value of Park or the investments of Park’s shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Park. The Board of Directors further believes that Park’s culture focuses executives on sound risk management and appropriately rewards executives for performance. The Board of Directors further believes that Park’s compensation policies and procedures are reasonable in comparison both to Park’s peer financial services holding companies and to Park’s performance during the 2016 fiscal year.
Similar “Say on Pay” proposals have been approved by a significant majority of the common shares voted at each of Park’s last eight annual meetings of the shareholders, including those held in 2009, 2010, 2011 and 2012, when the “Say on Pay” proposal was required to be submitted to Park’s shareholders in connection with Park’s participation in the U.S. Treasury’s TARP Capital Purchase Program. Park exited the TARP Capital Purchase Program on April 25, 2012.
Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of Park’s named executive officers in the section of this proxy statement captioned “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis.”
Because your vote is advisory, the outcome of the vote will not: (i) be binding upon Park’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to Park’s named executive officers, or otherwise; (ii) overrule any decision made by Park’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by Park’s Board of Directors or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements. The next advisory vote to approve Park’s executive compensation will occur at the 2018 Annual Meeting of Shareholders.
Recommendation and Vote Required
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
The Compensation Committee determines the compensation of Park’s named executive officers (“NEOs”), consisting of the following individuals for 2016:

•	David L. Trautman, Chief Executive Officer (the “CEO”)/President

•	C. Daniel DeLawder, Chairman of the Board (the “Chairman”)

•	Brady T. Burt, Chief Financial Officer, Secretary and Treasurer (the “CFO”)
Performance Highlights
Park continues to be a high performer and results for 2016 continued that trend despite the challenges of operating in a relatively low growth market like Ohio and the challenges for the financial services industry in general. Despite a historically low interest rate environment that has depressed the net interest margins of many financial institutions, Park achieved the following results:

•	Net income increased by 6.3% (from $81.0 million in 2015 to $86.1 million for 2016).

•	Return on average assets (“ROAA”) increased to 1.16% for 2016 from 1.11% for 2015.

•	Return on average common equity (“ROACE”) increased to 11.68% for 2016 versus 11.40% for 2015.

•	Park sustained a consistent level of dividends paid for the last ten years, while many financial services holding companies curtailed or eliminated dividends.
On a relative basis, Park’s results continued to exceed the median of the profitability measures of ROAA and ROACE for the Midwest Regional Peer Group (identified in the table below) and those financial services holding companies in the United States with assets of $3 billion to $10 billion (the “$3 billion to $10 billion Peer Group”) as illustrated in the following table:

	For the Year Ended December 31, 2016			For the Year Ended December 31, 2015
	Park	Midwest Regional Peer Group Median	$3 Billion to $10 Billion Peer Group Median	Park	Midwest Regional Peer Group Median	$3 Billion to $10 Billion Peer Group Median
ROAA	1.16%	1.02%	1.00%	1.11%	1.02%	0.95%
ROACE	11.68%	8.67%	9.27%	11.40%	8.87%	9.37%
Net Interest Margin	3.52%	3.58%	3.46%	3.39%	3.58%	3.44%
Other Fee Income/Average Total Assets	1.06%	1.15%	0.91%	1.06%	1.21%	0.96%
Other Expenses/Average Total Assets*	2.68%	2.71%	2.68%	2.55%	2.79%	2.66%
Efficiency Ratio*	62.34%	59.24%	62.10%	60.98%	60.56%	63.13%
*Lower is better
By most measures, Park’s performance in 2016 continued to exceed the median results of not only the Midwest Regional Peer Group but also the median results of all other financial services holding companies in the $3 billion to $10 billion Peer Group. As of December 31, 2016, there were 156 financial services holding companies in the $3 billion to $10 billion Peer Group and they are identified in Appendix A to this proxy statement.
The financial services holding companies included in the Midwest Regional Peer Group for purposes of determining compensation for 2016 are identified in the following table:

Midwest Regional Peer Group
1st Source Corporation
Chemical Financial Corporation
Community Bank System, Inc.
Community Trust Bancorp, Inc.
First Busey Corporation
First Commonwealth Financial Corporation
First Financial Bancorp.
First Merchants Corporation
First Midwest Bancorp, Inc.
Flagstar Bancorp, Inc.

Great Southern Bancorp, Inc.
National Penn Bancshares, Inc.
NBT Bancorp Inc.
Old National Bancorp
Republic Bancorp, Inc.
S&T Bancorp, Inc.
Talmer Bancorp, Inc.
TFS Financial Corporation
Tompkins Financial Corporation
United Bankshares, Inc.
WesBanco, Inc.

Overall, Park’s performance in 2016 more than supports the pay levels of our executive officers as compared to similarly-situated executive officers at other financial services holding companies in the Midwest Regional Peer Group and those in the $3 billion to $10 billion Peer Group.

Compensation Program Highlights
Park’s executive compensation program includes a number of features that we believe reflect best practices and promote the interests of shareholders:

•
100% performance-based long-term incentives: Park’s executive officers are granted 100% of their long-term incentive compensation as equity-based compensation in the form of performance-based restricted stock units (“PBRSUs”) which are earned based on the cumulative ROAA for a three-fiscal-year performance period as compared to the cumulative ROAA results for the $3 billion to $10 billion Peer Group, assuming Park’s consolidated net income for each fiscal year within the performance period is equal to or greater than 110% of all cash dividends declared and paid during the applicable fiscal year.

•
Significant vesting periods: PBRSUs earned based upon the financial results for the three‑fiscal‑year performance period, are subject to additional vesting and holding requirements. One‑half of the PBRSUs earned will vest on the date the Compensation Committee certifies the results for the performance period, with the remaining 50% of the earned PBRSUs vesting on the first anniversary of the certification date.

•
Additional holding requirements: Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered.

•
Limited executive benefits: NEOs receive the same fringe benefits as other employees, except that Park and Park National Bank have entered into supplemental executive retirement benefits agreements (“SERP Agreements”) with the NEOs which are intended to provide total retirement benefits (in terms of income replacement) that are comparable to those available to other employees in the Park organization with similar years of service.

•
No employment agreements: Park does not offer employment contracts, specific change-in-control agreements or termination benefits to the NEOs, in contrast to practices which are fairly common among other financial services holding companies of Park’s asset size. The impact of the termination of a NEO’s employment and the impact of a change in control upon the PBRSUs held by the NEO are described in the footnotes to the table in the section captioned “Grants of Plan-Based Awards.”

•
Strong shareholder support: At the 2016 Annual Meeting, Park’s shareholders approved Park’s executive compensation program through the annual “say on pay” vote, with approximately 96.7% of the total votes cast voting “FOR” approval.

Elements of Compensation for 2016
Park’s compensation program for 2016 relied on the following elements:

•
Base salary, which rewards a NEO’s skills, competencies, experience and individual performance. Base salary can vary based on the achievement of individual goals, the NEO’s duties and Park’s overall performance. Park’s performance is particularly relevant because it influences Park’s ability to pay or increase base salaries.

•	Annual incentive compensation for Messrs. Trautman, DeLawder and Burt as well as other employees, which is discretionary in nature. While discretionary, actual incentive compensation awards take into consideration Park’s ROACE relative to other financial services holding companies in the $3 billion to $10 billion Peer Group and in the Midwest Regional Peer Group as well as subjective evaluations by the Compensation Committee and the Executive Committee of the Park Board of Directors. Awards earned for performance for the twelve-month period ended September 30, 2016 approximated 45% of the respective 2016 base salaries for the NEOs, which represented a small increase compared to the level of 40% of each NEO’s 2015 base salary. These incentive compensation awards reflected an increase in net income, ROAA and ROACE for 2016 compared to 2015.

•
Long-term incentives in the form of PBRSUs which are correlated with Park’s cumulative ROAA for a three‑fiscal‑year performance period from January 1, 2016 through December 31, 2018 compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group. PBRSUs reward the NEOs for long-term financial results that are comparable to or better than those of other similarly-sized financial services holding companies, build stock ownership, strengthen alignment with shareholders’ interests and help retain key employees who are critical to Park’s long-term success.

•
On December 7, 2015, the Compensation Committee granted awards of PBRSUs under the 2013 LTIP to the NEOs with an effective date of January 1, 2016. The grant date target fair value of these awards ranged from approximately 30% to 45% of the NEOs’ respective 2016 base salaries. These opportunities are in the bottom quartile of the long-term incentive opportunities offered to similarly-situated executive officers of the financial services holding companies in the Midwest Regional Peer Group.

The discussion that follows summarizes the foregoing factors and examines (a) Park’s compensation philosophy and objectives, (b) the process used to set executive compensation for 2016, (c) the factors influencing compensation in 2016, (d) the elements of compensation awarded and (e) other policies affecting Park’s executive compensation program.
Compensation Philosophy and Objectives
Park’s success depends largely on the contributions of motivated, focused and energized leadership at each of Park’s subsidiaries (and their divisions), all working to achieve Park’s strategic objectives. The Compensation Committee and the senior leadership within the Park organization develop compensation programs for leaders within the Park organization intended to provide a total compensation package that:

•	Attracts, rewards and retains NEOs and other highly-qualified employees.

•	Motivates NEOs as well as other employees to achieve Park’s annual and long-term goals.

•	Rewards individual effort and performance with the primary objectives of improving ROACE as well as ROAA.

•
Considers the pay levels of the NEOs relative to executive officers serving in comparable positions at financial services holding companies in the Midwest Regional Peer Group, taking into account Park’s results as compared to those for financial services holding companies in the Midwest Regional Peer Group and in the $3 billion to $10 billion Peer Group.

•	Encourages ownership of Park common shares by the NEOs and other senior leadership to foster a culture of ownership and increase their alignment with shareholders’ interests.

Process Used to Set Compensation for 2016
The following four groups worked together to establish Park’s compensation program for 2016:

•	Compensation Committee

•	NEOs

•	Other Senior Leadership

•	Outside Advisors
Role of Compensation Committee
The Compensation Committee is responsible for overseeing Park’s current executive compensation program and approving any modifications to this program, subject to any required approval by Park’s shareholders. The Compensation Committee may request information from senior leadership within the Park organization regarding Park’s performance, compensation practices and programs to assist the Compensation Committee in its deliberations. The Compensation Committee retains the right to hire outside advisors as needed to assist the Compensation Committee in reviewing and revising Park’s compensation programs. In addition, outside advisors may provide information regarding competitive compensation levels, practices and policies in light of current trends.
The Compensation Committee annually assesses the performance of Park and the level of achievement of the CEO/President relative to annual performance goals, many of which are subjective in nature. Based on this evaluation, which includes input from the other members of Park’s Board of Directors, the Compensation Committee determines the compensation of the CEO/President for the year. The Compensation Committee also reviews the CEO/President’s compensation recommendations for the Chairman and the CFO, seeks appropriate input from Park’s outside advisors and other members of senior leadership within the Park organization and approves final compensation levels for the Chairman and the CFO.
Role of NEOs and Other Senior Leadership
Members of senior leadership within the Park organization serve in an advisory or support capacity to the Compensation Committee. Typically, the NEOs as well as the Senior Vice President of Human Resources and Marketing of Park National Bank participate in meetings of the Compensation Committee. The Chief Accounting Officer may participate as necessary or at the Compensation Committee’s request. These individuals provide the Compensation Committee with information regarding Park’s performance. They also provide input regarding the NEO compensation recommendations made by outside advisors or the Compensation Committee. These individuals may also present alternatives to these compensation recommendations for the Compensation Committee’s consideration. However, the Compensation Committee is the ultimate decision-making body.
The CEO/President evaluates the annual performance of the Chairman and the CFO, including their respective levels of achievement relative to annual performance goals, many of which are subjective in nature. The goals focus, directly or indirectly, on the performance of Park and on shareholder value. Based on this evaluation, the CEO/President recommends the compensation for each of the Chairman and the CFO for consideration, input and approval by the Compensation Committee. The Compensation Committee authorizes the CEO/President and the Chairman to establish the compensation for all other employees. Members of senior leadership present at Compensation Committee meetings excuse themselves from discussions regarding their individual compensation.
Role of Outside Advisors
The Compensation Committee considers input from outside compensation advisors as the Compensation Committee manages Park’s compensation programs. During 2016, Pay Governance served as an independent compensation advisor to the Compensation Committee and assisted in the development of selected disclosure in the proxy statement for the 2016 Annual Meeting regarding executive compensation and provided advice as requested by the Compensation Committee and NEOs. In the summer of 2016, the Compensation Committee conducted an independent search as part of its governance process and selected Meridian Compensation Partners LLC (“Meridian”) to serve as the Compensation Committee’s independent compensation advisor. Meridian conducted a market assessment to guide 2017 compensation decisions. Both Pay Governance and Meridian report directly to the members of the Compensation Committee, who approve both firms’ work. The Compensation Committee’s outside compensation advisors interacted with senior leadership within the Park organization as needed to complete the work requested by the Compensation Committee. Neither firm provided services to Park or any of Park’s subsidiaries other than those provided to the Compensation Committee, supplementing the Compensation Committee’s governance of the executive compensation program. At its meeting on December 5, 2016, the Compensation Committee conducted an assessment to evaluate whether the work performed and to be performed by Meridian raises any conflicts of interest or compromises the independence of Meridian. Based upon this assessment, the Compensation Committee determined that no conflicts of interest exist and Meridian qualifies as independent for purposes of the applicable NYSE MKT Rules and SEC rules.
Periodically, the Compensation Committee asks its independent compensation advisor to review the financial services holding companies included in the Midwest Regional Peer Group and analyze Park’s compensation and ROACE results (as well as financial achievements) relative to the members of that peer group to establish reasonable and rational compensation levels. The Midwest Regional Peer Group consists of 21 regional financial services holding companies, all with assets between $3.8 billion and $13.0 billion (or approximately one-half to just under two times Park’s asset size). The median assets of the members of the Midwest Regional Peer Group generally reflect Park’s asset size, with Park’s asset size ranking at approximately the 50th percentile of the Midwest Regional Peer Group. The table identifying the financial services holding companies included in this Peer Group for 2016 purposes was included earlier in the section captioned “Executive Summary – Performance Highlights.”
In addition to Meridian, the Compensation Committee relies on legal advice from Park’s outside counsel, Vorys, Sater, Seymour and Pease LLP, whose attorneys participate in meetings of the Compensation Committee as requested. In connection with obtaining such legal advice, the Compensation Committee has taken into consideration those factors outlined in both SEC Rule 10C-1(b)(4)(i) through (vi) and Section 805(c)(4) of the NYSE MKT Company Guide.
Park believes its approach to determining the compensation of its NEOs is both conservative and consistent with the practices for other financial services holding companies of Park’s asset size, reflects customary practices regarding the governance of executive compensation programs and supports the compensation program’s objectives of delivering compensation aligned with shareholders’ interests. Moreover, the approach has been consistently applied for the past several years.

Factors Influencing Compensation in 2016
The following factors influenced Park’s compensation program for 2016:

•	The shareholders’ advisory vote at the 2016 Annual Meeting regarding management’s proposal for approval of the compensation of Park’s NEOs.

•	Park’s continued strong financial performance in 2015 and 2016, as shown in the section captioned “Executive Summary – Performance Highlights.”

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Park’s performance in comparison to the financial services holding companies in each of the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group, as shown in the section captioned “Executive Summary – Performance Highlights.”

•	Pay practices at the Midwest Regional Peer Group.
2016 Shareholders’ Advisory Vote on Executive Compensation
At the 2016 Annual Meeting, Park’s shareholders approved Park’s executive compensation, with approximately 96.7% of the total votes cast in respect of the non-binding advisory vote on executive compensation, voting “FOR” approval. The result was similar to the results from the non‑binding advisory vote by Park’s shareholders on executive compensation held as part of the prior two Annual Meetings of Shareholders (2014 and 2015). As such, Park and the Compensation Committee viewed the results of this advisory vote as a continued indication that shareholders generally support Park’s executive compensation program. While important, the vote was only one of several factors influencing Park’s executive compensation decisions and policies for 2016.
Elements of Compensation for 2016
Approximately 55% of the NEOs’ total direct compensation (the total of base salary, annual incentive compensation received and the estimated grant date fair value of target PBRSU awards) in 2016 was delivered in the form of base salary. Total incentive opportunities (annual incentive compensation and the estimated grant date fair value of the target PBRSU awards) comprised the remaining 45%, with approximately 25% delivered in the form of annual incentive compensation and approximately 20% in the form of the estimated grant date fair value of the target PBRSU award.
Base Salary
Base salary is an annual part of an executive officer’s compensation. Park pays base salary to its NEOs to recognize the skills, competencies, experience and individual performance each such NEO brings to his role. As a result, annual changes in base salary result primarily from changes in the NEO’s responsibilities, an assessment of his annual performance and Park’s financial ability to pay base salaries and provide increases (if any) to the NEO.
In determining base salaries for the NEOs for 2016, the Compensation Committee and the Executive Committee of the Park Board of Directors considered the following factors:

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Base salary levels of similarly-situated executive officers at financial services holding companies of similar asset size and the base salary increases of executive officers of those other financial services holding companies in general and the financial services holding companies in the Midwest Regional Peer Group in particular.

•	The merit increase budget for other senior leadership and employees within the Park organization.

•	The Compensation Committee’s evaluation of the performance of the CEO/President and his evaluation of the performance of the Chairman and the CFO.

•	Park’s ROACE in 2015, which continued to represent one of the highest levels among the financial services holding companies in the Midwest Regional Peer Group.
Based on these factors, the Compensation Committee took the following actions regarding the NEOs’ base salaries for 2016:

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No change to Mr. Trautman’s 2015 base salary of $785,000, reflecting the evaluation by the Compensation Committee and the full Board of Directors of Mr. Trautman’s individual performance and the base salaries for other executive officers with similar duties at companies in the Midwest Regional Peer Group.

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No change to Mr. DeLawder’s 2015 base salary of $575,000, reflecting the CEO/President’s evaluation of Mr. DeLawder’s individual performance and the base salaries for other executive officers with similar duties at companies in the Midwest Regional Peer Group.

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No change to Mr. Burt’s 2015 base salary of $350,000, reflecting Mr. Burt’s individual performance and the base salaries for other executive officers with similar duties at companies in the Midwest Regional Peer Group.

Annual Incentive Compensation
Annual incentive compensation is an element of pay that is “at risk” and subject to achieving relative performance results with respect to ROACE. Historically, Park has paid annual incentive compensation awards to motivate and reward achievement of annual financial objectives and individual goals. As a result, annual incentive compensation awards increase the focus of the NEOs and other key employees on specific short-term corporate financial goals. The Compensation Committee made discretionary incentive compensation awards taking into account Park’s comparative performance in 2016 (which awards were paid in 2017) of $370,000 to Mr. Trautman, $265,000 to Mr. DeLawder and $165,000 to Mr. Burt based on the following factors:

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Park’s ROACE for the twelve months ended September 30, 2016 relative to the levels of ROACE for the financial services holding companies in the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group for the same period. Park’s ROACE of 11.9% for the twelve months ended September 30, 2016 was at the 78th and 90th percentile for the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group, respectively.

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Park’s anticipated overall performance for the 2016 fiscal year as measured by Park’s ROACE and net income for the twelve months ended December 31, 2016. Park’s actual performance reflected $86.1 million in net income and ROACE of 11.68%.

•	Compensation levels of the NEOs relative to those of similarly-situated executive officers at the financial services holding companies in the Midwest Regional Peer Group.

•	The Board of Directors’ evaluation of the performance of the CEO/President and the evaluation by the CEO/President of the performance of the Chairman and the CFO.

Annual incentive compensation based on performance over the twelve months ended September 30, 2016 for Park’s NEOs approximated 45% of each NEO’s 2016 base salary, which is a small increase compared to the level of 40% of each NEO’s 2015 base salary for the annual incentive compensation based on performance over the twelve months ended September 30, 2015. These results were supported by annual results for the years ended December 31, 2016 and 2015 that continued to exceed the median results of the Midwest Regional Peer Group and $3 billion to $10 billion Peer Group in many of the key indicators of performance as shown in the table in the section captioned “Executive Summary – Performance Highlights.”
Long-Term Incentives
In 2013, Park’s shareholders approved the 2013 LTIP which permits the Compensation Committee to award a variety of equity‑based as well as cash-based incentive compensation awards. These awards are expected to be earned over a multi-year period, distinguishing them from Park’s annual incentive compensation, providing balance in Park’s compensation program for NEOs and other key employees, helping retain and align the interests of the NEOs and other key employees with those of Park’s shareholders when awards are to be paid out in the form of Park common shares. The Compensation Committee and management of Park believe similar incentives are common among the financial services holding companies in the Midwest Regional Peer Group as well as those in the $3 billion to $10 billion Peer Group.
As in 2015, the Compensation Committee and Park’s management agreed that equity-based compensation in the form of PBRSUs should be awarded to the NEOs. The grants for 2016 were approved by the Compensation Committee on December 7, 2015 and effective as of January 1, 2016. The Compensation Committee and Park’s management believe that PBRSUs are the best mechanism for aligning executive pay and with shareholder value as they are only earned if Park meets specific long-term financial objectives.
The terms and conditions of the PBRSUs approved by the Compensation Committee for 2016 are described in the footnotes to the table in the section captioned “Grants of Plan-Based Awards.”
The Compensation Committee and Park’s management believe Park’s program is considerably more demanding than such programs at other financial services holding companies of similar size based on several provisions: (i) the requirement that annual net income for each fiscal year within the performance period exceed at least 110% of dividends paid in the applicable fiscal year; (ii) no PBRSUs will be earned for results below the 50th percentile of the $3 billion to $10 billion Peer Group; (iii) the maximum number of PBRSUs will be earned for results at the 80th percentile of the $3 billion to $10 billion Peer Group; and (iv) the five-year post-vesting holding requirement. In the views of the Compensation Committee and the NEOs, all of these factors serve to better align the interests of holders of PBRSUs with those of Park’s shareholders and emphasizes sustained long-term financial performance.
In determining the target number of PBRSUs to be awarded to each NEO, the Compensation Committee considered the common shares available under the 2013 LTIP, the CEO/President’s recommendations for the other NEOs, individual performance of the NEOs, the cash compensation (base salary and annual incentive compensation) earned by the NEOs in 2015 and the long-term incentive opportunities received by similarly-situated executive officers at financial services holding companies in the Midwest Regional Peer Group. The fair value of the target level of PBRSUs equaled roughly 30% to 45% of the NEOs’ 2016 base salaries based on Park’s closing price on January 1, 2016, the effective date of the awards ($90.48).
The following table illustrates the relationship between (i) Park’s cumulative ROAA performance relative to that of the $3 billion to $10 billion Peer Group (ii) and the number of PBRSUs which would be earned for PBRSUs awarded in 2016:

	ROAA <50th Percentile $3B to $10B Peer Group	(Target) ROAA = 50th Percentile $3B to $10B Peer Group	ROAA = 65th Percentile $3B to $10B Peer Group	(Maximum) ROAA ≥ 80th Percentile $3B to $10B Peer Group
David L. Trautman	0 PBRSUs	2,500 PBRSUs	3,125 PBRSUs	3,750 PBRSUs
C. Daniel DeLawder	0 PBRSUs	2,000 PBRSUs	2,500 PBRSUs	3,000 PBRSUs
Brady T. Burt	0 PBRSUs	1,750 PBRSUs	2,187 PBRSUs	2,625 PBRSUs
Total Direct Compensation
The table below provides total direct compensation actually received by each NEO during each of 2016, 2015 and 2014. Because the amounts in the table reflect what was received during each year rather than what was earned with respect to each year, the numbers reported in the table below in respect of “Annual Incentive Compensation” for each year differ from those reported for each year in the “Bonus” column of the “Summary Compensation Table for 2016.” The amounts shown in the table for “Long-Term Equity-Based Awards” reflects the grant date fair value of the PBRSUs at the expected award level as of grant date. See the “Stock Awards” column of the “Summary Compensation Table for 2016.”

	Base Salary		Annual Incentive Compensation	Total Cash	Long-Term Equity-Based Awards	Total Direct Compensation
David L. Trautman	2016	$785,000	$326,500	$1,111,500	$301,600	$1,413,100
	2015	$785,000	$350,000	$1,135,000	$233,600	$1,368,600
	2014	$775,000	$200,000	$975,000	$219,227	$1,194,227
C. Daniel DeLawder	2016	$575,000	$233,500	$808,500	$241,280	$1,049,780
	2015	$575,000	$250,000	$825,000	$233,600	$1,058,600
	2014	$563,250	$275,000	$838,250	$219,227	$1,057,477
Brady T. Burt	2016	$350,000	$145,000	$495,000	$211,120	$706,120
	2015	$350,000	$150,000	$500,000	$116,800	$616,800
	2014	$325,000	$100,000	$425,000	$82,210	$507,210
Other Benefits
Park provides the NEOs with medical, dental, long-term disability and life insurance benefits under the same programs used to provide these benefits to all other employees of Park’s subsidiaries. NEO benefits are not tied to individual or corporate performance, which is the same approach used for other employees. Moreover, changes to the benefits provided to the NEOs reflect changes to the benefits provided to other employees.
The NEOs are also eligible to participate in several retirement programs. These programs recognize contributions made by individuals over their respective careers and benefits normally are paid at retirement. As a result, they can serve as a tool in retaining NEOs and other employees.

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The NEOs participate in the Park Defined Benefit Pension Plan (the “Park Pension Plan”) on the same terms and conditions as other employees. The Park Pension Plan provides all participants, including the NEOs, a benefit based on the same formula of years of service and compensation, subject to limitations imposed by the Internal Revenue Code on the amount of annual compensation used to determine plan benefits and on the amount of plan benefits payable annually. The Park Pension Plan is discussed under the caption “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan.”

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The NEOs and other employees are eligible to participate in the Park KSOP. Under the Park KSOP, eligible employees can defer a portion of their cash compensation (base salary and bonus/annual incentive compensation) and receive matching contributions by Park. Park’s matching contributions in 2016 were 25% of the cash compensation contributed by an employee, up to the annual limits imposed under the Internal Revenue Code and U.S. Treasury regulations, in order to balance the cost of the Park KSOP with a desire to encourage employees to save for retirement. While Park’s contributions are made in the form of Park common shares to help build stock ownership, participants have the ability to diversify their accounts into other investments, including mutual funds and a “bank savings account” held at Park National Bank.

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NEOs receive the same fringe benefits as other employees, except that Park and Park National Bank have entered into supplemental executive retirement benefits agreements (“SERP Agreements”) with the NEOs. Each of Messrs. Trautman and DeLawder is party to a SERP Agreement with Park made as of February 18, 2008. Supplemental SERP Agreements were entered into between Messrs. Trautman and DeLawder and Park National Bank on June 15, 2015, which were intended to increase the aggregate amount of the “Full Benefit” payable under the SERP Agreements to a level which would provide total retirement benefits more reflective of their current income, but no greater than the benefits they would receive under Park’s retirement plans if the regulatory limits on benefits which may be received by highly-compensated individuals had not been in place. In addition, a new SERP Agreement was entered into on June 15, 2015 between Park National Bank and Mr. Burt, who had not previously been party to a SERP Agreement. The SERP Agreements are intended to provide total retirement benefits (in terms of income replacement) for the NEOs that are comparable to those available to other employees in the Park organization with similar years of service but who are not subject to regulatory limits on the benefits which they may receive under the Park Pension Plan and the Park KSOP. As a result, the SERP Agreements will not result in the NEOs receiving benefits in terms of income replacement that are greater than those they would have otherwise received under Park’s retirement plans if the regulatory limits on benefits had not been in place.

Messrs. Trautman and Burt will forfeit the benefits under their respective SERP Agreements if they terminate their employment with Park National Bank prior to age 62. In addition, Mr. DeLawder will forfeit the benefits under his supplemental SERP Agreement if he terminates his employment with Park National Bank prior to age 69; however, his 2008 SERP Agreement is already fully vested. These forfeiture provisions help enhance the retention and recruitment of highly-qualified senior leadership. The SERP Agreements have change in control provisions whereby if a defined change in control were to occur before a NEO terminates his employment with Park National Bank, the NEO will become 100% vested and thus entitled to his Full Benefit under the relevant SERP Agreement upon any subsequent termination of employment, other than for cause, prior to age 65, in the case of Messrs. Trautman and Burt, and age 69, in the case of Mr. DeLawder.
The SERP Agreements provide several important protections to Park. The affected NEO must repay any SERP benefits received and forfeit any right to future SERP benefits if, following the NEO’s termination of employment, Park or Park National Bank determines that

“cause” existed to terminate the NEO prior to receipt of such benefits. A NEO also forfeits any SERP benefits if, within 12 months of the NEO’s separation from service, the NEO violates the non-competition and non-solicitation provisions of his SERP Agreements.
The SERP Agreements are discussed more fully under the captions “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2008 Agreements” and “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2015 Agreements.”

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Park National Bank has also entered into two forms of split-dollar agreements (“Split-Dollar Agreements”) with the NEOs. One form of Split-Dollar Agreement (the “Maximum Benefit Split-Dollar Agreements”) provides for the payment of benefits in an amount which is equal to the lesser of (i) a specified “Death Benefit” (the amount of which will be reduced if the NEO dies after he has terminated employment with Park National Bank) and (ii) 100% of the difference between the total death proceeds payable under the related life insurance policy(ies) and the cash surrender value of such life insurance policy(ies) at the time of the NEO’s death. Park National Bank will receive the balance of the death proceeds not paid to a NEO’s beneficiary(ies). The reduction in the amount payable under each Maximum Benefit Split-Dollar Agreement following the termination of a NEO’s employment reflects the fact that the life insurance policies related to the Maximum Benefit Split-Dollar Agreements also serve to fund the benefits paid under the SERP Agreements and the NEO will have received those SERP Agreement benefits after his termination of employment.

The second form of Split-Dollar Agreement (the “Compensation-Based Split-Dollar Agreements”) provides for the payment of benefits in an amount which is based on the NEO’s annual total compensation (defined as annual base salary and annual cash bonus/incentive compensation paid) with the portion of the death proceeds payable under the related life insurance policy to be paid to the NEO’s beneficiary(ies) equal to approximately two times the NEO’s highest annual total compensation while employed by Park National Bank.
Each NEO has the opportunity to designate one or more beneficiaries to receive his share of the death proceeds payable under the life insurance policies related to his Split-Dollar Agreements. The Split-Dollar Agreements remain in effect following each NEO’s termination of employment as long as he has reached age 62, has not been employed by another financial services firm and was not terminated for cause. Certain of the Split-Dollar Agreements include change in control provisions whereby the NEO’s beneficiary(ies) will receive the maximum amount of benefits payable upon the NEO’s death if the NEO terminates employment with Park National Bank within 12 months after a defined change in control even if he has not yet reached age 62. The Split-Dollar Agreements are discussed under the caption “Potential Payouts upon Termination of Employment or Change in Control – Split-Dollar Agreements.”

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With the elimination of a modest car allowance which had historically been provided to both the CEO/President and the Chairman, Park does not provide its NEOs with any perquisites which are offered by other financial services holding companies of similar size.

•
Park has not historically entered into employment or specific change-in-control agreements with executive officers as part of its compensation program. However, as previously noted, there are change in control provisions in the SERP Agreements, in the Split‑Dollar

Agreements entered into in 2015 and in the award agreements evidencing PBRSUs granted under the 2013 LTIP.
Other Compensation Policies
Accounting: Park is subject to the general prohibition under Section 162(m) of the Internal Revenue Code on taking a federal income tax deduction for consideration paid in excess of $1,000,000 in any taxable year to Park’s executive officers (other than the CFO). Section 162(m) exempts qualified performance-based compensation, among other things, from this deductibility limitation. The Compensation Committee intends to tailor long-term equity-based awards granted under the 2013 LTIP (including the PBRSUs granted in 2016) so such awards will qualify as qualified performance-based compensation under Section 162(m). Park does not have a policy that requires all compensation paid to its NEOs in a fiscal year, including 2016, to be tax deductible. While the Compensation Committee carefully considers the net cost and value to Park of maintaining the deductibility of all compensation, it also desires the flexibility to reward NEOs and other members of senior leadership within the Park organization in a manner that enhances Park’s ability to attract and retain individuals as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Park’s compensation program. Moreover, the Compensation Committee believes the incremental cost of any lost deduction will be relatively modest.
Clawbacks: As discussed above, Park can recover SERP payments received by an NEO if Park determines that the NEO could have been terminated for cause prior to the receipt of benefits.
Hedging: Park’s Insider Trading Policy prohibits NEOs and other employees from hedging the economic risk associated with their ownership of Park common shares.
Stock Ownership Guidelines: While Park’s compensation program aims to encourage and build stock ownership, Park has not adopted stock ownership guidelines that are common at other companies. Nonetheless, the CEO/President and the Chairman have personal holdings of Park common shares and the non-NEO directors as a group have average personal holdings of Park common shares that are significantly greater than the typical stock ownership practice for individual(s) holding the same position.

Individual Or Group	Value of Common Share Holdings (12/31/2016)	2016 Base Salary or Total Director Compensation	Value of Common Share Holdings / 2016 Base Salary or Total Director Compensation	Typical Practice for Individual(s) Holding Same Position
David L. Trautman	$6,548,394	$785,000	8.3 X	5 x Base Salary
C. Daniel DeLawder	$15,213,931	$575,000	26.5 X	3-4 x Base Salary
Brady T. Burt	$526,025	$350,000	1.5 X	3 x Base Salary
Average for Non-NEO Directors (1)	$1,170,490	$72,805	16.1 X	3 x Annual Retainer
________________________
(1)    Does not include David L. Trautman or C. Daniel DeLawder.

2017 Compensation Decisions
The following table lists the financial services holding companies included in the Midwest Regional Peer Group for purposes of the compensation decisions made for 2017.

Midwest Regional Peer Group
1st Source Corporation
Chemical Financial Corporation
City Holding Company
Community Bank System, Inc.
Community Trust Bancorp, Inc.
First Busey Corporation
First Commonwealth Financial Corporation
First Financial Bancorp.
First Merchants Corporation
First Midwest Bancorp, Inc.
Flagstar Bancorp, Inc.

Lakeland Financial Corporation
MainSource Financial Group, Inc.
NBT Bancorp Inc.
Northwest Bancshares, Inc.
Old National Bancorp
Republic Bancorp, Inc.
S&T Bancorp, Inc.
Tompkins Financial Corporation
United Bankshares, Inc.
WesBanco, Inc.

Four financial services holding companies that were included in the Midwest Regional Peer Group used in determining the compensation to be paid in and for 2016 (Great Southern Bancorp, Inc., National Penn Bancshares, Inc., Talmer Bancorp, Inc., and TFS Financial Corporation) were dropped from the Midwest Regional Peer Group for purposes of the determination of the compensation to be paid in and for 2017 due to their being merged out of existence or changes to the peer group selection criteria resulting from the aforementioned transition in independent compensation advisors. These financial services holding companies were replaced with four Midwest financial services holding companies with assets between $3.8 billion and $9.0 billion (City Holding Company, Lakeland Financial Corporation, MainSource Financial Group, Inc., and Northwest Bancshares, Inc.).
At its meeting on December 5, 2016, the Compensation Committee decided to maintain the 2017 base salaries of the NEOs at 2016 levels. At that same meeting, the Compensation Committee made PBRSU awards under the 2013 LTIP, with such awards to be effective January 1, 2017. These awards will be earned with respect to the three‑fiscal‑year performance period from January 1, 2017 through December 31, 2019. The target number of PBRSUs awarded to Messrs. Trautman, DeLawder and Burt were 2,500, 2,000 and 1,750, respectively. The target PBRSU award for each NEO remained unchanged from the award granted effective January 1, 2016 covering the three-fiscal-year performance period ending December 31, 2018. The target fair value of the PBRSUs on the date of grant approximated 40% of 2017 base salary for Messrs. Trautman and DeLawder and 60% for Mr. Burt. While providing the NEOs with a meaningful capital accumulation opportunity, the Compensation Committee and management of Park continue to believe the PBRSU awards are conservative relative to the long-term incentive opportunities received by similarly-situated executive officers at other financial services holding companies of Park’s asset size. Individual PBRSU amounts for the NEOs were based, in significant part, on the Compensation Committee’s review of the compensation information provided by Meridian, comparing the total direct compensation (including long-term equity‑based awards) for executive officers at financial services holding companies in the Midwest Regional Peer Group to that of each of the NEOs of Park.
The terms of the PBRSUs awarded to the NEOs effective January 1, 2017 governing to the performance criteria to be satisfied in determining the number of PBRSUs earned are substantially the same as those applicable to PBRSUs awarded to the NEOs effective January 1, 2016. However, the terms addressing the effect of the termination of employment of a NEO due to retirement upon the vesting of the PBRSUs were modified so that such termination of employment is treated in the same manner as a termination of employment due to a NEO’s death or disability. In addition, the terms addressing the impact of a change in control upon the vesting of the PBRSUs were modified to provide that in the event of a change in control (as defined in the 2013 LTIP), each NEO will immediately vest in all unvested PBRSUs as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the level of achievement which would have been achieved if the performance period had ended on December 31 of the fiscal year most recently completed prior to the change in control as long as the other performance-based criteria for vesting had been satisfied as of the date of the change in control (i.e., the annual net income for each fiscal year within the deemed performance period must have been at least equal to 110% of dividends paid in the applicable fiscal year).
Conclusion
As it has for the past several years, the compensation program in 2016 for Park’s NEOs reflected Park’s compensation philosophy and remained conservative relative to the practices of other financial services holding companies of Park’s asset size. These relative compensation levels occurred despite 2016 financial results for Park that were well above the median performance of financial services holding companies in both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group. In addition, Park’s executive compensation program intentionally excludes a number of less attractive compensation practices (e.g., excessive perquisites, retention awards, employment contracts and specific change-in-control agreements).
As a result, the Compensation Committee believes Park’s executive compensation program continues to represent shareholders’ interests in a responsible, reasonable and conservative fashion.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Park’s management and, based on such review and discussion, the Compensation Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Although not required to conduct the risk review and evaluation required of participants in the TARP Capital Purchase Program since Park terminated its participation in such Program on April 25, 2012, as a matter of good governance and best practices, the Compensation Committee reviewed a memorandum prepared by Park’s Chief Risk Officer under date of February 14, 2017 in order to review and evaluate Park’s compensation plans. The conclusions reached by the Compensation Committee following the review of that memorandum are summarized below:
Risk Analysis
Park’s Chief Risk Officer performed a risk review and evaluation of Park’s compensation plans. The February 14, 2017 memorandum of Park’s Chief Risk Officer concluded that the compensation plans do not include features which incent unnecessary risk taking.
The specific compensation plans reviewed were: (i) the annual incentive compensation program, which provides for annual incentive compensation based on Park’s ROACE as compared to that of the $3 billion to $10 billion Peer Group; (ii) the 2013 LTIP pursuant to which Park may grant equity‑based awards; (iii) miscellaneous incentive plans, which are informal arrangements that allow Park employees to earn small amounts of incentive compensation; (iv) the SERP Agreements, pursuant to which

Messrs. Trautman, DeLawder and Burt may receive supplemental pension benefits; and (v) the Split-Dollar Agreements, which provide the NEOs with death benefits.
Based on the information provided by Park’s Chief Risk Officer, the Compensation Committee concluded that:

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the annual incentive compensation program does not create incentives for Park’s NEOs or other employees of Park and our subsidiaries to take unnecessary and excessive risks because the amount of the payment to any individual is discretionary and based in significant part on Park’s performance in comparison to other financial services holding companies in the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group – the latter being a factor over which employees have little control;

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the types of awards granted under 2013 LTIP – i.e., PBRSUs with performance-based earning and service-based vesting requirements, together with a five-year post-vesting holding requirement, do not create incentives for recipients of the awards to take unnecessary and excessive risks because the number of PBRSUs earned is based on Park’s comparative performance and the service-based vesting and post-vesting holding requirements align the long-term interests of the recipients of PBRSU awards with those of Park’s shareholders generally;

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the miscellaneous incentive plans do not create incentives for the NEOs or other employees of Park and its subsidiaries to take unnecessary and excessive risks because the amounts payable under these informal arrangements are not a material element of compensation; and

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none of the other plans or arrangements create incentives for the NEOs or other employees of Park and our subsidiaries to take unnecessary and excessive risks because the amounts payable under these plans and arrangements are not contingent on Park’s financial or other performance.

Earnings Analysis
The February 14, 2017 memorandum of Park’s Chief Risk Officer also concluded that Park’s incentive compensation plans do not include features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s).
Based on the information provided by Park’s Chief Risk Officer, the Compensation Committee concluded that:

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the annual incentive compensation program does not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the amount of the payment to any individual is discretionary and based in significant part on Park’s performance in comparison to other financial services holding companies in the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group – the latter being a factor over which employees have little control;

•
the types of awards granted under the 2013 LTIP do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the number of awards earned is based on Park’s comparative performance and the service-based vesting and post-vesting holding requirements align the long-term interests of the recipients of PBRSU awards with those of Park’s shareholders generally; and

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the miscellaneous incentive plans do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the amounts payable under these informal arrangements are not a material element of compensation.

Submitted by the members of the Compensation Committee:

F. William Englefield (Chair)	Timothy S. McLain
Stephen J. Kambeitz	Leon Zazworsky

Summary Compensation Table
The following table summarizes the total compensation for each of the NEOs for each of the 2016 fiscal year, the fiscal year ended December 31, 2015 (the “2015 fiscal year”) and the fiscal year ended December 31, 2014 (the “2014 fiscal year”) in accordance with applicable SEC rules. Dollar amounts have been rounded up to the nearest whole dollar. Park has not entered into any employment agreements with any of its NEOs.
No option awards were made to the NEOs for any of the fiscal years reported. In addition, no awards were made under any non-equity incentive plans (as defined in the applicable SEC rules) to the NEOs for any of the fiscal years reported.

Summary Compensation Table for 2016

Name and Principal Position During 2016 Fiscal Year	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
David L. Trautman Chief Executive Officer and President of Park and Park National Bank	2016	$ 785,000	$ 370,000 (3)	$ 301,600	$ 375,034	$ 13,449 (4)	$ 1,845,083
	2015	$ 785,000	$ 326,500 (3)	$ 233,600	$ 264,172	$ 11,963 (5)	$ 1,621,235
	2014	$ 775,000	$ 350,000 (3)	$ 219,227	$ 270,896	$ 15,290 (6)	$ 1,630,413

Brady T. Burt Chief Financial Officer, Treasurer and Secretary of Park and Senior Vice President and Chief Financial Officer of Park National Bank	2016	$ 350,000	$ 165,000 (3)	$ 211,120	$ 76,580	$ 6,615 (7)	$ 809,315
	2015	$ 350,000	$ 145,000 (3)	$ 116,800	$ 47,861	$ 5,180 (8)	$ 664,841
	2014	$ 325,000	$ 150,000 (3)	$ 82,210	$43,797	$ 4,101 (9)	$605,108

C. Daniel DeLawder Chairman of the Board of Park and Park National Bank	2016	$ 575,000	$ 265,000 (3)	$ 241,280	$ 138,411	$ 22,236 (10)	$ 1,241,927
	2015	$ 575,000	$ 233,500 (3)	$ 233,600	$ 126,983	$ 20,149 (11)	$ 1,189,232
	2014	$ 563,250	$ 250,000 (3)	$ 219,227	$ 267,346	$ 23,655 (12)	$ 1,323,478

________________________
(1)    The amounts reported for the 2016 fiscal year represent the aggregate grant day fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $226,200, $158,340 and $180,960 for Messrs. Trautman, Burt and DeLawder, respectively. The grant date fair values of the PBRSUs at the maximum level would be $339,300, $237,510 and $271,440 for Messrs. Trautman, Burt and DeLawder, respectively. In each case, the amounts reported exclude the impact of estimated forfeitures, as required by the applicable SEC rules.
The amounts reported for the 2015 fiscal year represent the aggregate grant date fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $175,200, $87,600 and $175,200 for Messrs. Trautman, Burt and DeLawder, respectively. The grant date fair value of the PBRSUs at the maximum level would be $262,800, $131,400 and $262,800 for Messrs. Trautman, Burt and DeLawder, respectively. In each case, the amounts reported exclude the impact of estimated forfeitures, as required by the applicable SEC rules.
The amounts reported for the 2014 fiscal year represent the aggregate grant date fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $164,420, $61,658 and $164,420 for Messrs. Trautman, Burt and DeLawder, respectively. The grant date fair value of the PBRSUs at the maximum level would be $246,630, $92,486 and $246,630 for Messrs. Trautman, Burt and DeLawder, respectively. In each case, the amounts reported exclude the impact of estimated forfeitures, as required by the applicable SEC rules.
No PBRSUs will be earned, regardless of Park’s relative ROAA results, if Park’s net income for each fiscal year of the performance period does not equal or exceed 110% of all cash dividends declared and paid during the applicable fiscal year.

Earned PBRSUs will also be subject to additional service-based vesting – 50% of the PBRSUs earned will vest at the end of the three‑fiscal‑year performance period once results are certified by the Compensation Committee, with the other 50% of the earned PBRSUs vesting on the first anniversary of the certification date. Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered.
See the table included in the section captioned “Grants of Plan-Based Awards” for more information concerning the PBRSUs granted during the 2016 fiscal year. Also see “Note 1. Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 17. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in Park’s 2016 Annual Report for the assumptions used and additional information regarding the PBRSU awards made in the 2016 fiscal year, the 2015 fiscal year and the 2014 fiscal year.
(2)    The amounts shown reflect the aggregate change, where such change reflects an increase, in the actuarial present value of the NEO’s accumulated benefits under the Park Pension Plan and, where applicable, the SERP (and each individual’s SERP Agreement as in effect during the applicable fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements. The benefits to be provided under the Park Pension Plan and the SERP (and the related SERP Agreements) are more fully described under the heading “Post-Employment Payments and Benefits.”
(3)    The amounts shown reflect the discretionary annual incentive compensation award earned by each of the NEOs as part of the annual incentive compensation program for each of the 2016 fiscal year, the 2015 fiscal year and the 2014 fiscal year. The discretionary annual incentive compensation awards for the 2016 fiscal year are discussed in more detail under the heading “Compensation Discussion and Analysis – Elements of Compensation for 2016 – Annual Incentive Compensation.”
(4)    The amount shown reflects:

•
$2,652, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2016;

•	$4,500, representing the matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2016 pre-tax elective deferral contributions; and

•
$6,297, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2016.

(5)    The amount shown reflects:

•
$2,145, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2015;

•
$4,039, representing the final matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2015 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary

Compensation Table for 2015” included in Park’s Proxy Statement for the 2016 Annual Meeting, $461 was forfeited in 2016 in conjunction with the partial refund of Mr. Trautman’s 2015 pre-tax elective deferral contributions); and

•
$5,779, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split‑Dollar Agreement which also funded his SERP Agreements in effect during 2015.

(6)    The amount shown reflects:

•
$1,428, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2014;

•
$3,781, representing the final matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2014 pre-tax elective deferral contributions (of the $4,375 matching contribution which had been reported in the “Summary Compensation Table for 2014” included in Park’s Proxy Statement for the 2015 Annual Meeting, $594 was forfeited in 2015 in conjunction with the partial refund of Mr. Trautman’s 2014 pre-tax elective deferral contributions);

•
$1,141, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split‑Dollar Agreement which also funded his SERP Agreement in effect during 2014; and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2014 fiscal year.
(7)    The amount shown reflects:

•
$491, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2016;

•	$4,500, representing the matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2016 pre-tax elective deferral contributions; and

•
$1,624, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2016.

(8)    The amount shown reflects:

•
$400, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2015;

•	$4,039, representing the final matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2015 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary Compensation Table for 2015” included in Park’s Proxy Statement for the 2016 Annual Meeting, $461 was forfeited in 2016 in conjunction with the partial refund of Mr. Burt’s 2015 pre-tax elective deferral contributions); and

•
$741, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policies related to his Maximum Benefit Split‑Dollar Agreement which also funded his SERP Agreement in effect during 2015.

(9)    The amount shown reflects:

•
$320, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2014; and

•
$3,781, representing the matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2014 pre‑tax elective deferral contributions (of the $4,375 matching contribution which had been reported in the “Summary Compensation Table for 2014” included in Park’s Proxy Statement for the 2015 Annual Meeting, $594 was forfeited in 2015 in conjunction with the partial refund of Mr. Burt’s 2014 pre-tax elective deferral contributions).

(10)    The amount shown reflects:

•
$6,660, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2016;

•	$4,500, representing the matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2016 pre-tax elective deferral contributions; and

•
$11,076, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2016.

(11)    The amount shown reflects:

•
$5,984, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2015;

•
$4,039, representing the final matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2015 pre-tax elective deferral contributions (of the $4,500 matching contribution which had been reported in the “Summary Compensation Table for 2015” included in Park’s Proxy Statement for the 2016 Annual Meeting, $461 was forfeited in 2016 in conjunction with the partial refund of Mr. DeLawder’s 2015 pre-tax elective deferral contributions); and

•	$10,126, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum

Benefit Split‑Dollar Agreement which also funded his SERP Agreements in effect during 2015.
(12)    The amount shown reflects:

•
$5,487, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policy related to his Compensation‑Based Split‑Dollar Agreement in effect during 2014;

•
$3,781, representing the matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2014 pre-tax elective deferral contributions (of the $4,375 matching contribution which had been reported in the “Summary Compensation Table for 2014” included in Park’s Proxy Statement for the 2015 Annual Meeting, $594 was forfeited in 2015 in conjunction with the partial refund of Mr. DeLawder’s 2014 pre-tax elective deferral contributions).

•
$5,447, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum Benefit Split‑Dollar Agreement which also funded his SERP Agreement in effect during 2014; and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2014 fiscal year.
Grants of Plan-Based Awards
The following table sets forth information regarding PBRSU awards granted to the NEOs during the 2016 fiscal year. No other plan-based awards were granted to the NEOs during the 2016 fiscal year.
Fiscal 2016 Grants of Plan‑Based Awards

Estimated Future Payouts under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
David L. Trautman	1/1/2016	2,500 (2)(3)	2,500 (2)(3)	3,750 (2)(3)
Brady T. Burt	1/1/2016	1,750 (2)(3)	1,750 (2)(3)	2,625 (2)(3)
C. Daniel DeLawder	1/1/2016	2,000 (2)(3)	2,000 (2)(3)	3,000 (2)(3)
________________________
(1)    The awards shown in this table are in the form of PBRSUs, with each PBRSU representing the right to receive one Park common share if earned and settled. Each award of PBRSUs also provides the holder with dividend equivalent rights which will vest and be settled in cash if, when and to the extent the related PBRSUs vest and are settled.
(2)    PBRSUs will be earned based on Park’s cumulative ROAA for the three‑fiscal‑year performance period from January 1, 2016 to December 31, 2018 as compared to the cumulative ROAA results for the $3 billion to $10 billion Peer Group. No PBRSUs will be earned, regardless of Park’s relative ROAA results, if Park’s consolidated net income for each fiscal year of the performance period does not equal or exceed 110% of all cash dividends declared and paid during the applicable fiscal year. In addition, no PBRSUs will be earned if Park’s cumulative ROAA for the performance period is below the 50th percentile (or median) of the $3 billion to $10 billion Peer Group. If Park’s cumulative ROAA for the performance period equals the 50th percentile of the $3 billion to $10 billion Peer Group, holders of PBRSUs will earn the target number (which is also the threshold number) of PBRSUs. If Park’s cumulative ROAA for the performance period equals or exceeds the 80th percentile of the $3 billion to $10 billion Peer Group, holders of PBRSUs will earn PBRSUs equal to 150% of the target number, with the number of PBRSUs earned for results in between the 50th and 80th percentiles determined using interpolation on a straight-line basis.
(3)    Earned PBRSUs will also be subject to additional service-based vesting – 50% of the PBRSUs earned will vest at the end of the three‑fiscal‑year performance period once results are certified by the Compensation Committee, with the other 50% of the earned PBRSUs vesting on the first anniversary of the certification date. Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered. If an NEO dies or terminates employment with Park and our subsidiaries due to disability at any time during the three‑fiscal‑year performance period, a prorated portion of the PBRSUs will vest on the last day of the performance period based on the number of PBRSUs that would have been earned based on the level of performance achieved during the performance period and the quotient of the number of full calendar months elapsed between the grant date and the date of death or termination of employment due to disability, as appropriate, divided by the number of months in the performance period. If an NEO dies or terminates employment with Park and our subsidiaries due to disability after the performance period has ended but before the service-based vesting requirements have been satisfied, the outstanding unvested PBRSUs will immediately vest. If an NEO retires (i.e., has a “normal retirement” or an “early retirement” for purposes of the Park Pension Plan), all outstanding unvested PBRSUs will be forfeited unless the Compensation Committee, in its sole discretion, determines that all or a portion of the PBRSUs should vest. If an NEO’s employment with Park and our subsidiaries terminates for any other reason, including for “cause” (as defined in the 2013 LTIP), all unvested PBRSUs will be immediately forfeited. In the event of a “change in control” (as defined in the 2013 LTIP), each NEO will immediately vest in all unvested PBRSUs as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the 50th percentile of the Peer Group and the other performance-based criteria for vesting as well as the service-based vesting requirement had been satisfied as of the date of the change in control.
Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2016, the only type of equity award held by the NEOs was the PBRSU awards granted to NEOs during the 2016 fiscal year, the 2015 fiscal year and the 2014 fiscal year. The following table sets forth information regarding the outstanding PBRSU awards held by the NEOs at December 31, 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End

Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
David L. Trautman	1/24/2014 1/1/2015 1/1/2016	-- -- --	-- -- --	2,000 (2) 2,000 (3) 2,500 (4)	$ 239,320 $ 239,320 $ 299,150
Brady T. Burt	1/24/2014 1/1/2015 1/1/2016	-- -- --	-- -- --	750 (2) 1,000 (3) 1,750 (4)	$ 89,745 $ 119,660 $ 209,405
C. Daniel DeLawder	1/24/2014 1/1/2015 1/1/2016	-- -- --	-- -- --	2,000 (2) 2,000 (3) 2,000 (4)	$ 239,320 $ 239,320 $ 239,320
________________________
(1)    Market value represents the product of the closing price of the Park common shares as of December 30, 2016 (the last trading day of the 2016 fiscal year), which was $119.66, multiplied by the number of PBRSUs shown in the table.
(2)    The number shown represents the target numbers of PBRSUs which would be earned based on: (a) Park’s cumulative ROAA for the three‑fiscal‑year performance period from January 1, 2014 to December 31, 2016 equaling the 50th percentile of the $3 billion to $10 billion Peer Group; and (b) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (1) to the “Summary Compensation Table for 2016” for more information about the grant date fair value of the target number of PBRSUs (which is also the threshold number) and the grant date fair value of the maximum number of PBRSUs, in each case that could be earned.
(3)    The number shown represents the target numbers of PBRSUs which would be earned based on: (a) Park’s cumulative ROAA for the three‑fiscal‑year performance period from January 1, 2015 to December 31, 2017 equaling the 50th percentile of the $3 billion to $10 billion Peer Group; and (b) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (1) to the “Summary Compensation Table for 2016” for more information on (a) grant date fair value of the target number of PBRSUs (which is also the threshold number) and (b) the grant date fair value of the maximum number of PBRSUs, in each case that could be earned.

(4)    The number shown represents the target numbers of PBRSUs which would be earned based on: (a) Park’s cumulative ROAA for the three-fiscal-year performance period from January 1, 2016 to December 31, 2018 equaling the 50th percentile of the $3 billion to $10 billion Peer Group; and (b) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (1) to the “Summary Compensation Table for 2016” and the table under the heading “Grants of Plan-Based Awards” for more information on (a) the target number of PBRSUs (which is also the threshold number) and the grant date fair value thereof and (b) the maximum number of PBRSUs and the grant date fair value thereof, in each case that could be earned.
Equity Awards Exercised and Vested
The only type of equity award which has been granted under the 2013 LTIP to the NEOs has been PBRSU awards. No PBRSU awards vested during the 2016 fiscal year.
Awards Granted Under the 2013 LTIP Effective January 1, 2017
On December 5, 2016, the Compensation Committee authorized the grant of PBRSU awards (the “2017 PBRSU Awards”) to each of the NEOs, with the grants to be effective January 1, 2017. The following schedule shows the minimum/target number of PBRSUs that may be earned (the “2017 Target Award”) and the maximum number of PBRSUs that may be earned (the “2017 Maximum Award”) in respect of the 2017 PBRSU Award granted to each of the NEOs effective January 1, 2017:

Name and Position	2017 Target Award	2017 Maximum Award
David L. Trautman President and Chief Executive Officer of each of Park and Park National Bank	2,500 PBRSUs	3,750 PBRSUs
Brady T. Burt Chief Financial Officer, Secretary and Treasurer of Park; Senior Vice President and Chief Financial Officer of Park National Bank	1,750 PBRSUs	2,625 PBRSUs
C. Daniel DeLawder Chairman of the Board of Park; Chairman of the Board and executive employee of Park National Bank	2,000 PBRSUs	3,000 PBRSUs
Post-Employment Payments and Benefits
Pension and Supplemental Benefits
Park Pension Plan
The Park Pension Plan covers employees of our subsidiaries who have attained age 21 and completed one year of service. Under the Park Pension Plan, annual benefits are paid in monthly installments for life with 120 months of payments guaranteed. For purposes of the Park Pension Plan, an employee’s “normal retirement date” is the earlier of the first day of the month coincident with or next following the employee reaching age 70 1/2 or the employee reaching age 65 and completing five years of service.
The amount of annual “normal retirement benefit” to be paid in monthly installments to an eligible employee is the greater of:

•	29% of the average monthly compensation of the employee reduced for expected years of service at normal retirement less than 25; or

•
29% of the average monthly compensation plus 16% of the average monthly compensation in excess of one-twelfth of covered compensation reduced for expected years of service at normal retirement less than 35.

The average monthly compensation of an employee is calculated by averaging the highest five consecutive calendar years of compensation as reported on the employee’s Forms W-2 during the ten calendar years preceding the date of determination. Base salary and incentive compensation, including elective deferral contributions, are included in calculating an employee’s monthly compensation for purposes of the Park Pension Plan.
In addition, the employees of certain of the divisions of Park National Bank (which had previously been separate banks prior to their merger into Park National Bank) participated in pension plans maintained for their benefit prior to the bank’s being acquired by Park and the merger of the bank’s pension plan into the Park Pension Plan. Benefits under the Park Pension Plan cannot be less than the sum of the benefit provided under the merged pension plan and the Park Pension Plan based on years of service since the date of merger of the two plans.
Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan. Total compensation in excess of the limit will not be taken into account for benefit calculation purposes. The average of the maximum annual total compensation which may be used in determining plan benefits under qualified defined benefit plans for the past five years is $259,000. The 2016 monthly rate of total compensation used to determine benefits was limited to $22,083 per month, which is the equivalent of an annual total compensation of $265,000.
If an employee elects to retire after completing ten years of service and reaching 55 years of age, the employee may receive a monthly benefit for life with 120 months of payments guaranteed beginning at his or her normal retirement date equal to the “accrued benefit” at the early retirement date. Payments to the employee may begin immediately, with the benefit being reduced one fifteenth (1/15th) for the first five years and one thirtieth (1/30th) for the next five years. For purposes of the Park Pension Plan, the “accrued benefit” at any time prior to an employee’s normal retirement date is the normal retirement benefit as described above multiplied by a fraction, the numerator of which is the employee’s total years of service as of the date of determination and the denominator of which is the employee’s expected years of service at normal retirement.
An employee may continue employment with Park and/or one of our subsidiaries after his or her normal retirement date. In such an event, the employee will receive the benefit he or she would have received on his or her normal retirement date actuarially increased to reflect delayed payment. Notwithstanding the foregoing, the benefit received by such an employee will not be less than the benefit accrued at delayed retirement reflecting service and compensation to such date.

Upon the termination of employment after five or more years, an employee has a vested interest in his or her accrued benefit which will be payable on the normal retirement date. An employee will generally have no vested interest if he or she terminates employment after less than five years of service with Park and/or one of our subsidiaries; however, the Park Pension Plan was amended in conjunction with the sale of substantially all of the performing loans, operating assets and liabilities associated with Vision Bank to Centennial Bank on February 16, 2012, in order to fully vest all of the Vision Bank employees upon termination of employment, regardless of their years of service with Vision Bank. An employee who terminates employment with ten or more years of service with Park and/or one of our subsidiaries may elect to receive his or her vested interest as early as age 55.
If an employee becomes totally and permanently disabled prior to his or her normal retirement date and retires after being determined to be disabled under the provisions of the Social Security Act and the related regulations for at least six months, he or she will receive a disability retirement benefit equal to his or her “accrued benefit” at disability reduced actuarially for payment preceding normal retirement.
In the event of a married employee’s death after the completion of five years of service, but prior to meeting the eligibility requirements for early retirement, the participant will be assumed to have terminated employment the day before his or her death, survived to his or her early retirement date, elected a joint and 100% survivor benefit, and passed away the following day. If an unmarried employee dies prior to the early retirement age, the survivor annuity will be the 10-year certain and life annuity payable to such employee if such employee had terminated employment one day prior to his or her death.
In the event of a married employee’s death after meeting the requirements for early retirement, his or her surviving spouse will receive the joint and 100% survivor benefit calculated on the day before his or her death. If an unmarried employee or unmarried “inactive” employee dies on or after the early retirement age, the survivor annuity will be computed as if he or she started receiving a 10‑year certain and life annuity on the day before his or her death.
For a vested terminated employee, death benefits are calculated the same as for active employees, but based on the employee’s accrued benefit at his or her termination date.
An eligible employee of Park and/or one of our subsidiaries may opt to receive his or her benefits pursuant to the following methods of settlement that are actuarially equivalent to the normal form of annuity:

•	a benefit to be paid during the employee’s lifetime with one-half of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit to be paid during the employee’s lifetime with three-fourths of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•
a benefit to be paid during the employee’s lifetime with a percentage of the benefit or the same benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit payable in equal installments during the employee’s lifetime;

•	a benefit to be paid for 120 months certain and thereafter for life; or

•	an unlimited lump-sum settlement for retirees and a lump-sum settlement under $15,000 (as of February 1, 2017) for vested employees who have not yet retained retirement age.
It is not possible for an employee’s years of service under the Park Pension Plan to exceed the employee’s actual years of service with Park and/or our subsidiaries.
Supplemental Executive Retirement Benefits – 2008 Agreements
David L. Trautman and Park are parties to a Supplemental Executive Retirement Benefits Agreement, made as of February 18, 2008 (the “2008 SERP Agreement”). Mr. Trautman’s 2008 SERP Agreement represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of aggregate retirement benefits for Mr. Trautman. His 2008 SERP Agreement terminates upon Mr. Trautman’s death.
Under his 2008 SERP Agreement, Mr. Trautman will be entitled to receive an annual supplemental retirement benefit of $125,000 (his “2008 Full Benefit”) commencing on the first business day of the March following the later of (a) the date on which Mr. Trautman separates from service with Park and its affiliates (within the meaning of Section 409A of the Internal Revenue Code and the Treasury regulations promulgated thereunder (collectively, “Section 409A”) and (b) Mr. Trautman’s attainment of age 62 (his “2008 SERP Payment Commencement Date”), and continuing on the first business day on or immediately after each anniversary of his 2008 SERP Payment Commencement Date until the death of Mr. Trautman. If Mr. Trautman is a “specified employee” (within the meaning of Section 409A), no payment to be made following his separation of service with Park and its affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six‑month period.
If Mr. Trautman separates from service with Park and its affiliates for any reason prior to his 2008 SERP Payment Commencement Date, generally he will forfeit any right to payment under his 2008 SERP Agreement. However, in the event that Mr. Trautman becomes “substantially disabled” (as defined in his 2008 SERP Agreement) while employed by Park and its affiliates prior to his 2008 SERP Payment Commencement Date, he will be entitled to receive a reduced Limited Benefit, the amount of which varies depending on the year in which Mr. Trautman becomes substantially disabled. In the event a “change in control” (as defined in his 2008 SERP Agreement) occurs before Mr. Trautman experiences a separation from service with Park and its affiliates, Mr. Trautman will become fully vested in his 2008 Full Benefit as though he remained continuously employed with Park and its affiliates until his 2008 SERP Payment Commencement Date, and payments of his 2008 Full Benefit will begin on his 2008 Payment Commencement Date as described above. If Mr. Trautman experiences a separation from service with Park and its affiliates for “cause” (as defined in his 2008 SERP Agreement) or if Park determines, following his 2008 SERP Payment Commencement Date or Mr. Trautman’s becoming substantially disabled, that cause existed to terminate Mr. Trautman, his 2008 SERP Agreement will immediately terminate, Mr. Trautman will forfeit any right to receive future payments and Mr. Trautman must return all payments previously made under his 2008 SERP Agreement within 30 days. In addition, Mr. Trautman will forfeit the right to receive future payments under his 2008 SERP Agreement if he violates the non-competition or non-solicitation covenants in his 2008 SERP Agreement during the 12 months following his separation from service with Park and its affiliates.
C. Daniel DeLawder and Park are parties to an Amended and Restated Supplemental Executive Retirement Benefits Agreement, made as of February 18, 2008 (the “2008 SERP Agreement”). Mr. DeLawder’s 2008 SERP Agreement also represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of the aggregate retirement benefits for Mr. DeLawder. His 2008 SERP Agreement terminates upon Mr. DeLawder’s death.
Mr. DeLawder became vested with respect to Full Benefit of $127,900 under his 2008 SERP Agreement (his “2008 SERP Full Benefit”) at age 62. Payments under Mr. DeLawder’s 2008 SERP Agreement will begin on the first business day of the March following the date Mr. DeLawder separates from service with Park and its affiliates (his “2008 SERP Payment Commencement Date”) and continue on the first business day on or immediately after each anniversary of his 2008 SERP Payment Commencement Date until the death of Mr. DeLawder. If Mr. DeLawder is a “specified employee” (within the meaning of Section 409A), no payment to be made following his separation from service with Park and its affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.
If Mr. DeLawder experiences a separation from service with Park and its affiliates for “cause” (as defined in his 2008 SERP Agreement) or if Park determines, following his 2008 SERP Payment Commencement Date, that cause existed to terminate Mr. DeLawder, his 2008 SERP Agreement will immediately terminate, Mr. DeLawder will forfeit any right to receive future payments and Mr. DeLawder must return all payments previously made under his 2008 SERP Agreement within 30 days. In addition, Mr. DeLawder will forfeit the right to receive future payments under his 2008 SERP Agreement if he violates the non-competition or non-solicitation covenants in his 2008 SERP Agreement during the 12 months following his separation from service with Park and its affiliates.
Supplemental Executive Retirement Benefits – 2015 Agreements
On June 15, 2015, Park National Bank entered into Supplemental Executive Retirement Benefits Agreements (the “2015 SERP Agreements”) with each of David L. Trautman, Brady T. Burt and C. Daniel DeLawder.
Each of the 2015 SERP Agreements represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of the aggregate retirement benefits for the affected NEO. Under their respective 2015 SERP Agreements, Mr. Trautman and Mr. Burt will be entitled to receive an annual supplemental retirement benefit of $253,800 and $201,000, respectively (each of their “2015 SERP Full Benefit”), commencing on the first business day of the March following the later of (a) the date on which Mr. Trautman or Mr. Burt, as appropriate, separates from service with Park National Bank and its affiliates and (b) their attainment of age 65 (each of their “2015 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of the 2015 SERP Payment Commencement Date until the death of the Mr. Trautman or Mr. Burt. Under his 2015 SERP Agreement, Mr. DeLawder will be entitled to receive an annual supplemental retirement benefit of $56,700 (his “2015 SERP Full Benefit”) commencing on the first day of the March following the later of (a) the date on which Mr. DeLawder separates from service with Park National Bank and its affiliates and (b) Mr. DeLawder’s attainment of age 69 (his “2015 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of his 2015 SERP Payment Commencement Date until the death of Mr. DeLawder. In each case, if the NEO is a “specified employee” (within the meaning of Section 409A), no payment to be made following the NEO’s separation from service with Park National Bank and its affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.
Each 2015 SERP Agreement terminates upon the death of the affected NEO.

If either Mr. Trautman or Mr. Burt voluntarily resigns from full-time employment with Park National Bank and its affiliates for any reason before attaining age 62, or Park National Bank or any of its affiliates discharges either Mr. Trautman or Mr. Burt for any reason before he attains age 62, then the affected NEO will not be entitled to any supplemental retirement benefits under his 2015 SERP Agreement which will be immediately terminated.
If (a) either Mr. Trautman or Mr. Burt experiences a separation from service with Park National Bank and its affiliates after age 62 but before age 65 or (b) Mr. DeLawder experiences a separation from service with Park National Bank and its affiliates after June 15, 2015 but before attaining age 69, the respective NEO will receive, instead of his 2015 SERP Full Benefit, a “2015 SERP Early Benefit” in a lesser amount which will be based on the year in which the NEO separates from service. The 2015 SERP Early Benefit will be paid in the same manner as described above with respect to a 2015 SERP Full Benefit.
If a “change in control” (as defined in the 2015 SERP Agreements) occurs before any of the NEOs experiences a separation from service with Park National Bank and its affiliates, the affected NEO(s) will become 100% vested and thus entitled to his/their 2015 SERP Full Benefit upon any subsequent separation from service, other than for cause, prior to: (i) age 65, in the case of each of Mr. Trautman and Mr. Burt and (ii) age 69, in the case of Mr. DeLawder. The 2015 SERP Full Benefit will be paid in the same manner as described above with the respect to the payment of a 2015 SERP Full Benefit without the occurrence of a change in control.
For purposes of Mr. Trautman’s 2008 SERP Agreement and each of the 2015 SERP Agreements, a “change in control” means any of the following has occurred:

•
the consummation (execution in the case of the Trautman 2008 SERP Agreement) of an agreement for the sale of all, or a material portion, of the assets of Park National Bank (Park in the case of the Trautman 2008 SERP Agreement);

•
the consummation of a merger or recapitalization of Park National Bank (Park in the case of the Trautman 2008 SERP Agreement), or any merger or recapitalization, whereby Park National Bank (Park in the case of the Trautman SERP Agreement) is not the surviving entity; or

•	the acquisition, directly or indirectly, of the beneficial ownership of 25% or more of the outstanding voting securities of Park National Bank or Park by any person or group.
If Mr. Trautman, Mr. Burt or Mr. DeLawder experiences a separation from service with Park National Bank and its affiliates as a result of or in connection with an action or circumstance which constitutes “cause” (as defined in applicable 2015 SERP Agreement) or if the Board of Directors of Park National Bank determines, following the affected NEO’s Payment Commencement Date, that cause existed to terminate the NEO, his 2015 SERP Agreement will immediately terminate, the NEO will forfeit any right to receive future payments and must return all payments previously made under the 2015 SERP Agreement within 30 days after receipt of a written demand by Park National Bank for such repayment. In addition, an NEO will forfeit the right to receive future payments under his 2015 SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in his 2015 SERP Agreement during a period of 12 months following his separation from service with Park National Bank and its affiliates.
Although neither Park nor Park National Bank is under any obligation to set aside, earmark or otherwise segregate any funds with which to pay its obligations under the SERP Agreement(s) to which it is a party, and the NEOs are and will remain unsecured general creditors of Park and/or Park National Bank, as appropriate, Park and Park National Bank have purchased life insurance policies with respect to each of the NEOs in order to fund their respective obligations under the SERP Agreements. Park and Park National Bank anticipate that the life insurance policies will also provide a life insurance benefit for each NEO if he should die before age 84, in the case of Mr. Trautman and Mr. DeLawder, or age 82, in the case of Mr. Burt. The amount of this life insurance benefit is intended to be equal to the present value of the stream of future benefits which would have been paid under the applicable SERP Agreement(s) to the NEO but had not been paid at the time of his death. These life insurance policies are related to the maximum benefit Split-Dollar Agreements described below in the section captioned “Potential Payments upon Termination of Employment or Change in Control – Split-Dollar Agreements – Split-Dollar Agreements with Specified Maximum Death Benefit.”
Pension Benefits for 2016
The following table shows the actuarial present value of each NEO’s accumulated benefit, including the number of years of service credited to each NEO, under each of the Park Pension Plan and the respective SERP Agreement(s) as in effect during the 2016 fiscal year, determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements and summarized in “Note 18. Benefit Plans” of the Notes to Consolidated Financial Statements included in Park’s 2016 Annual Report.
Pension Benefits for 2016

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David L. Trautman	Park Pension Plan	33	$654,684	$ 0
	2008 SERP Agreement	-- (1)	$752,143	$ 0
	2015 SERP Agreement	-- (1)	$318,882	$ 0
Brady T. Burt	Park Pension Plan	9	$135,981	$ 0
	2015 SERP Agreement	-- (1)	$81,191	$ 0
C. Daniel DeLawder	Park Pension Plan (2)	(2)	(2)	(2)
	2008 SERP Agreement	-- (1)	$1,368,561	$ 0
	2015 SERP Agreement	-- (1)	$265,394	$ 0
________________________
(1)    Due to the structure of the 2008 SERP Agreements and the 2015 SERP Agreements, years of credited service are not applicable.
(2)    Mr. DeLawder was eligible for early retirement under the Park Pension Plan beginning in October of 2004. The present value of his early retirement benefit was $1,386,082 at November 3, 2014, at which time it was paid out in full to Mr. DeLawder.

Potential Payouts upon Termination of Employment or Change in Control
PBRSUs
The impact of the termination of an NEO’s employment and the impact of a change in control upon the PBRSUs held by the NEO are described in the footnotes to the table in the section captioned “Grants of Plan-Based Awards.”
Supplemental Executive Retirement Benefits
The provisions of the SERP Agreements addressing the impact of the termination of the employment of the individual covered thereby and the impact of a change in control are described under the headings “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2008 Agreements” and “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2015 Agreements.”
Split-Dollar Agreements
Split-Dollar Agreements with Specified Maximum Death Benefit
On June 15, 2015, Park National Bank entered into Amended and Restated Split-Dollar Agreements (each, a “Maximum Benefit Split-Dollar Agreements”) with each of David L. Trautman and C. Daniel DeLawder. Mr. Trautman’s Maximum Benefit Split-Dollar Agreement superseded his prior Split-Dollar Agreement dated May 19, 2008. Mr. DeLawder’s Maximum Benefit Split-Dollar Agreement superseded his prior Endorsement Method Split Dollar Plan #2 Agreement dated December 27, 1996 and amended as of August 1, 2010. In addition, on June 15, 2015, Park National Bank entered into a Maximum Benefit Split-Dollar Agreement with Brady T. Burt. The life insurance policies covered by the Maximum Benefit Split-Dollar Agreements fund the SERP Agreements to which Messrs. Trautman, DeLawder and Burt are parties.
Under the terms of each Maximum Benefit Split-Dollar Agreement, Park National Bank (and, in the case of Mr. DeLawder, Park National Bank and Park) owns the life insurance policies to which the Maximum Benefit Split-Dollar Agreement relates and controls all rights of ownership with respect to such life insurance policies. Each NEO has the right to designate one or more beneficiaries to whom a portion of the death proceeds payable under the life insurance policies covering him is to be paid in accordance with the Maximum Benefit Split-Dollar Agreement. Upon each NEO’s death, his beneficiary(ies) will be entitled to an amount equal to the lesser of (a) the “Death Benefit” described in the Maximum Benefit Split-Dollar Agreement or (b) 100% of the difference between the total death proceeds payable under the related life insurance policies and the cash surrender value of such life insurance policies at the time of the NEO’s death (such difference being referred to as the “Net at Risk Amount”).
The Death Benefit under Mr. Trautman’s Maximum Benefit Split-Dollar Agreement will be $4,313,000 if: (a) Mr. Trautman dies while a full-time employee of Park National Bank; (b) Mr. Trautman experiences a separation from service with Park National Bank and its affiliates within 12 months after a defined “change in control” even if that separation of service occurs before Mr. Trautman attains age 62; or (c) Mr. Trautman dies after he has retired following the attainment of age 62 and prior to attaining age 66. If Mr. Trautman dies after retiring and attaining age 66, the Death Benefit will be reduced each year and will be $0 if Mr. Trautman dies on or after attaining age 84. In no event will the amount payable to Mr. Trautman’s beneficiary(ies) exceed the Net at Risk Amount in the life insurance policies related to his Maximum Benefit Split-Dollar Agreement as of the date of Mr. Trautman’s death.
The Death Benefit under Mr. Burt’s Maximum Benefit Split-Dollar Agreement will be $2,353,000 if: (a) Mr. Burt dies while a full-time employee of Park National Bank; (b) Mr. Burt experiences a separation from service with Park National Bank and its affiliates within 12 months after a defined “change in control” even if that separation of service occurs before Mr. Burt attains age 62; or (c) Mr. Burt dies after he has retired following the attainment of age 62 and prior to attaining age 66. If Mr. Burt dies after retiring and attaining age 66, the Death Benefit will be reduced each year and will be $0 if Mr. Burt dies on or after attaining age 82. In no event will the amount payable to Mr. Burt’s beneficiary(ies) exceed the Net at Risk Amount in the life insurance policies related to his Maximum Benefit Split-Dollar Agreement as of the date of Mr. Burt’s death.
The Death Benefit under Mr. DeLawder’s Maximum Benefit Split-Dollar Agreement will be $3,516,044 if: (a) Mr. DeLawder dies while a full‑time employee of Park National Bank; or (b) Mr. DeLawder dies after he has terminated employment with Park National Bank and its affiliates but before attaining age 70. If Mr. DeLawder dies after retiring and attaining age 70, the Death Benefit will be reduced each year and will be $0 if Mr. DeLawder dies on or after attaining age 84. In no event will the amount payable to Mr. DeLawder’s beneficiary(ies) exceed the Net at Risk Amount in the life insurance policies related to his Maximum Benefit Split-Dollar Agreement as of the date of Mr. DeLawder’s death.
In each case, payment of the Death Benefit after the NEO’s termination of employment with Park National Bank and its affiliates will be subject to the following conditions:

•
after the NEO’s termination of employment with Park National Bank and its affiliates, the NEO has not been employed by another financial services firm unless the NEO has terminated employment within 12 months after a change in control; and

•	the NEO’s termination of employment from Park National Bank has not been for cause as determined by the Board of Directors of Park National Bank.
Park National Bank (and, in the case of Mr. DeLawder, Park National Bank and Park) will be entitled to any death proceeds payable under the life insurance policies related to the Maximum Benefit Split-Dollar Agreements remaining after payment to each NEO’s beneficiary(ies). Park National Bank and an NEO’s beneficiary(ies) will share in any interest due on the death proceeds of the life insurance policies on a pro rata basis based on the amount of proceeds due each person divided by the total amount of proceeds, excluding any such interest.
Compensation-Based Split-Dollar Agreements
Park National Bank maintains life insurance policies on behalf of David L. Trautman and C. Daniel DeLawder, in their respective capacities as executive officers of Park National Bank, pursuant to Amended and Restated Split‑Dollar Agreements entered into on June 15, 2015 (each, a “Compensation-Based Split-Dollar Agreement”). Mr. Trautman’s Compensation-Based Split-Dollar Agreement supersedes his prior Split-Dollar Agreement made on September 23, 1993; while, Mr. DeLawder’s Compensation-Based Split-Dollar Agreement supersedes his prior Split-Dollar Agreement made on May 26, 1993. Each of Messrs. Trautman and DeLawder has the right to designate the beneficiary(ies) to whom his share of the death proceeds payable under the life insurance policy is to be paid. Such share will be approximately two times his highest annual total compensation (defined as the sum of the annual base salary and the annual cash bonus/incentive compensation paid) during any calendar year of his employment with Park National Bank. The death proceeds paid to each covered individual’s beneficiary(ies) may not, however, exceed 100% of the difference between the total death proceeds payable under the related life insurance policy and the cash accumulation account of such life insurance policy as of the date of the covered individual’s death. Park National Bank will be entitled to the remainder of the death proceeds. Each Compensation-Based Split-Dollar Agreement remains in effect following the covered individual’s retirement as long as the covered individual: (i) is fully vested in the Park Pension Plan; (ii) has reached age 62 (unless permanently disabled as determined under Park’s disability insurance plan); (iii) has not been employed by another financial services firm; and (iv) was not terminated for cause. If Mr. Trautman’s share of the proceeds under the life insurance policy subject to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2016, his share would have been $2,285,848. If Mr. DeLawder’s share of the proceeds under the life insurance policy subject to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2016, his share would have been $1,936,186.
On June 15, 2015, Brady T. Burt also entered into a Compensation-Based Split-Dollar Agreement with Park National Bank. Mr. Burt’s Compensation-Based Split-Dollar Agreement supersedes his prior Split-Dollar Agreement effective as of January 1, 2010. Mr. Burt has the right to designate the beneficiary(ies) to whom his share of the death proceeds payable under the life insurance policy is to be paid. Such share will be approximately two times his highest total compensation (defined as the sum of the annual base salary and the annual cash bonus/incentive compensation paid) during the last ten calendar years of his employment with Park National Bank. The death proceeds paid to Mr. Burt’s beneficiary(ies) may not, however, exceed 100% of the difference between the total death proceeds payable under the related life insurance policy and the cash surrender value of such life insurance policy as of the date of Mr. Burt’s death. Park National Bank will be entitled to the balance of the total death proceeds payable. Mr. Burt’s Compensation-Based Split-Dollar Agreement remains in effect following his retirement as long as: (i) except in the case of a defined change in control, he has not been employed by another financial services firm and (ii) he was not terminated for cause. If Mr. Burt’s share of the proceeds under the life insurance policy related to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2016, his share would have been $1,002,282.
Other Potential Payouts
Regardless of the manner in which an NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts would include:

•	the balance of the NEO’s account under the Park KSOP;

•	unused vacation pay; and

•
to the extent not previously paid, amounts accrued and vested under the Park Pension Plan which will be paid in accordance with the terms of the Park Pension Plan, as discussed in more detail in the section captioned “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan.”

If an NEO retires after reaching age 55, the NEO will be entitled to receive a lump-sum payment of the present value of the benefit to which he would have been entitled under the Park Pension Plan (to the extent not previously paid).
In the event of the disability of an NEO, in addition to the benefits identified in the preceding paragraph, the NEO will receive benefits under Park’s disability insurance plan.

The following table summarizes payments which would have been made and the benefits which would have been provided to Messrs. Trautman, Burt and DeLawder if a retirement or other termination event had occurred on December 31, 2016. Actual amounts to be paid out can only be determined at the time of an NEO’s actual separation from service with Park and its affiliates.

	Voluntary Termination on 12/31/16		Early Retirement on 12/31/16		Normal Retirement on 12/31/16		Involuntary Not for Cause Termination on 12/31/16		For Cause Termination on 12/31/16	Disability on 12/31/16		Death on 12/31/16
David L. Trautman
Value of PBRSUs		$—		$—		$—		$—	$—		$483,487	$483,487
Park KSOP		$1,491,269		$1,491,269		$1,491,269		$1,491,269	$1,491,269		$1,491,269	$1,491,269
Park Pension Plan (1)		$654,684		$625,394		$654,684		$654,684	$654,684		$654,684	$654,684
2008 SERP Agreement (2)		$—		$—		(8)		$—	$—		$—	$—
2015 SERP Agreement (2)	$	-- (4)	$	-- (4)	$	-- (4)	$	-- (4)	$—	$	-- (4)	$—
Maximum Benefit Split-Dollar Agreement		$—		$—		$—		$—	$—		$—	$4,313,000
Compensation-Based Split-Dollar Agreement		$—		$—		$—		$—	$—		$—	$2,285,848
Total		$2,145,953		$2,116,663		$2,145,953		$2,145,953	$2,145,953		$2,629,440	$9,228,288
Brady T. Burt
Value of PBRSUs		$—		$—		$—		$—	$—		$234,265	$234,265
Park KSOP		$623,651		(5)		$623,651		$623,651	$623,651		$623,651	$623,651
Park Pension Plan (1)		$135,981		(5)		$135,981		$135,981	$135,981		$135,981	$135,981
2015 SERP Agreement (2)	$	-- (4)	$	-- (4)	$	-- (4)	$	-- (4)	$—	$	-- (4)	$—
Maximum Benefit Split-Dollar Agreement		$—		(5)		$—		$—	$—		$—	$2,353,000
Compensation-Based Split-Dollar Agreement		$—		(5)		$—		$—	$—		$—	$1,002,282
Total		$759,632		(5)		$759,632		$759,632	$759,632		$993,897	$4,349,179
C. Daniel DeLawder
Value of PBRSUs		$—		$—		$—		$—	$—		$462,878	$462,878
Park KSOP		$2,588,340		$2,588,340		$2,588,340		$2,588,340	$2,588,340		$2,588,340	$2,588,340
Park Pension Plan (3)		(3)		(3)		(3)		(3)	(3)		(3)	(3)
2008 SERP Agreement (2)		$1,368,600 (6)		$1,368,600 (6)		$1,368,600 (6)		$1,368,600 (6)	$—		$1,368,600 (6)	$—
2015 SERP Agreement (2)		$458,800 (7)		$458,800 (7)		$458,800 (7)		$458,800 (7)	$—		$458,800 (7)	$—
Maximum Benefit Split-Dollar Agreement		$—		$—		$—		$—	$—		$—	$3,516,044
Compensation-Based Split-Dollar Agreement		$—		$—		$—		$—	$—		$—	$1,936,186
Total		$4,415,740		$4,415,740		$4,415,740		$4,415,740	$2,588,340		$4,878,618	$8,503,448
________________________
(1)    The amount shown reflects the estimated lump-sum present value of the benefits to which the NEO would be entitled under the Park Pension Plan.
(2)    In each case, the amount shown reflects the present value of the accumulated benefit that would be paid to the NEO under his 2008 SERP Agreement or his 2015 SERP Agreement, as appropriate.

(3)    Mr. DeLawder was eligible for early retirement under the Park Pension Plan beginning in October of 2004. The present value of his early retirement benefit was $1,386,082 at November 3, 2014, at which time it was paid out in full to Mr. DeLawder. As a result, this amount is not shown in the table.
(4)    If a change in control were to have occurred before an NEO’s termination of employment, he would be entitled to receive his 2015 SERP Full Benefit, the present value of which was $1,970,600 for Mr. Trautman, $954,500 for Mr. Burt and $532,700 for Mr. DeLawder, in each case as of December 31, 2016.
(5)    Since, as of December 31, 2016, Mr. Burt had not reached age 55, he was not eligible for early retirement. However, if Mr. Burt had retired on December 31, 2016, he would have been eligible to receive the same payments as those identified in the column captioned “Voluntary Termination on 12/31/16.”
(6)    At age 62, Mr. DeLawder became vested with respect to his 2008 SERP Full Benefit of $127,900. The present value of such 2008 SERP Full Benefit was $1,368,600 as of December 31, 2016.
(7)    Since, as of December 31, 2016, Mr. DeLawder had not reached age 69, he would be eligible to receive his 2015 SERP Early Benefit, but not his 2015 SERP Full Benefit. The present value of such 2015 SERP Early Benefit was $458,800 as of December 31, 2016. If a change in control were to have occurred before Mr. DeLawder’s termination of employment, he would be entitled to receive his 2015 SERP Full Benefit, the present value of which was $532,700 as of December 31, 2016.
(8)    Since, as of December 31, 2016, Mr. Trautman had not reached age 62, he was not eligible to receive payments under the 2008 SERP Agreement.
If a change in control had occurred as of December 31, 2016, each NEO’s outstanding PBRSUs would have vested as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the 50th percentile of the Peer Group. The following table shows the number of PBRSUs which would have vested for each NEO and the market value of the PBRSUs which would have vested, based on the $119.66 closing price of the Park common shares as of December 30, 2016 (the last trading day of the 2016 fiscal year).

	Aggregate Number of PBRSUs Which Would Have Vested	Aggregate Market Value of PBRSUs Which Would Have Vested
David L. Trautman	6,500	$777,790
Brady T. Burt	3,500	$418,810
C. Daniel DeLawder	6,000	$717,960
EQUITY COMPENSATION PLAN INFORMATION
As of December 31, 2016, Park had one compensation plan under which common shares of Park are authorized for issuance to directors, officers or employees of Park and our subsidiaries in exchange for consideration in the form of goods or services – the 2013 LTIP. In addition, Park maintains the Park KSOP, which is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. The 2013 LTIP was approved by Park’s shareholders.

The following table shows the number of common shares issuable upon the vesting of outstanding PBRSUs and the number of common shares remaining available for awards under the 2013 LTIP, in each case at December 31, 2016.

Plan category	(a) Number of common shares to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights (2)	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in column (a)
Equity compensation plans approved by shareholders	85,425	‒	473,725
Equity compensation plans not approved by shareholders	‒	‒	‒
Total	85,425	‒	473,725
________________________
(1)    Includes 85,425 common shares underlying PBRSUs granted under the 2013 LTIP, assuming that the maximum number of PBRSUs is earned with respect to outstanding awards. The target number (which is also the threshold number) of PBRSUs that could be earned with respect to outstanding awards is 56,950.
(2)    Weighted-average exercise price does not apply to the outstanding PBRSUs since they require no cash contribution upon the vesting of the PBRSUs and the subsequent issuance of Park common shares.
DIRECTOR COMPENSATION
Park uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. To align the interests of Park’s directors and shareholders, Park’s Regulations require that all directors of Park be shareholders. Park does not have a requirement which addresses the number of common shares that need to be retained by directors.
Annual Retainers and Meeting Fees
Annual Retainers Payable in Common Shares
Each director of Park who is not an employee of Park or of one of our subsidiaries (a “non-employee director”) receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of common shares awarded under the 2013 LTIP. The number of common shares awarded as the annual retainer for the 2016 fiscal year was 200 common shares. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2016 fiscal year. After reviewing information provided by Meridian regarding the compensation received by directors at the financial services holding companies in the Midwest Regional Peer Group, the Board of Directors, upon the recommendation of the Compensation Committee, approved an increase in the number of common shares to be awarded as the annual retainer for the 2017 fiscal year to 300 common shares.
Each non-employee director of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank, and receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of: (a) 150 common shares for members of the board of directors of Park National Bank; and (b) 100 common shares for members of the board of directors of a division of Park National Bank. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2016 fiscal year. The number of common shares to be awarded with respect to the 2017 fiscal year will be the same as those awarded for the 2016 fiscal year.
Cash Compensation
The following table sets forth the cash compensation paid by Park to Park’s non-employee directors for the 2016 fiscal year and for the portion of the 2017 fiscal year prior to April 25, 2017. After reviewing information provided by Meridian regarding the compensation received by directors at the financial services holding companies in the Midwest Regional Peer Group, the Board of Directors, upon the recommendation of the Compensation Committee, approved changes in the cash compensation to be paid by Park to Park’s non-employee directors, with the changes to be effective on April 25, 2017. The cash compensation which will be paid during the 2017 fiscal year from and after April 25, 2017 is shown in the following table.

	2016 Fiscal Year and 2017 Fiscal Year Prior to April 25, 2017	2017 Fiscal Year From and After April 25, 2017
Meeting Fees:
Each meeting of Board of Directors attended (1)	$1,200	$1,200
Each meeting of Executive Committee attended	$900	$900
Each meeting of Audit Committee attended	$900	$900
Each meeting of each other Board Committee attended	$600	$750
Annual Retainers(2):
Annual Retainer for Committee Chairs:
Audit Committee	$7,500	$10,000
Nominating Committee	$5,000	$7,000
Compensation Committee	$5,000	$7,000
Risk Committee	$5,000	$7,000
Annual Retainer for Other Committee Members:
Executive Committee	$5,000	$5,000
Audit Committee	$5,000	$5,000
Risk Committee	$2,500	$3,500
Compensation Committee	$2,500	$3,500
Investment Committee	$2,500	$3,500
Nominating Committee	$2,500	$3,500
Lead Director Additional Annual Retainer	$15,000	$15,000
________________________
(1)    If the date of a meeting of the full Board of Directors is changed from that provided for by resolution of the Board and a Park non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting.
(2)    The annual retainers are paid on the date of the Annual Meeting of Shareholders held during the fiscal year. Only those individuals continuing to serve as non-employee directors immediately following the Annual Meeting of Shareholders receive the annual retainers applicable to the positions they hold.
Each non-employee director of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank and, in some cases, receives a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of Park National Bank or the applicable division of Park National Bank (and committees of the respective boards).
In addition to the annual retainers and meeting fees discussed above, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending board and committee meetings.

David L. Trautman and C. Daniel DeLawder receive no compensation for: (i) serving as a member of the Board of Directors of Park; (ii) serving as a member of the board of directors of Park National Bank; or (iii) serving as a member of any committee of the respective boards.
Split-Dollar Life Insurance Policies
Effective as of December 28, 2007, Donna M. Alvarado, Maureen H. Buchwald, F. William Englefield IV, Robert E. O’Neill, Rick R. Taylor and Leon Zazworsky entered into split-dollar agreements (the “Split‑Dollar Agreements”) which amended and restated the split-dollar agreements to which they had been parties. The Split‑Dollar Agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code.
Under the terms of each Split-Dollar Agreement, Park National Bank owns the life insurance policy to which the Split-Dollar Agreement relates. Each individual party to a Split-Dollar Agreement has the right to designate the beneficiary(ies) to whom a portion of the death proceeds of the policy are to be paid in accordance with the terms of the Split-Dollar Agreement. Upon the death of the individual, his or her beneficiary(ies) will be entitled to an amount equal to the lesser of (i) $100,000 or (ii) 100% of the difference between the total death proceeds under the policy and the cash surrender value of the policy (such difference being referred to as the “Net at Risk Amount”). In no event will the amount payable to an individual’s beneficiary(ies) exceed the Net at Risk Amount in the policy as of the date of the individual’s death. Park National Bank will be entitled to any death proceeds payable under the policy remaining after payment to the individual’s beneficiary(ies).
Change in Control Payments
None of the directors is entitled to payment of any benefits upon a change in control of Park.

Director Compensation for 2016
The following table summarizes the compensation paid by Park to each individual who served as a non-executive officer director of Park at any time during the 2016 fiscal year for service on the Board of Directors of Park and the board of directors of Park National Bank or a division of Park National Bank. Dollar amounts have been rounded up to the nearest whole dollar.
Director Compensation for 2016

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Donna M. Alvarado	$50,000	$33,408	$0	$554	(3)	$83,962
Maureen H. Buchwald (4)	$8,100	$0	$0	$8,876	(3)	$16,976
James R. DeRoberts	$20,800	$33,408	$0	$0		$54,208
F. William Englefield IV	$53,200	$33,408	$0	$284	(3)	$86,892
Alicia J. Hupp	$29,900	$28,635	$0	$0		$58,535
Stephen J. Kambeitz	$38,250	$33,408	$0	$0		$71,658
Timothy S. McLain	$30,300	$28,635	$0	$0		$58,935
Robert E. O’Neill	$59,650	$33,408	$0	$199	(3)	$93,257
Julia A. Sloat	$22,950	$33,408	$0	$0		$56,358
Rick R. Taylor	$21,900	$28,635	$0	$600	(3)	$51,135
Leon Zazworsky	$79,150	$33,408	$0	$554	(3)	$113,112
________________________
(1)    David L. Trautman, who served as Park’s Chief Executive Officer and President throughout the 2016 fiscal year, and C. Daniel DeLawder, who served as Park’s Chairman of the Board and an executive employee of Park National Bank throughout the 2016 fiscal year, are not included in this table as they are executive officers of Park and Park National Bank and thus receive no compensation for their services as directors. The compensation received by Messrs. Trautman and DeLawder as executive officers of Park and Park National Bank is shown in the “Summary Compensation Table for 2016.”
(2)    Represents the closing price of Park’s common shares on NYSE MKT on October 24, 2016 ($95.45) times the number of common shares granted on that date in the form of an annual retainer under the 2013 LTIP. This amount also represents the grant date fair value of the common shares awarded computed in accordance with FASB ASC Topic 718. The following individuals received an aggregate of 350 common shares of Park as an annual retainer: Donna M. Alvarado; James R. DeRoberts; F. William Englefield IV; Stephen J. Kambeitz; Robert E. O’Neill; Julia A. Sloat and Leon Zazworsky. Alicia J. Hupp; Timothy S. McLain; and Rick R. Taylor received an aggregate of 300 common shares as an annual retainer.
(3)    Reflects the amount of premium deemed to have been paid on behalf of the named individual under the split-dollar life insurance policy maintained on his or her behalf.
(4)    Maureen H. Buchwald retired on April 25, 2016.

RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)
Crowe Horwath LLP, together with its predecessor Crowe Chizek and Company LLC, has served as Park’s independent registered public accounting firm since March 15, 2006. Crowe Horwath LLP audited Park’s consolidated financial statements as of and for the fiscal year ended December 31, 2016 and the effectiveness of Park’s internal control over financial reporting as of December 31, 2016. Representatives of Crowe Horwath LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The appointment of Park’s independent registered public accounting firm is made annually by the Audit Committee. Park has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Park’s consolidated financial statements and internal control over financial reporting. Before appointing Crowe Horwath LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for Park and the audit scope.
Recommendation and Vote Required
THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the 2016 fiscal year. The effect of an abstention is the same as a vote “AGAINST.” Even if the appointment of Crowe Horwath LLP is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Crowe Horwath LLP and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Crowe Horwath LLP is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee for the Fiscal Year Ended December 31, 2016
Role of the Audit Committee, Independent Registered Public Accounting Firm and
Management
The Audit Committee consists of five directors, each of whom qualifies as an independent director under the applicable NYSE MKT Rules and SEC Rule 10A‑3. The Audit Committee operates under the Audit Committee Charter adopted by Park’s Board of Directors. The Audit Committee is responsible for assisting the Board of Directors in the oversight of the accounting and financial reporting processes of Park and Park’s subsidiaries. In particular, the Audit Committee assists the Board of Directors in overseeing: (i) the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting; (ii) the legal compliance and ethics programs established by Park’s management and the Board of Directors; (iii) the qualifications and independence of Park’s independent registered public accounting firm; (iv) the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department; and (v) the annual independent audit of Park’s consolidated financial statements. The Audit Committee is responsible for the appointment, compensation and oversight of the work of Park’s independent registered public accounting firm. Crowe Horwath LLP was appointed to serve as Park’s independent registered public accounting firm for the 2016 fiscal year.
During the 2016 fiscal year, the Audit Committee met eight times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with Park’s management and Crowe Horwath LLP prior to public release.
Park’s management has the primary responsibility for the preparation, presentation and integrity of Park’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Park and Park’s subsidiaries and for the accounting and financial reporting processes, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting. Management also has the responsibility for the preparation of an annual report on management’s assessment of the effectiveness of Park’s internal control over financial reporting. Park’s independent registered public accounting firm is responsible for performing an audit of Park’s annual consolidated financial statements and Park’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its report thereon based on such audit and for reviewing Park’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.
In discharging its oversight responsibilities, the Audit Committee regularly met with Park’s management, Crowe Horwath LLP and Park’s internal auditors throughout the year. The Audit Committee often met with each of these groups in executive session. Throughout the relevant period, the Audit Committee had full access to management as well as to Crowe Horwath LLP and Park’s internal auditors. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the work performed by Park’s Internal Audit Department;

•
monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable regulatory requirements, reviewed a report from management and Park’s Internal Audit Department regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed an audit report from Crowe Horwath LLP regarding Park’s internal control over financial reporting;

•
reviewed the audit plan and scope of the audit with Crowe Horwath LLP and discussed with Crowe Horwath LLP the matters required to be discussed in accordance with the standards of the PCAOB, including Auditing Standard No. 1301 (Communications with Audit Committee);

•	reviewed and discussed with management and Crowe Horwath LLP the consolidated financial statements of Park for the 2016 fiscal year;

•
reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and fairly present the consolidated results of operations and financial position of Park and Park’s subsidiaries;

•
received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Audit Committee concerning independence, and discussed with Crowe Horwath LLP that firm’s independence;

•
reviewed all audit and non-audit services performed for Park and Park’s subsidiaries by Crowe Horwath LLP and considered whether the provision of non-audit services was compatible with maintaining that firm’s independence from Park and Park’s subsidiaries; and

•	discussed with management and Park’s Internal Audit Department Park’s systems to monitor and manage business risk, and Park’s legal and ethical compliance programs.
Management’s Representations and Audit Committee Recommendation
Park’s management has represented to the Audit Committee that Park’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2016, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and with Crowe Horwath LLP.
Based on the Audit Committee’s discussions with Park’s management and with Crowe Horwath LLP and the Audit Committee’s review of the report of Crowe Horwath LLP to the Audit Committee, the Audit Committee recommended to the full Board of Directors that Park’s audited consolidated financial statements be included in Park’s 2016 Annual Report and incorporated therefrom into Park’s Annual Report on Form 10-K for the 2016 fiscal year for filing with the SEC.

Submitted by the members of the Audit Committee:

Stephen J. Kambeitz (Chair)	Timothy S. McLain
Donna M. Alvarado	Robert E. O’Neill
Alicia J. Hupp
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by Park in order to ensure that those services do not impair that firm’s independence from Park. The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
Consistent with the SEC rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by Park’s independent registered public accounting firm to Park or any of Park’s subsidiaries. The Audit Committee may delegate pre‑approval authority to a member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and Park’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC rules governing the independence of the independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
Audit Fees
The aggregate audit fees billed by Crowe Horwath LLP for the 2016 fiscal year and the 2015 fiscal year were approximately $590,000 and $574,000, respectively. These amounts include fees for professional services rendered by Crowe Horwath LLP in connection with the audit of Park’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in Park’s Quarterly Reports on Form 10‑Q.
Audit-Related Fees
The aggregate fees for audit-related services rendered by Crowe Horwath LLP for the 2016 fiscal year were approximately $202,000. This amount includes fees for audits of the Park Pension Plan and the Park KSOP for the 2016 fiscal year, and an internal controls report for the trust department of Park National Bank.
The aggregate fees for audit-related services rendered by Crowe Horwath LLP for the 2015 fiscal year were approximately $144,000. This amount includes fees for audits of the Park Pension Plan and the Park KSOP for the 2015 fiscal year, fees for audits of escrow accounts maintained by the title agency subsidiary of Park, and an internal controls report for the trust department of Park National Bank.
Tax Fees
The aggregate fees for tax services rendered by Crowe Horwath LLP for the 2016 fiscal year and the 2015 fiscal year were approximately $87,025 and $77,660, respectively, and primarily pertain to the preparation of federal and state tax returns for Park and Park’s subsidiary bank in each year.
All Other Fees
For the 2016 fiscal year, no fees other than those discussed above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were paid to Crowe Horwath LLP.
During the 2015 fiscal year, Park paid Crowe Horwath LLP approximately $146,290 for consulting services provided in connection with the AML (Anti-Money Laundering) program assessment and implementation framework.
All of the services rendered to Park and Park’s subsidiaries by Crowe Horwath LLP for the 2016 fiscal year and the 2015 fiscal year had been pre-approved by the Audit Committee.
APPROVAL OF PARK NATIONAL CORPORATION 2017 LONG-TERM
INCENTIVE PLAN FOR EMPLOYEES
(Proposal 4)
General
On January 23, 2017, upon the recommendation of the Compensation Committee, the Park Board of Directors unanimously adopted, subject to approval by Park’s shareholders, the Park National

Corporation 2017 Long-Term Incentive Plan for Employees (the “2017 Employees LTIP”). In this Proposal 4, Park’s shareholders are asked to approve the 2017 Employees LTIP, as proposed, including approval of a reserve of 750,000 common shares available for the grants of awards under the 2017 Employees LTIP.
Park currently maintains one equity-based incentive plan under which employees of Park and of Park’s subsidiaries and their divisions are eligible to receive awards – Park’s 2013 LTIP. If approved by Park’s shareholders, the 2017 Employees LTIP is intended to replace the provisions of Park’s 2013 LTIP applicable to employees and Park will not grant any further awards under the 2013 LTIP to any employees.
As of February 24, 2017, common shares which may be delivered under the Park 2013 LTIP are shown below:

Use of Common Shares Which May be Delivered Under the Park 2013 LTIP	Number of Common Shares as of February 24, 2017
• Total outstanding awards of PBRSUs, assuming the maximum number of PBRSUs is earned with respect to outstanding awards(1)	131,213
• Total common shares available for grants of future awards(2)	427,937
___________________
(1)    All outstanding awards of PBRSUs are held by employees of Park or of one of Park’s subsidiaries.
(2)    During any fiscal year of Park, the aggregate number of common shares which may be subject to all forms of awards granted to all participants in the Park 2013 LTIP (employees, non-employee directors and non-employee affiliate/advisory board members) may not exceed 60,000 common shares.
The 2017 Employees LTIP will allow Park to grant equity-based awards and cash-based awards to employees of Park and of Park’s subsidiaries and their divisions. The Park Board of Directors believes it is desirable to utilize equity-based awards as well as cash-based awards to attract and retain talented employees and to promote the long-term growth and financial success of Park and Park’s subsidiaries by encouraging ownership of Park common shares, motivating long-range performance, and strengthening employee retention. Therefore, the 2017 Employees LTIP makes equity-based awards and cash-based awards (collectively, “2017 Employees LTIP Awards”) available for grant to eligible participants in the form of:

•	Incentive Stock Options;

•	Nonqualified Stock Options (together with the Incentive Stock Options, the “Options”);

•	Stock appreciation rights (“SARs”);

•	Restricted common shares (“Restricted Stock”);

•	Restricted Stock Unit Awards that may be settled in common shares, cash or a combination of the two (“Restricted Stock Units”);

•	Unrestricted common shares (“Other Stock-Based Awards”); and

•	Cash-Based Awards.
The following summary of the material provisions of the 2017 Employees LTIP is qualified in its entirety by reference to the specific provisions of the 2017 Employees LTIP, the full text of which is attached to this proxy statement as Appendix B.
Section 162(m) of the Internal Revenue Code
The Park Board of Directors believes that it is in the best interests of Park and our shareholders to continue to provide for an equity-based incentive plan under which compensation awards can be made to Park’s executive officers that are intended to qualify for deductibility by Park for federal income tax purposes. Accordingly, the 2017 Employees LTIP has been structured in a manner such that awards granted under the 2017 Employees LTIP can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. However, there can be no guarantee that amounts payable under the 2017 Employees LTIP will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for Park to be able to deduct compensation in excess of $1,000,000 paid in any one year to Park’s chief executive officer or any of Park’s other executive officers (other than Park’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by Park’s shareholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the performance criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2017 Employees LTIP, each of these aspects is discussed below, and, approval of the 2017 Employees LTIP itself will constitute approval of each of these aspects of the 2017 Employees LTIP for purposes of the approval requirements of Section 162(m).
Purpose
The purpose of the 2017 Employees LTIP is to foster and promote the long-term financial success of Park and Park’s subsidiaries and increase shareholder value by motivating performance through incentive compensation. The 2017 Employees LTIP also is intended to encourage participants to acquire and maintain ownership interests in Park and to attract and retain the services of talented individuals as employees upon whose judgment and efforts the successful conduct of the business of Park and Park’s subsidiaries is largely dependent.
Effective Date and Expiration of the 2017 Employees LTIP
The 2017 Employees LTIP will become effective on the date of approval by Park’s shareholders, which will be April 24, 2017 if the shareholders approve the 2017 Employees LTIP at the Annual Meeting. Unless earlier terminated by Park’s Board of Directors, the 2017 Employees LTIP will terminate on the tenth anniversary of the effective date. No 2017 Employees LTIP Award may be made after the termination date, but 2017 Employees LTIP Awards made prior to the termination date will remain in effect in accordance with their respective terms. In addition, no Incentive Stock Option may be granted after January 23, 2027, the tenth anniversary of the date the Park Board of Directors adopted the 2017 Employees LTIP.
Administration of the 2017 Employees LTIP
The 2017 Employees LTIP will be administered by the Compensation Committee. The Compensation Committee will determine the individuals to be granted 2017 Employees LTIP Awards, the type(s) of 2017 Employees LTIP Award(s) to be granted and the terms and conditions of each 2017 Employees LTIP Award. The Compensation Committee will also have full power and authority to: (i) interpret the 2017 Employees LTIP and any award agreement; (ii) establish, amend and rescind any rules relating to the 2017 Employees LTIP; and (iii) make any other determinations the Compensation Committee deems necessary or desirable for the administration of the 2017 Employees LTIP. Any decision made by or action taken by the Compensation Committee will be final, conclusive and binding on all parties.
In the Compensation Committee’s sole discretion, the Compensation Committee may delegate any ministerial duties associated with the 2017 Employees LTIP to any person (including employees) the Compensation Committee deems appropriate, including the authority to execute award agreements on behalf of Park or one of Park’s subsidiaries. The Compensation Committee may not, however, delegate (a) any duties that the Compensation Committee is required to discharge to comply with Section 162(m) of the Internal Revenue Code or any other applicable law, (b) the Compensation Committee’s authority to grant 2017 Employees LTIP Awards to any participant who is subject to Section 16 of the Exchange Act, and (c) the Compensation Committee’s authority under Park’s equity award granting policy that may be in effect from time to time.
Park or one of Park’s subsidiaries will enter into a written award agreement with each participant in the 2017 Employees LTIP that describes the terms and conditions of each 2017 Employees LTIP Award granted, including (a) the type of 2017 Employees LTIP Award and when and how the 2017 Employees LTIP Award can be exercised or earned, (b) any exercise price associated with the 2017 Employees LTIP Award, (c) how the 2017 Employees LTIP Award will or may be settled, and (d) any other applicable terms and conditions affecting the 2017 Employees LTIP Award. 2017 Employees LTIP Awards need not be uniform among all participants, whether or not such participants are similarly situated. All 2017 Employees LTIP Awards are subject to the terms and conditions of the 2017 Employees LTIP and any other terms and conditions determined in the sole discretion of the Compensation Committee, to the extent such terms and conditions are consistent with the terms of the 2017 Employees LTIP.
Subject to the provisions of the 2017 Employees LTIP governing the termination of employment of a participant and the effect of a defined “change in control” and except as provided in the related award agreement with respect to a participant’s death, termination due to disability and/or retirement, (i) no condition on the vesting of a 2017 Employees LTIP Award that is based on the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on the vesting of a 2017 Employees LTIP Award that is based upon the continued employment of the participant or the passage of time may provide for vesting in full of the 2017 Employees LTIP Award more quickly than three years from the date the 2017 Employees LTIP Award is made provided that such vesting may occur ratably over the three-year period.

Eligibility and Participation
The Compensation Committee may select any “Employee” to participate in the 2017 Employees LTIP. These selections will be made in the sole discretion of the Compensation Committee. For purposes of the 2017 Employees LTIP and the discussion which follows, an “Employee” means any person who is a common law employee of Park or of any subsidiary of Park or any division of any such subsidiary. A person who is classified as other than a common law employee, but who is subsequently reclassified as a common law employee, of Park or of any subsidiary of Park or any division of any such subsidiary for any reason and on any basis will be treated as a common law employee only from the date such reclassification occurs and will not retroactively be reclassified as an Employee for any purpose under the 2017 Employees LTIP.
As of the date of this proxy statement, no determination has been made regarding the identity of the Employees to whom 2017 Employees LTIP Awards will be granted in the future and the number of common shares to be subject to any 2017 Employees LTIP Awards granted. However, based upon the awards which were granted during the 2016 fiscal year under Park’s 2013 LTIP to executive officers and key employees of Park, of Park’s subsidiaries and of divisions of Park National Bank, Park estimates that between 50 and 100 Employees will be eligible to receive 2017 Employees LTIP Awards, including C. Daniel DeLawder, David L. Trautman and Brady T. Burt.
Common Shares Available Under the 2017 Employees LTIP
Subject to the adjustments discussed below, the aggregate number of common shares with respect to which 2017 Employees LTIP Awards may be granted will be 750,000. The common shares to be issued and delivered under the 2017 Employees LTIP may consist of either common shares currently held or common shares subsequently acquired by Park as treasury shares, including common shares purchased in the open market or in private transactions. No newly-issued common shares will be delivered under the 2017 Employees LTIP.
The following common shares will not be counted against the common share limit:

•	common shares covered by a 2017 Employees LTIP Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such common shares;

•	common shares covered by a 2017 Employees LTIP Award that, by its terms, may be settled only in cash;

•
common shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Employees as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and Park or any of Park’s subsidiaries; and

•
common shares from a 2017 Employees LTIP Award exercised for or settled in vested and nonforfeitable common shares that are later returned to Park pursuant to any compensation recoupment policy, provision or agreement.

However, common shares surrendered upon exercise of a 2017 Employees LTIP Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes will not become available for future grants of 2017 Employees LTIP Awards.

In addition to the overall common share maximum referenced above, during any fiscal year of Park: (i) the aggregate number of common shares which may be subject to all forms of 2017 Employees LTIP Awards granted to all participants may not exceed 75,000 common shares; and (ii) the number of common shares which may be subject to all forms of 2017 Employees LTIP Awards granted to a single Employee may not exceed 10,000 common shares. Unless and until the Compensation Committee determines that a 2017 Employees LTIP Award granted to a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code (a “Section 162(m) Covered Employee”) is not to be designated as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, during any fiscal year of Park, the Compensation Committee may not grant to any Section 162(m) Covered Employee performance-based awards that are to be settled in cash in an aggregate amount equal to or more than $1,000,000.
In the event of any common share dividend or split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of common shares or any other change affecting the common shares, the Compensation Committee will make such substitutions and adjustments, if any, as the Compensation Committee deems equitable and appropriate to (a) the aggregate number of common shares with respect to which 2017 Employees LTIP Awards may be granted, (b) any common share-based limits imposed under the 2017 Employees LTIP, and (c) the exercise price, number of common shares and other terms or limitations applicable to outstanding 2017 Employees LTIP Awards.
Types of Awards
Options
The Compensation Committee may grant Options, in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. Each Option will be evidenced by an award agreement that specifies whether the Option is intended to be a Nonqualified Stock Option or an Incentive Stock Option, the term of the Option, the exercise price of the Option, the number of common shares for which the Option may be exercised, the conditions upon which the Option will vest and become exercisable, and such other terms and conditions as the Compensation Committee determines.
Park may grant Incentive Stock Options covering all 750,000 common shares available for issuance under the 2017 Employees LTIP. Incentive Stock Options will, however, be subject to the additional restrictions and requirements of Section 422 of the Internal Revenue Code. The aggregate fair market value of the common shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year may not be greater than $100,000 (or such other amount specified in Section 422 of the Internal Revenue Code), as calculated under Section 422 of the Internal Revenue Code. Options in excess of the limit will be treated as Nonqualified Stock Options.
Options may be granted for terms up to, but not exceeding, ten years from the date of grant. The exercise price of each Option must be at least equal to the fair market value of a common share as determined on the date of grant. For purposes of the 2017 Employees LTIP, the “fair market value” of a common share on any particular date will generally be the “closing price” of a common share as reported on NYSE MKT on that date or, if the grant day is not a trading day, the reported closing price on the immediately preceding trading day. The reported closing price of Park’s common shares on February 24, 2017 was $107.23 per share.

Once vested, an Option may be exercised at any time during the term upon notice to Park or its designee as specified in the award agreement. The exercise price of any Option may be paid (a) in cash, (b) by tendering (either by actual delivery or attestation) previously acquired common shares, (c) by a cashless exercise (including by withholding common shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable law), (d) by a combination of the foregoing methods, or (e) through any other method approved by the Compensation Committee.
Stock Appreciation Rights
A Stock Appreciation Right or SAR represents the right of a participant to receive payment of an amount equal to (a) the amount by which the fair market value of one common share on the date of exercise of the SAR exceeds the exercise price, multiplied by (b) the number of common shares covered by the SAR. The Compensation Committee may grant SARs in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. Each SAR will be evidenced by an award agreement that specifies the grant price, the term of the SAR, the vesting terms and conditions, and such other terms and conditions as the Compensation Committee determines.
SARs may be granted for terms up to, but not exceeding, ten years from the date of grant. The exercise price for each SAR must be at least equal to the fair market value of a Park common share as determined on the date of grant. A SAR will become exercisable at such times and upon such terms and conditions as determined by the Compensation Committee and as set forth in the award agreement. A SAR may be exercised at any time during the term upon notice to Park or its designee. A SAR may be settled in full common shares, cash or a combination of the two.
Restricted Stock
Restricted Stock consists of common shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions. The Compensation Committee may grant shares of Restricted Stock in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. Each award of Restricted Stock will be evidenced by an award agreement that specifies the restrictions applicable to the Restricted Stock, the period(s) of restriction, the number of common shares covered by the award, and such other terms, conditions and restrictions as the Compensation Committee determines.
The Compensation Committee may impose restrictions including, for example: (a) a requirement that participants pay a purchase price for each share of Restricted Stock; (b) restrictions based on the achievement of specific performance goals; (c) time-based restrictions; or (d) holding requirements or sale restrictions upon vesting. During the period that the shares of Restricted Stock remain subject to forfeiture, (i) Park may retain the certificates representing the shares of Restricted Stock and (ii) a participant may not sell or otherwise transfer the shares of Restricted Stock. However, unless otherwise provided in the award agreement, a participant will be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock with respect to which they are paid). This means that cash dividends and dividends paid in common shares will be retained by Park and subject to the same risk of forfeiture as the shares of Restricted Stock with respect to which the cash or common share dividends are paid until the underlying restrictions lapse. At the end of the restricted period, the participant will forfeit the shares of Restricted Stock (and any related dividends) if the terms, conditions and restrictions specified in the award agreement have not been met. If all specified terms, conditions and restrictions have been satisfied, Park will distribute the shares of Restricted Stock (and any related dividends) to the participant.
Restricted Stock Units
The Compensation Committee may grant Restricted Stock Units in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. Each award of Restricted Stock Units will be evidenced by an award agreement that specifies the number of common shares underlying the Restricted Stock Units, the restricted period(s), the conditions upon which restrictions will lapse, the time and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Compensation Committee determines.
The Compensation Committee may impose restrictions including, for example: (a) restrictions based on the achievement of specific performance goals; (b) time-based restrictions; and (c) holding requirements or sale restrictions on the underlying common shares upon vesting of such Restricted Stock Units. An award of Restricted Stock Units may provide the participant with dividend equivalents. However, the participant will not be entitled to any dividend equivalents with respect to any unearned award subject to specified performance goals. Any dividend equivalents provided with an award of Restricted Stock Units will be subject to the same terms and conditions, including the applicable forfeiture conditions, as the related Restricted Stock Units. This means that no amount will be paid in connection with a dividend equivalent right until common shares are issued or cash is paid in connection with the related Restricted Stock Units and any dividend equivalents will be forfeited to the extent that the participant forfeits the related Restricted Stock Units. A participant will not have voting rights with respect to the common shares underlying the Restricted Stock Units. An award of Restricted Stock Units may be settled in common shares, cash or a combination of the two.
Other Stock-Based Awards
The Compensation Committee may grant Other Stock-Based Awards as unrestricted common shares in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. Each Other Stock-Based Award will be evidenced by an award agreement that specifies terms of the Other Stock-Based Award.
An Other Stock-Based Award may provide the participant with dividend equivalents. However, the participant will not be entitled to any dividend equivalents with respect to any unearned Award subject to specified performance goals. Any dividend equivalents provided with an Other Stock-Based Award will be subject to the same terms and conditions, including the applicable forfeiture conditions, as the related Other Stock-Based Award. This means that no amount will be paid in connection with a dividend equivalent right until common shares are issued or cash is paid in connection with the related Other Stock-Based Award and any dividend equivalents will be forfeited to the extent that the participant forfeits the related Other Stock-Based Award. An Other Stock-Based Award may be settled in full common shares.
Cash-Based Awards
The Compensation Committee may grant Cash-Based Awards in such amount and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. Each Cash-Based Award will be evidenced by an award agreement that specifies the payment amount or payment range, the time and method of settlement and such other terms and conditions as the Compensation Committee determines, including any performance-based objectives.
Performance-Based Awards
The Compensation Committee may grant Restricted Stock Awards, Restricted Stock Units and Cash-Based Awards in a manner that the compensation received by a participant in respect of any such awards constitutes qualified performance-based compensation that is deductible by Park under Section 162(m) of the Internal Revenue Code (such awards are referred to as “Performance-Based Awards”). Each Performance-Based Award will be evidenced by an award agreement that specifies the performance period during which performance will be measured and the performance goals and performance criteria (the “Performance Criteria”) upon which the grant, vesting, exercisability and/or settlement of such Performance-Based Award will be based.
The Compensation Committee will establish objective performance goals based on or derived from the attainment of specified levels of one or more of the following Performance Criteria enumerated in the 2017 Employees LTIP:

•	return on average assets;

•	net income;

•	earnings per share;

•	return on average equity or return on average common equity;

•	tangible common equity or return on tangible common equity;

•	economic value added;

•	efficiency ratio;

•	non-interest income growth;

•	total shareholder return;

•	productivity ratios;

•	interest income; and

•	pre-tax, pre-provision earnings.

As determined by the Compensation Committee, the selected Performance Criteria may relate to an individual participant, to Park, to Park and one or more of Park’s subsidiaries or one or more of their respective divisions or business units, or to any combination of the foregoing. The selected Performance Criteria may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof.
For each Performance-Based Award granted to an individual who is or is likely to be a Section 162(m) Covered Employee, the Compensation Committee will establish in writing the applicable performance goals, performance period and formula for computing the Performance-Based Award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of (a) 90 days after the beginning of the performance period or (b) the expiration of 25% of the performance period. At the end of each performance period, the Compensation Committee will certify in writing whether and to what extent the performance goals and other material terms imposed on the Performance-Based Award have been satisfied.
To the extent consistent with Section 162(m) of the Internal Revenue Code, if applicable, the Compensation Committee may calculate performance goals without regard to unusual or infrequently occurring items and may adjust, as the Compensation Committee deems equitable, such performance goals in recognition of unusual or infrequently occurring events affecting Park or Park’s subsidiaries or changes in applicable tax laws or accounting principles. Under the 2017 Employees LTIP, the

Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.
Termination of Employment
The Compensation Committee will determine the extent to which each 2017 Employees LTIP Award will vest and whether a participant will have the right to exercise or settle the 2017 Employees LTIP Award in connection with a participant’s termination of employment. Each award agreement will contain provisions regarding the effects of a participant’s termination from employment. Such provisions need not be uniform among all 2017 Employees LTIP Awards and may reflect distinctions based on the reasons for termination of employment.
Generally, the Compensation Committee may only accelerate the vesting conditions of a 2017 Employees LTIP Award upon the death, termination of employment due to disability or retirement or involuntary termination of employment without cause of a participant.
In no event will any Performance-Based Award granted to a Section 162(m) Covered Employee, that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, be settled or become exercisable in full upon the termination of employment of the Section 162(m) Covered Employee without the related performance goals being satisfied.
Change in Control
Except as otherwise provided in the related award agreement and subject to the provisions of the immediately following paragraph, the Compensation Committee may take any action it deems necessary or desirable with respect to any outstanding 2017 Employees LTIP Award as of the date of the consummation of a “change in control” (as defined below), including (i) the acceleration of the vesting, settlement or exercisability of a 2017 Employees LTIP Award, (ii) the payment of a cash amount in exchange for cancellation of a 2017 Employees LTIP Award or (iii) the issuance of substitute awards that substantially preserve the value, rights and benefits of any 2017 Employees LTIP Award affected by the change in control. Any action relating to a 2017 Employees LTIP Award that is subject to Section 409A of the Internal Revenue Code must be consistent with the requirements of Section 409A.
Except as otherwise provided in the related award agreement, in the event of a change in control, a participant will vest in all unvested 2017 Employees LTIP Awards in full (and, if the 2017 Employees LTIP Award was granted subject to the attainment of performance goals based on the Performance Criteria, as though the performance goals were achieved at the level of achievement which would have been achieved if the performance period had begun on the date the performance period actually commenced as provided in the related award agreement and ended on December 31 of the fiscal year most recently completed prior to the change in control) (i) if the participant’s employment is terminated for any reason other than for cause (as defined in the 2017 Employees LTIP) within 12 months following the change in control or (ii) if the 2017 Employees LTIP Awards are cancelled and the participant is not granted substitute awards that substantially preserve the value, rights and benefits of any affected 2017 Employees LTIP Awards.
For purposes of the 2017 Employees LTIP, a “change in control” means the occurrence of any of the following:

•
the members of the Park Board of Directors on the effective date of the 2017 Employees LTIP (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Park Board of Directors; provided, however, that any individual becoming a director of Park after the effective date of the 2017 Employees LTIP whose election, or nomination for election by Park’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors will also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

•
the acquisition by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Park, any subsidiary of Park or any employee benefit plan (or related trust) sponsored or maintained by Park or any subsidiary of Park, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the then outstanding voting securities of Park entitled to vote generally in the election of directors of Park; provided, however, that the provisions of this paragraph will not include the acquisition of voting securities by any entity or person with respect to which the acquirer has filed SEC Schedule 13G (or any successor form or filing) indicating that the voting securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, Park’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D (or any successor form or filing);

•
the consummation of a merger, consolidation or other business combination of Park with or into another entity, or the acquisition by Park of assets, shares or equity interests of another entity, as a result of which the shareholders of Park immediately prior to such merger, consolidation, other business combination or acquisition do not immediately thereafter beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of Park;

•	the sale or other disposition of all or substantially all of the assets of Park;

•	the sale or other disposition of all or substantially all of the assets of Park National Bank or the change in the ownership or effective control of Park National Bank; or

•	the liquidation or dissolution of Park.
Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any 2017 Employees LTIP Award that is subject to Section 409A of the Internal Revenue Code (and for which no exception applies), a change in control will be deemed not to have occurred unless the events or circumstances constituting the change in control also constitute a “change in control event” within the meaning of Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Amendment or Termination of the 2017 Employees LTIP
The Park Board of Directors may amend the 2017 Employees LTIP at any time, except that no amendment or termination may be made without the approval of Park’s shareholders if (a) the amendment materially increases the benefits accruing to participants under the 2017 Employees LTIP, (b) the amendment materially increases the total number of common shares that may be granted under the 2017 Employees LTIP, (c) the amendment materially modifies eligibility requirements for participation in the

2017 Employees LTIP, or (d) shareholder approval is required by any law, regulation or stock exchange rule.
No Repricing without Shareholder Approval
Except in connection with a corporate transaction involving Park (including any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding 2017 Employees LTIP Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other 2017 Employees LTIP Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
Transferability and Beneficiaries
Except as provided in a related award agreement, a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate a 2017 Employees LTIP Award, except by will or the laws of descent and distribution. In addition, during a participant’s lifetime, a 2017 Employees LTIP Award may be exercised only by that participant or that participant’s guardian or legal representative. No 2017 Employees LTIP Award may be transferred for value or consideration. A 2017 Employees LTIP Award may be subject to such terms, conditions and restrictions on sale or transfer as the Compensation Committee deems appropriate or advisable and as set forth in the related award agreement.
Unless specifically designated by a participant in writing, a participant’s beneficiary under the 2017 Employees LTIP is the participant’s spouse or, if no spouse survives the participant, the participant’s estate.
Tax Withholding
Park or one of Park’s subsidiaries, as applicable, will have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to a 2017 Employees LTIP Award granted under the 2017 Employees LTIP.
Subject to the approval of the Compensation Committee, a participant may elect to satisfy the tax withholding requirement, in whole or in part, by having Park or any Park subsidiary withhold common shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction, or such higher withholding elected by the participant provided that such higher withholding would not have a negative accounting impact for Park or any Park subsidiary. Any common shares to be withheld to satisfy tax withholding requirements must otherwise be distributable to the participant at the time of the withholding or if such common shares are not otherwise distributable at the time of withholding, the participant must have a vested right to distribution of such common shares at such time. Any such election is irrevocable, must be made in writing and signed by the participant and will be subject to such additional terms and conditions as the Compensation Committee determines.
No Rights as a Shareholder
Except as otherwise provided in the 2017 Employees LTIP or in a related award agreement, a participant will not have any rights as a shareholder with respect to common shares covered by a 2017 Employees LTIP Award unless and until the participant becomes the record holder of such common shares.

U.S. Federal Income Tax Consequences
The following paragraphs provide a summary of the general U.S. federal income tax consequences relating to participation in the 2017 Employees LTIP. This summary is based on U.S. federal income tax laws and Treasury Regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her own tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2017 Employees LTIP.
Incentive Stock Options
Incentive Stock Options are intended to qualify for the special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an Incentive Stock Option is granted and Park will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an Incentive Stock Option provided that the participant was, without a break in service, an employee of Park or a subsidiary of Park during the period beginning on the grant date of the Incentive Stock Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to death or disability).
If a participant acquires common shares by exercising an Incentive Stock Option and holds those common shares for one year or, if longer, until the second anniversary of the grant date (the “ISO Holding Period”), then, upon disposition of such common shares, any amount realized by the participant in excess of the exercise price will be taxed to the participant at long-term capital gain (or loss) rates. To the extent the amount the participant receives upon disposition of the common shares is greater than the exercise price, the participant will realize a capital gain. If the amount the participant receives upon disposition is less than the exercise price, the participant will realize a capital loss. Upon such disposition, Park is not entitled to a deduction.
If a participant disposes of the common shares before the end of the ISO Holding Period, the participant will generally recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the common shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the common shares over the exercise price. Park will be entitled to a deduction equal to the ordinary income recognized by the participant. Any amount realized in excess of the fair market value of the common shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the common shares.
The rules that generally apply to Incentive Stock Options do not apply when calculating any alternative minimum tax liability. The rules governing the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from Incentive Stock Options.
Nonqualified Stock Options
A participant will not recognize any income when a Nonqualified Stock Option is granted, and Park will not receive a deduction at that time. However, when a Nonqualified Stock Option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the participant purchased on the date of exercise over the exercise price. If a participant uses common shares or a combination of common shares and cash to pay the exercise price of a Nonqualified Stock Option, the participant will recognize ordinary income equal to the value of the excess of the number of common shares that the participant purchases over the number of common shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a Nonqualified Stock Option is exercised, Park will be entitled to a deduction equal to the ordinary income that the participant recognizes.
If the amount a participant receives upon disposition of the common shares that the participant acquired by exercising a Nonqualified Stock Option is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the Nonqualified Stock Option. Conversely, if the amount a participant receives upon disposition of the common shares that the participant acquired by exercising a Nonqualified Stock Option is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the Nonqualified Stock Option.
Stock Appreciation Rights
A participant will not recognize taxable income when a SAR is granted, and Park will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the common shares the participant receives over the aggregate exercise price of the SAR, if any, and Park will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the common shares that the participant acquired by exercising a SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the common shares that the participant acquired by exercising a SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the SAR.
Restricted Stock
Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a ”Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and Park will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying common shares are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the common shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and Park generally will be entitled to a deduction equal to the income that the participant recognizes.
If the amount a participant receives upon disposition of these common shares is greater than the fair market value of the common shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these common shares is less than the fair market value of the common shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the Restricted Stock vested.
If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the common shares subject to the Restricted Stock award on the grant date, and Park will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the common shares subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the common shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these common shares is less than the fair market value of the common shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.
Restricted Stock Units
A participant will not recognize taxable income when a Restricted Stock Unit is granted, and Park will not receive a deduction at that time. When a Restricted Stock Unit vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the common shares the participant receives at the time of settlement, and Park will be entitled to a corresponding deduction.
If the amount a participant receives upon disposition of the common shares received upon settlement of the Restricted Stock Unit is greater than the fair market value of the common shares when the Restricted Stock Unit vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the Restricted Stock Unit vested. Conversely, if the amount the participant receives upon disposition of these common shares is less than the fair market value of the common shares when the Restricted Stock Unit vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the Restricted Stock Unit vested.
Other Stock-Based Awards
Generally, a participant will not recognize taxable income when an Other Stock-Based Award is granted and Park will not receive a deduction at that time. However, when an Other Stock-Based Award is settled, the participant will recognize ordinary income equal to the fair market value of the unrestricted common shares received, less the aggregate exercise price of the 2017 Employees LTIP Award, if any. Park will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Upon receipt of common shares upon settlement of an Other Stock-Based Award, if the amount the participant receives upon disposition of the common shares is greater than the fair market value of the common shares when issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after they were issued. If the amount the participant receives upon disposition of the common shares is less than the fair market value of the common shares when issued to the participant, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after they were issued.
Cash-Based Awards
A participant will not recognize ordinary income at the time a Cash-Based Award is granted and Park will not be entitled to a deduction at that time. Generally, a participant will recognize ordinary income in an amount equal to the cash received when the Cash-Based Award is settled. Park will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant at that time.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. It is intended that the 2017 Employees LTIP Awards comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Sections 280G and 4999 of the Internal Revenue Code
Sections 280G and 4999 of the Internal Revenue Code impose penalties on excess parachute payments. A “parachute payment” occurs when payments in an amount equal to or greater than 300% of the recipient’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years) are made to a “disqualified individual” (as defined under Section 280G of the Internal Revenue Code) in connection with a change in control. This average is called the “base amount.” An excess parachute payment is an amount equal to the excess of any parachute payments over 100% of the base amount.
Some participants in the 2017 Employees LTIP may receive payments in connection with a change in control. If this happens, the value of those participants’ payments from the 2017 Employees LTIP must be combined with all other payments the participant receives in connection with a change in control from Park or Park’s subsidiaries. If the participant is a disqualified individual and the combined value of all payments is equal to or greater than 300% of the base amount, the participant would be required to pay a 20% excise tax on all amounts in excess of the base amount.
The 2017 Employees LTIP provides that, unless specified otherwise in the related award agreement, if any payment or benefit due to a participant under the 2017 Employees LTIP, when combined with other payments and benefits from Park or any Park subsidiary would result in an excess parachute payment, Park or the Park subsidiary, as applicable, will reduce the payments and benefits due to the participant to $1.00 less than the amount that would otherwise be considered a parachute payment.

Recommendation and Vote Required
THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK
VOTE “FOR” THE APPROVAL OF 2017 EMPLOYEES LTIP.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the 2017 Employees LTIP. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
APPROVAL OF PARK NATIONAL CORPORATION 2017 LONG-TERM
INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
(Proposal 5)
General
On January 23, 2017, upon the recommendation of the Compensation Committee, the Park Board of Directors unanimously adopted, subject to approval by Park’s shareholders, the Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors (the “2017 Non-Employee Directors LTIP”). In this Proposal 5, Park’s shareholders are asked to approve the 2017 Non-Employee Directors LTIP, as proposed, including approval of a reserve of 150,000 common shares available for the grant of awards under the 2017 Non-Employee Directors LTIP.
Park currently maintains one equity-based incentive plan under which non-employee directors of Park and of Park’s subsidiaries and non-employee affiliate/advisory board members of divisions of Park’s subsidiaries are eligible to receive awards ‒ Park’s 2013 LTIP. If approved by Park’s shareholders, the 2017 Non-Employee Directors LTIP is intended to replace the provisions of Park’s 2013 LTIP applicable to non-employee directors and non-employee affiliate/advisory board members and Park will not grant any further awards under the 2013 LTIP to any non-employee directors or to any non-employee affiliate/advisory board members.

As of February 24, 2017, common shares which may be delivered under the Park 2013 LTIP are shown below:

Use of Common Shares Which May be Delivered Under the Park 2013 LTIP	Number of Common Shares as of February 24, 2017
• Total outstanding awards of PBRSUs, assuming the maximum number of PBRSUs is earned with respect to outstanding awards(1)	131,213
• Total common shares available for grants of future awards(2)	427,937
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(1)    All outstanding awards of PBRSUs are held by employees of Park or of one of Park’s subsidiaries.
(2)    During any fiscal year of Park, the aggregate number of common shares which may be subject to all forms of awards granted to all participants in the Park 2013 LTIP (employees, non-employee directors and non-employee affiliate/advisory board members) may not exceed 60,000 common shares.
The 2017 Non-Employee Directors LTIP will allow Park to grant equity-based awards and cash-based awards to non-employee directors of Park and of Park’s subsidiaries and to non-employee affiliate/advisory board members of divisions of Park’s subsidiaries. The Park Board of Directors believes it is desirable to utilize equity-based awards as well as cash-based awards to attract and retain talented directors and affiliate/advisory board members and to promote the long-term growth and financial success of Park and Park’s subsidiaries by encouraging ownership of Park common shares, motivating long-range performance, and strengthening director and affiliate/advisory board member retention. Therefore, the 2017 Non-Employee Directors LTIP makes equity-based awards and cash-based awards (collectively, “2017 Non-Employee Directors LTIP Awards”) available for grant to eligible participants in the form of:

•	Nonqualified Stock Options;

•	SARs;

•	Restricted Stock;

•	Restricted Stock Units;

•	Other Stock-Based Awards; and

•	Cash-Based Awards.

The following summary of the material provisions of the 2017 Non-Employee Directors LTIP is qualified in its entirety by reference to the specific provisions of the 2017 Non-Employee Directors LTIP, the full text of which is attached to this proxy statement as Appendix C.
Purpose
The purpose of the 2017 Non-Employee Directors LTIP is to foster and promote the long-term financial success of Park and Park’s subsidiaries and increase shareholder value by motivating performance through incentive compensation. The 2017 Non-Employee Directors LTIP also is intended to encourage participants to acquire and maintain ownership interests in Park and to attract and retain the services of talented individuals as non-employee directors and non-employee affiliate/advisory board members upon whose judgment and efforts the successful conduct of the business of Park and Park’s subsidiaries is largely dependent.
Effective Date and Expiration of the 2017 Non-Employee Directors LTIP
The 2017 Non-Employee Directors LTIP will become effective on the date of approval by Park’s shareholders, which will be April 24, 2017 if the shareholders approve the 2017 Non-Employee Directors LTIP at the Annual Meeting. Unless earlier terminated by Park’s Board of Directors, the 2017 Non-Employee Directors LTIP will terminate on the tenth anniversary of the effective date. No 2017 Non-Employee Directors LTIP Award may be made after the termination date, but 2017 Non-Employee Directors LTIP Awards made prior to the termination date will remain in effect in accordance with their respective terms.
Administration of the 2017 Non-Employee Directors LTIP
The 2017 Non-Employee Directors LTIP will be administered by the Park Board of Directors. The Park Board of Directors will determine the individuals to be granted 2017 Non-Employee Directors LTIP Awards, the type(s) of 2017 Non-Employee Directors LTIP Award(s) to be granted and the terms and conditions of each 2017 Non-Employee Directors LTIP Award. The Park Board of Directors will also have full power and authority to: (i) interpret the 2017 Non-Employee Directors LTIP and any award agreement; (ii) establish, amend and rescind any rules relating to the 2017 Non-Employee Directors LTIP; and (iii) make any other determinations the Park Board of Directors deems necessary or desirable for the administration of the 2017 Non-Employee Directors LTIP. Any decision made by or action taken by the Park Board of Directors will be final, conclusive and binding on all parties.
In the sole discretion of Park’s Board of Directors, the Board of Directors may delegate any ministerial duties associated with the 2017 Non-Employee Directors LTIP to any person (including employees) the Board of Directors deems appropriate, including authority to execute award agreements on behalf of Park or one of Park’s subsidiaries. The Park Board of Directors may not, however, delegate (a) any duties that the Board of Directors is required to discharge to comply with Section 162(m) of the Internal Revenue Code or any other applicable law, (b) the Board of Directors’ authority to grant 2017 Non-Employee Directors LTIP Awards to any participant who is subject to Section 16 of the Exchange Act, and (c) the Board of Directors’ authority under Park’s equity award granting policy that may be in effect from time to time.
Park or one of Park’s subsidiaries will enter into a written award agreement with each participant in the 2017 Non-Employee Directors LTIP that describes the terms and conditions of each 2017 Non-Employee Directors LTIP Award granted, including (a) the type of 2017 Non-Employee Directors LTIP Award and when and how the 2017 Non-Employee Directors LTIP Award can be exercised or earned, (b) any exercise price associated with the 2017 Non-Employee Directors LTIP Award, (c) how the 2017

Non-Employee Directors LTIP Award will or may be settled, and (d) any other applicable terms and conditions affecting the 2017 Non-Employee Directors LTIP Award. 2017 Non-Employee Directors LTIP Awards need not be uniform among all participants, whether or not such participants are similarly situated. All 2017 Non-Employee Directors LTIP Awards are subject to the terms and conditions of the 2017 Non-Employee Directors LTIP and any other terms and conditions determined in the sole discretion of the Park Board of Directors, to the extent such terms and conditions are consistent with the terms of the 2017 Non-Employee Directors LTIP.
Eligibility and Participation
The Park Board of Directors may select any “Director” to participate in the 2017 Non-Employee Directors LTIP. These selections will be made in the sole discretion of the Park Board of Directors. For purposes of the 2017 Non-Employee Directors LTIP and the discussion which follows, a “Director” includes any person who is a member of the Park Board of Directors, a member of the board of directors of a Park subsidiary or a member of the affiliate/advisory board of a division of a Park subsidiary (the only subsidiary of Park which currently has divisions is Park National Bank), in each case who is not also an employee of Park or of any of Park’s subsidiaries.
If the 2017 Non-Employee Directors LTIP is approved by Park’s shareholders, the annual retainers payable to Directors in the form of common shares will be awarded under the 2017 Non-Employee Directors LTIP. The number of common shares awarded will be determined by the full Board of Directors of Park in its sole discretion; however, the Park Board of Directors has determined that for the 2017 fiscal year, the number of common shares to be received by each non-employee director of Park will be 300, the number of common shares to be received by each non-employee director of a Park subsidiary will be 150 and the number of common shares to be received by each non-employee affiliate/advisory board member of a division of Park National Bank will be 100. It is expected that the annual retainer in the form of common shares will be awarded on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter to those Directors then serving in office and who have served as a Director since at least June 30, 2017. As of the date of this proxy statement, there were 12 members of the Park Board of Directors (ten of whom were non-employee directors). In addition, as of the date of this proxy statement, there were seven individuals serving as non-employee directors of Park National Bank and 68 individuals serving as non-employee affiliate/advisory board members of divisions of Park National Bank.
Common Shares Available Under the 2017 Non-Employee Directors LTIP
Subject to the adjustments discussed below, the aggregate number of common shares with respect to which 2017 Non-Employee Directors LTIP Awards may be granted will be 150,000. The common shares to be issued and delivered under the 2017 Non-Employee Directors LTIP may consist of either common shares currently held or common shares subsequently acquired by Park as treasury shares, including common shares purchased in the open market or in private transactions. No newly-issued common shares will be delivered under the 2017 Non-Employee Directors LTIP.
The following common shares will not be counted against the common share limit:

•	common shares covered by a 2017 Non-Employee Directors LTIP Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such common shares;

•	common shares covered by a 2017 Non-Employee Directors LTIP Award that, by its terms, may be settled only in cash;

•
common shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and Park or any of Park’s subsidiaries; and

•
common shares from a 2017 Non-Employee Directors LTIP Award exercised for or settled in vested and nonforfeitable common shares that are later returned to Park pursuant to any compensation recoupment policy, provision or agreement.

However, common shares surrendered upon exercise of a 2017 Non-Employee Directors LTIP Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes will not become available for future grants of 2017 Non-Employee Directors LTIP Awards.
In addition to the overall common share maximum referenced above, during any fiscal year of Park: (i) the aggregate number of common shares which may be subject to all forms of 2017 Non-Employee Directors LTIP Awards granted to all participants may not exceed 15,000 common shares; and (ii) the number of common shares which may be subject to all forms of 2017 Non-Employee Directors LTIP Awards granted to a single Director participant (in any capacity) may not exceed 1,000 common shares.
In the event of any common share dividend or split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of common shares or any other change affecting the common shares, the Park Board of Directors will make such substitutions and adjustments, if any, as it deems equitable and appropriate to (a) the aggregate number of common shares with respect to which 2017 Non-Employee Directors LTIP Awards may be granted, (b) any common share-based limits imposed under the 2017 Non-Employee Directors LTIP, and (c) the exercise price, number of common shares and other terms or limitations applicable to outstanding 2017 Non-Employee Directors LTIP Awards.
Types of Awards
Nonqualified Stock Options
The Park Board of Directors may grant Nonqualified Stock Options, in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Non-Employee Directors LTIP. Each Nonqualified Stock Option will be evidenced by an award agreement that specifies the term of the Nonqualified Stock Option, the exercise price of the Nonqualified Stock Option, the number of common shares for which the Nonqualified Stock Option may be exercised, the conditions upon which the Nonqualified Stock Option will vest and become exercisable, and such other terms and conditions as the Park Board of Directors determines.
Nonqualified Stock Options may be granted for terms up to, but not exceeding, ten years from the date of grant. The exercise price of each Nonqualified Stock Option must be at least equal to the fair market value of a common share as determined on the date of grant. For purposes of the 2017 Non-Employee Directors LTIP, the “fair market value” of a common share on any particular date will generally be the “closing price” of a common share as reported on NYSE MKT on that date or, if the grant day is not a trading day, the reported closing price on the immediately preceding trading day. The reported closing price of Park’s common shares on February 24, 2017 was $107.23 per share.
Once vested, a Nonqualified Stock Option may be exercised at any time during the term upon notice to Park or its designee as specified in the award agreement. The exercise price of any Nonqualified

Stock Option may be paid (a) in cash, (b) by tendering (either by actual delivery or attestation) previously acquired common shares, (c) by a cashless exercise (including by withholding common shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable law), (d) by a combination of the foregoing methods, or (e) through any other method approved by the Park Board of Directors.
Stock Appreciation Rights
A Stock Appreciation Right or SAR represents the right of a participant to receive payment of an amount equal to (a) the amount by which the fair market value of one common share on the date of exercise of the SAR exceeds the exercise price, multiplied by (b) the number of common shares covered by the SAR. The Park Board of Directors may grant SARs in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Non-Employee Directors LTIP. Each SAR will be evidenced by an award agreement that specifies the grant price, the term of the SAR, the vesting terms and conditions, and such other terms and conditions as the Park Board of Directors determines.
SARs may be granted for terms up to, but not exceeding, ten years from the date of grant. The exercise price for each SAR must be at least equal to the fair market value of a Park common share as determined on the date of grant. A SAR will become exercisable at such times and upon such terms and conditions as determined by the Park Board of Directors and as set forth in the award agreement. A SAR may be exercised at any time during the term upon notice to Park or its designee. A SAR may be settled in full common shares, cash or a combination of the two.
Restricted Stock
Restricted Stock consists of common shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions. The Park Board of Directors may grant shares of Restricted Stock in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Non-Employee Directors LTIP. Each award of Restricted Stock will be evidenced by an award agreement that specifies the restrictions applicable to the Restricted Stock, the period(s) of restriction, the number of common shares covered by the award, and such other terms, conditions and restrictions as the Park Board of Directors determines.
The Park Board of Directors may impose restrictions including, for example: (a) a requirement that participants pay a purchase price for each share of Restricted Stock; (b) restrictions based on the achievement of specific performance goals; (c) time-based restrictions; or (d) holding requirements or sale restrictions upon vesting. During the period that the shares of Restricted Stock remain subject to forfeiture, (i) Park may retain the certificates representing the shares of Restricted Stock and (ii) a participant may not sell or otherwise transfer the shares of Restricted Stock. However, unless otherwise provided in the award agreement, a participant will be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock with respect to which they are paid). This means that cash dividends and dividends paid in common shares will be retained by Park and subject to the same risk of forfeiture as the shares of Restricted Stock with respect to which the cash or common share dividends are paid until the underlying restrictions lapse.
At the end of the restricted period, the participant will forfeit the shares of Restricted Stock (and any related dividends) if the terms, conditions and restrictions specified in the award agreement have not been met. If all specified terms, conditions and restrictions have been satisfied, Park will distribute the shares of Restricted Stock (and any related dividends) to the participant.
Restricted Stock Units
The Park Board of Directors may grant Restricted Stock Units in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Non-Employee Directors LTIP. Each award of Restricted Stock Units will be evidenced by an award agreement that specifies the number of common shares underlying the Restricted Stock Units, the restricted period(s), the conditions upon which restrictions will lapse, the time and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Park Board of Directors determines.
The Park Board of Directors may impose restrictions including, for example: (a) restrictions based on the achievement of specific performance goals; (b) time-based restrictions; and (c) holding requirements or sale restrictions on the underlying common shares upon vesting of such Restricted Stock Units. An award of Restricted Stock Units may provide the participant with dividend equivalents. However, any such dividend equivalents will be subject to the same terms and conditions, including the applicable forfeiture conditions, as the related Restricted Stock Units. This means that no amount will be paid in connection with a dividend equivalent right until common shares are issued or cash is paid in connection with the related Restricted Stock Units and any dividend equivalents will be forfeited to the extent that the participant forfeits the related Restricted Stock Units. A participant will not have voting rights with respect to the common shares underlying the Restricted Stock Units. An award of Restricted Stock Units may be settled in common shares, cash or a combination of the two.
Other Stock-Based Awards
The Park Board of Directors may grant Other Stock-Based Awards as unrestricted common shares in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Non-Employee Directors LTIP. Each Other Stock-Based Award will be evidenced by an award agreement that specifies terms of the Other Stock-Based Award.
An Other Stock-Based Award may provide the participant with dividend equivalents. However, any such dividend equivalents will be subject to the same terms and conditions, including the applicable forfeiture conditions, as the related Other Stock-Based Award. This means that no amount will be paid in connection with a dividend equivalent right until common shares are issued or cash is paid in connection with the related Other Stock-Based Award and any dividend equivalents will be forfeited to the extent that the participant forfeits the related Other Stock-Based Award.
An Other Stock-Based Award may be settled in full common shares.
Cash-Based Awards
The Park Board of Directors may grant Cash-Based Awards in such amount and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Non-Employee Directors LTIP. Each Cash-Based Award will be evidenced by an award agreement that specifies the payment amount or payment range, the time and method of settlement and such other terms and conditions as the Park Board of Directors determines, including any performance-based objectives.

Termination of Service
The Park Board of Directors will determine the extent to which each 2017 Non-Employee Directors LTIP Award will vest and whether a participant will have the right to exercise or settle the 2017 Non-Employee Directors LTIP Award in connection with a participant’s termination of service. Each award agreement will contain provisions regarding the effects of a participant’s termination from service. Such provisions need not be uniform among all 2017 Non-Employee Directors LTIP Awards and may reflect distinctions based on the reasons for termination of service.
Generally, the Park Board of Directors may only accelerate the vesting conditions of a 2017 Non-Employee Directors LTIP Award upon the death, termination of service due to disability or retirement or involuntary termination of service without cause of a participant.
Change in Control
Except as otherwise provided in the related award agreement and subject to the provisions of the immediately following paragraph, the Park Board of Directors may take any action it deems necessary or desirable with respect to any outstanding 2017 Non-Employee Directors LTIP Award as of the date of the consummation of a “change in control” (as defined below), including (i) the acceleration of the vesting, settlement or exercisability of a 2017 Non-Employee Directors LTIP Award, (ii) the payment of a cash amount in exchange for cancellation of a 2017 Non-Employee Directors LTIP Award or (iii) the issuance of substitute awards that substantially preserve the value, rights and benefits of any 2017 Non-Employee Directors LTIP Award affected by the change in control. Any action relating to a 2017 Non-Employee Directors LTIP Award that is subject to Section 409A of the Internal Revenue Code must be consistent with the requirements of Section 409A.
Except as otherwise provided in the related award agreement, in the event of a change in control, a participant will vest in all unvested 2017 Non-Employee Directors LTIP Awards in full (and, if the 2017 Non-Employee Directors LTIP Award was granted subject to the attainment of performance goals, as though the performance goals were achieved at the level of achievement which would have been achieved if the performance period had begun on the date the performance period actually commenced as provided in the related award agreement and ended on December 31 of the fiscal year most recently completed prior to the change in control) (i) if the participant’s service is terminated for any reason other than for cause (as defined in the 2017 Non-Employee Directors LTIP) within 12 months following the change in control or (ii) if the 2017 Non-Employee Directors LTIP Awards are cancelled and the participant is not granted substitute awards that substantially preserve the value, rights and benefits of any affected 2017 Non-Employee Directors LTIP Awards.
For purposes of the 2017 Non-Employee Directors LTIP, a “change in control” means the occurrence of any of the following:

•
the members of the Park Board of Directors on the effective date of the 2017 Non-Employee Directors LTIP (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Park Board of Directors; provided, however, that any individual becoming a director after the effective date of the 2017 Non-Employee Directors LTIP whose election, or nomination for election by Park’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors will also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

•
the acquisition by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Park, any subsidiary of Park or any employee benefit plan (or related trust) sponsored or maintained by Park or any subsidiary of Park, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the then outstanding voting securities of Park entitled to vote generally in the election of directors of Park; provided, however, that the provisions of this paragraph will not include the acquisition of voting securities by any entity or person with respect to which the acquirer has filed SEC Schedule 13G (or any successor form or filing) indicating that the voting securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, Park’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D (or any successor form or filing);

•
the consummation of a merger, consolidation or other business combination of Park with or into another entity, or the acquisition by Park of assets, shares or equity interests of another entity, as a result of which the shareholders of Park immediately prior to such merger, consolidation, other business combination or acquisition do not immediately thereafter beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of Park;

•	the sale or other disposition of all or substantially all of the assets of Park;

•	the sale or other disposition of all or substantially all of the assets of Park National Bank or the change in the ownership or effective control of Park National Bank; or

•	the liquidation or dissolution of Park.
Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any 2017 Non-Employee Directors LTIP Award that is subject to Section 409A of the Internal Revenue Code (and for which no exception applies), a change in control will be deemed not to have occurred unless the events or circumstances constituting the change in control also constitute a “change in control event” within the meaning of Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Amendment or Termination of the 2017 Non-Employee Directors LTIP
The Park Board of Directors may amend the 2017 Non-Employee Directors LTIP at any time, except that no amendment or termination may be made without the approval of Park’s shareholders if (a) the amendment materially increases the benefits accruing to participants under the 2017 Non-Employee Directors LTIP, (b) the amendment materially increases the total number of common shares that may be granted under the 2017 Non-Employee Directors LTIP, (c) the amendment materially modifies eligibility requirements for participation in the 2017 Non-Employee Directors LTIP, or (d) shareholder approval is required by any law, regulation or stock exchange rule.
No Repricing without Shareholder Approval
Except in connection with a corporate transaction involving Park (including any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding 2017 Non-Employee Directors LTIP Awards may not be amended to reduce the exercise price of outstanding Nonqualified Stock Options or SARs or cancel outstanding Nonqualified Stock Options or SARs in exchange for cash, other 2017 Non-Employee Directors LTIP Awards or Nonqualified Stock Options or SARs with an exercise price that is less than the exercise price of the original Nonqualified Stock Options or SARs without shareholder approval.
Transferability and Beneficiaries
Except as provided in a related award agreement, a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate a 2017 Non-Employee Directors LTIP Award, except by will or the laws of descent and distribution. In addition, during a participant’s lifetime, a 2017 Non-Employee Directors LTIP Award may be exercised only by that participant or that participant’s guardian or legal representative. No 2017 Non-Employee Directors LTIP Award may be transferred for value or consideration. A 2017 Non-Employee Directors LTIP Award may be subject to such terms, conditions and restrictions on sale or transfer as the Park Board of Directors deems appropriate or advisable and as set forth in the related award agreement.
Unless specifically designated by a participant in writing, a participant’s beneficiary under the 2017 Non-Employee Directors LTIP is the participant’s spouse or, if no spouse survives the participant, the participant’s estate.
Tax Withholding
Park or one of Park’s subsidiaries, as applicable, will have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an award granted under the 2017 Non-Employee Directors LTIP.
Subject to the approval of the Park Board of Directors, a participant may elect to satisfy the tax withholding requirement, in whole or in part, by having Park or any Park subsidiary withhold common shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction, or such higher withholding elected by the participant provided that such higher withholding would not have a negative accounting impact for Park or any Park subsidiary. Any common shares to be withheld to satisfy tax withholding requirements must otherwise be distributable to the participant at the time of the withholding or if such common shares are not otherwise distributable at the time of withholding, the participant must have a vested right to distribution of such common shares at such time. Any such election is irrevocable, must be made in writing and signed by the participant and will be subject to such additional terms and conditions as the Park Board of Directors determines.
No Rights as a Shareholder
Except as otherwise provided in the 2017 Non-Employee Directors LTIP or in a related award agreement, a participant will not have any rights as a shareholder with respect to common shares covered by a 2017 Non-Employee Directors LTIP Award unless and until the participant becomes the record holder of such common shares.

U.S. Federal Income Tax Consequences
The following paragraphs provide a summary of the general U.S. federal income tax consequences relating to participation in the 2017 Non-Employee Directors LTIP. This summary is based on U.S. federal income tax laws and Treasury Regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her own tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2017 Non-Employee Directors LTIP.
Nonqualified Stock Options
A participant will not recognize any income when a Nonqualified Stock Option is granted, and Park will not receive a deduction at that time. However, when a Nonqualified Stock Option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the participant purchased on the date of exercise over the exercise price. If a participant uses common shares or a combination of common shares and cash to pay the exercise price of a Nonqualified Stock Option, the participant will recognize ordinary income equal to the value of the excess of the number of common shares that the participant purchases over the number of common shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a Nonqualified Stock Option is exercised, Park will be entitled to a deduction equal to the ordinary income that the participant recognizes.
If the amount a participant receives upon disposition of the common shares that the participant acquired by exercising a Nonqualified Stock Option is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the Nonqualified Stock Option. Conversely, if the amount a participant receives upon disposition of the common shares that the participant acquired by exercising a Nonqualified Stock Option is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the Nonqualified Stock Option.
Stock Appreciation Rights
A participant will not recognize taxable income when a SAR is granted, and Park will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the common shares the participant receives over the aggregate exercise price of the SAR, if any, and Park will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the common shares that the participant acquired by exercising a SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the common shares that the participant acquired by exercising a SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the SAR.
Restricted Stock
Unless a participant makes a Section 83(b) Election, the participant generally will not recognize taxable income when Restricted Stock is granted, and Park will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying common shares are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the common shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and Park generally will be entitled to a deduction equal to the income that the participant recognizes.
If the amount a participant receives upon disposition of these common shares is greater than the fair market value of the common shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these common shares is less than the fair market value of the common shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the Restricted Stock vested.
If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the common shares subject to the Restricted Stock award on the grant date, and Park will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the common shares subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the common shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these common shares is less than the fair market value of the common shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.
Restricted Stock Units
A participant will not recognize taxable income when a Restricted Stock Unit is granted, and Park will not receive a deduction at that time. When a Restricted Stock Unit vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the common shares the participant receives at the time of settlement, and Park will be entitled to a corresponding deduction.
If the amount a participant receives upon disposition of the common shares received upon settlement of the Restricted Stock Unit is greater than the fair market value of the common shares when the Restricted Stock Unit vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the Restricted Stock Unit vested. Conversely, if the amount the participant receives upon disposition of these common shares is less than the fair market value of the common shares when the Restricted Stock Unit vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the Restricted Stock Unit vested.

Other Stock-Based Awards
Generally, a participant will not recognize taxable income when an Other Stock-Based Award is granted and Park will not receive a deduction at that time. However, when an Other Stock-Based Award is settled, the participant will recognize ordinary income equal to the fair market value of the unrestricted common shares received, less the aggregate exercise price of the Other Stock-Based Award, if any. Park will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Upon receipt of common shares upon settlement of an Other Stock-Based Award, if the amount the participant receives upon disposition of the common shares is greater than the fair market value of the common shares when issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after they were issued. If the amount the participant receives upon disposition of the common shares is less than the fair market value of the common shares when issued to the participant, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after they were issued.
Cash-Based Awards
A participant will not recognize ordinary income at the time a Cash-Based Award is granted and Park will not be entitled to a deduction at that time. Generally, a participant will recognize ordinary income in an amount equal to the cash received when the Cash-Based Award is settled. Park will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant at that time.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. It is intended that the 2017 Non-Employee Directors LTIP Awards comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Sections 280G and 4999 of the Internal Revenue Code
Sections 280G and 4999 of the Internal Revenue Code impose penalties on excess parachute payments. A “parachute payment” occurs when payments in an amount equal to or greater than 300% of the recipient’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years) are made to a “disqualified individual” (as defined under Section 280G of the Internal Revenue Code) in connection with a change in control. This average is called the “base amount.” An excess parachute payment is an amount equal to the excess of any parachute payments over 100% of the base amount.
Some participants in the 2017 Non-Employee Directors LTIP may receive payments in connection with a change in control. If this happens, the value of those participants’ payments from the 2017 Non-Employee Directors LTIP must be combined with all other payments the participant receives in connection with a change in control from Park or Park’s subsidiaries. If the participant is a disqualified individual and the combined value of all payments is equal to or greater than 300% of the base amount, the participant would be required to pay a 20% excise tax on all amounts in excess of the base amount.
The 2017 Non-Employee Directors LTIP provides that, unless specified otherwise in the related award agreement, if any payment or benefit due to a participant under the 2017 Non-Employee Directors LTIP, when combined with other payments and benefits from Park or any Park subsidiary would result in an excess parachute payment, Park or the Park subsidiary, as applicable, will reduce the payments and benefits due to the participant to $1.00 less than the amount that would otherwise be considered a parachute payment.
Recommendation and Vote Required
THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK
VOTE “FOR” THE APPROVAL OF 2017 NON-EMPLOYEE DIRECTORS LTIP.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the 2017 Non-Employee Directors LTIP. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
Proposals by shareholders intended to be presented at the 2018 Annual Meeting must be received by the Secretary of Park no later than November 6, 2017, to be eligible for inclusion in Park’s proxy, notice of meeting, proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2018 Annual Meeting. Park will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.
The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2018 Annual Meeting without inclusion of that proposal in Park’s proxy materials and written notice of the proposal is not received by the Secretary of Park by January 20, 2018, or if Park meets other requirements of the applicable SEC rules, the proxies solicited by the Board of Directors for use at the 2018 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2018 Annual Meeting.
In each case, written notice must be given to Park’s Secretary, whose name and address are:
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer
Park National Corporation
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500

Shareholders desiring to nominate candidates for election as directors at the 2018 Annual Meeting must follow the procedures described under the heading “Nominating Procedures.”

FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT
Registered shareholders can reduce the costs incurred by Park in mailing proxy materials by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials electronically via electronic mail or the Internet. To register for electronic delivery of future proxy materials, log onto www.parknationalcorp.com and follow the instructions for “Electronic Delivery of Proxy Materials.” You will be responsible for any fees or charges you would typically pay for access to the Internet.
OTHER MATTERS
As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
It is important that your proxy card be completed, signed, dated and returned promptly. If you do not expect to attend the Annual Meeting in person, please complete, sign, date and return your proxy card in the postage-prepaid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions via the Internet or by telephone.

By Order of the Board of Directors,

March 6, 2017	BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

Appendix A

FINANCIAL SERVICES/BANK HOLDING COMPANIES INCLUDED IN
$3 BILLION TO $10 BILLION PEER GROUP

Financial Services/Bank Holding Company Name	Home Office Location
1st Source Corporation	South Bend, IN
Alpine Banks of Colorado	Glenwood Springs, CO
Amarillo National Bancorp, Inc.	Amarillo, TX
American National Corporation	Omaha, NE
Ameris Bancorp	Moultrie, GA
BancFirst Corporation	Oklahoma City, OK
The Bancorp, Inc.	Wilmington, DE
Bangor Bancorp, MHC	Bangor, ME
Bank Leumi Le-Israel Corporation	New York, NY
Banner Corporation	Walla Walla, WA
BCI Financial Group, Inc.	Miami, FL
Beal Financial Corporation	Plano, TX
Beneficial Bancorp, Inc.	Philadelphia, PA
Berkshire Hills Bancorp, Inc.	Pittsfield, MA
Bessemer Group Inc.	Woodbridge, NJ
BNC Bancorp	High Point, NC
BofI Holding, Inc.	San Diego, CA
Boston Private Financial Holdings, Inc.	Boston, MA
Bridge Bancorp, Inc.	Bridgehampton, NY
Broadway Bancshares, Inc.	San Antonio, TX
Brookline Bancorp, Inc.	Boston, MA
Bryn Mawr Bank Corporation	Bryn Mawr, PA
BTC Financial Corp.	Des Moines, IA
Byline Bancorp, Inc.	Chicago, IL
Cadence Bancorp, LLC	Houston, TX
Cambridge Financial Group, Inc.	Cambridge, MA
Camden National Corporation	Camden, ME
Cape Cod Five Mutual Company	Harwich Port, MA
Capital Bank Financial Corp.	Coral Gables, FL
Capitol Federal Financial, Inc.	Topeka, KS
Cardinal Financial Corporation	McLean, VA
Cascade Bancorp	Bend, OR
CenterState Banks, Inc.	Davenport, FL
Central Pacific Financial Corp.	Honolulu, HI
Century Bancorp, Inc.	Medford, MA
City Holding Company	Charleston, WV
CoBiz Financial Inc.	Denver, CO
Columbia Bank MHC	Fair Lawn, NJ
Columbia Banking System, Inc.	Tacoma, WA
Community Bank System, Inc.	De Witt, NY
Community Trust Bancorp, Inc.	Pikeville, KY
ConnectOne Bancorp Inc.	Englewood Cliffs, NJ
Customers Bancorp, Inc.	Wyomissing, PA
CVB Financial Corp.	Ontario, CA

Financial Services/Bank Holding Company Name	Home Office Location
Dime Community Bancshares, Inc.	Brooklyn, NY
Discount Bancorp, Inc.	New York, NY
Durant Bancorp, Inc.	Durant, OK
Eagle Bancorp, Inc.	Bethesda, MD
Eastern Bank Corporation	Boston, MA
EB Acquisition Company, LLC	Dallas, TX
Educational Services of America Inc.	Farragut, TN
Enterprise Financial Services Corp	Clayton, MO
Farmers & Merchants Investments Inc.	Lincoln, NE
FB Financial Corporation	Nashville, TN
FCB Financial Holdings, Inc.	Weston, FL
Fidelity Southern Corporation	Atlanta, GA
Financial Institutions, Inc.	Warsaw, NY
First American Bank Corporation	Elk Grove Village, IL
First American Financial Corporation	Santa Ana, CA
First Bancorp	Southern Pines, NC
First Bancshares, Inc.	Merrillville, IN
First Banks, Inc.	Clayton, MO
First Busey Corporation	Champaign, IL
First Commonwealth Financial Corporation	Indiana, PA
First Financial Bancorp.	Cincinnati, OH
First Financial Bankshares, Inc.	Abilene, TX
First Foundation Inc.	Irvine, CA
First Interstate BancSystem, Inc.	Billings, MT
First Merchants Corporation	Muncie, IN
First NBC Bank Holding Company	New Orleans, LA
First of Long Island Corporation	Glen Head, NY
First Security Bancorp	Searcy, AR
Flushing Financial Corporation	Lake Success, NY
Fremont Bancorporation	Fremont, CA
Glacier Bancorp, Inc.	Kalispell, MT
Grandpoint Capital, Inc.	Los Angeles, CA
Great Southern Bancorp, Inc.	Springfield, MO
Green Bancorp, Inc.	Houston, TX
Guaranty Bancorp	Denver, CO
Hanmi Financial Corporation	Los Angeles, CA
Happy Bancshares, Inc.	Canyon, TX
Heartland Financial USA, Inc.	Dubuque, IA
Heritage Financial Corporation	Olympia, WA
Home BancShares, Inc.	Conway, AR
HomeStreet, Inc.	Seattle, WA
Hometown Community Bancorp, Inc.	Morton, IL
Horizon Bancorp	Michigan City, IN
Independent Bank Corp.	Rockland, MA
Independent Bank Group, Inc.	McKinney, TX
Industry Bancshares, Inc.	Industry, TX
INTRUST Financial Corporation	Wichita, KS
Johnson Financial Group, Inc.	Racine, WI
Kearny Financial Corporation	Fairfield, NJ

Financial Services/Bank Holding Company Name	Home Office Location
Lakeland Bancorp, Inc.	Oak Ridge, NJ
Lakeland Financial Corporation	Warsaw, IN
Legacy Texas Financial Group, Inc.	Plano, TX
Luther Burbank Corp.	Santa Rosa, CA
MainSource Financial Group, Inc.	Greensburg, IN
Mercantil Commercebank Holding Corporation	Coral Gables, FL
Mercantile Bank Corporation	Grand Rapids, MI
Meridian Bancorp, Inc.	Peabody, MA
Meta Financial Group, Inc.	Sioux Falls, SD
Middlesex Bancorp, MHC	Natick, MA
Midland States Bancorp, Inc.	Effingham, IL
MidWestOne Financial Group, Inc.	Iowa City, IA
National Bank Holdings Corporation	Greenwood Village, CO
NBT Bancorp Inc.	Norwich, NY
New York Private Bank & Trust Corporation	New York, NY
NexBank Capital, Inc.	Dallas, TX
Northfield Bancorp, Inc.	Woodbridge, NJ
Northwest Bancshares, Inc.	Warren, PA
Ocean Bankshares, Inc.	Miami, FL
OceanFirst Financial Corp	Toms River, NJ
OFG Bancorp	San Juan, PR
Origin Bancorp, Inc.	Ruston, LA
Oritani Financial Corp.	Township of Washington, NJ
Pacific Premier Bancorp, Inc.	Irvine, CA
Park National Corporation	Newark, OH
Park Sterling Corporation	Charlotte, NC
Peapack-Gladstone Financial Corporation	Bedminster, NJ
Peoples Bancorp Inc.	Marietta, OH
Pinnacle Bancorp Inc.	Central City, NE
Provident Financial Services, Inc.	Jersey City, NJ
QCR Holdings, Inc.	Moline, IL
Renasant Corporation	Tupelo, MS
Republic Bancorp, Inc.	Louisville, KY
S&T Bancorp, Inc.	Indiana, PA
Salem Five Bancorp	Salem, MA
Sandy Spring Bancorp, Inc.	Olney, MD
SeaCoast Banking Corporation of Florida	Stuart, FL
ServisFirst Bancshares, Inc.	Birmingham, AL
Simmons First National Corporation	Pine Bluff, AR
SNBNY Holdings Limited	New York, NY
South State Corporation	Columbia, SC
Southside Bancshares, Inc.	Tyler, TX
State Bank Financial Corporation	Atlanta, GA
State Bankshares, Inc.	Fargo, ND
Stock Yards Bancorp, Inc.	Louisville, KY
Stockman Financial Corp.	Miles City, MT
Tompkins Financial Corporation	Ithaca, NY
TriCo Bancshares	Chico, CA
TriState Capital Holdings, Inc.	Pittsburgh, PA

Financial Services/Bank Holding Company Name	Home Office Location
TrustCo Bank Corp NY	Glenville, NY
Union Bankshares Corporation	Richmond, VA
United Financial Bancorp, Inc.	Glastonbury, CT
Univest Corporation of Pennsylvania	Souderton, PA
USAmeriBancorp, Inc.	Clearwater, FL
Valley View Bancshares, Inc.	Overland Park, KS
W.T.B. Financial Corporation	Spokane, WA
Washington Trust Bancorp, Inc.	Westerly, RI
WesBanco, Inc.	Wheeling, WV
Westamerica Bancorporation	San Rafael, CA
Woodforest Financial Group, Inc.	The Woodlands, TX
WSFS Financial Corporation	Wilmington, DE
Xenith Bankshares, Inc.	Richmond, VA
Yadkin Financial Corporation	Raleigh, NC

Appendix B

PARK NATIONAL CORPORATION
2017 LONG-TERM INCENTIVE PLAN FOR EMPLOYEES
The purpose of this Plan is to foster and promote the long-term financial success of the Company and the Affiliates and to increase shareholder value by motivating the performance of Employees of the Company and the Affiliates through incentive compensation. This Plan also is intended to encourage Participants to acquire and maintain an ownership interest in the Company, enable the Company and the Affiliates to attract and retain talented employees and allow Participants to participate in the Company’s long-term growth and financial success.
This Plan, together with the Park National Corporation 2017 Long-Term Incentive Plan for Directors, are intended to replace, in its entirety, the Park National Corporation 2013 Long-Term Incentive Plan. Upon approval of this Plan by the Company’s shareholders, the right of the Company to make additional grants under the Park National Corporation 2013 Long-Term Incentive Plan to Employees will be immediately terminated.
ARTICLE I
DEFINITIONS
When used in this Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of this Plan, the form of any word, term or phrase shall include any and all of its other forms.
1.1“Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
1.2“Affiliate” means any entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied and including any “parent corporation” or “subsidiary corporation” as defined under Section 424(e) and Section 424(f) of the Code.
1.3“Award” means any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, Cash-Based Award or Performance-Based Award granted pursuant to this Plan.
1.4“Award Agreement” means any written or electronic agreement between the Company or any Affiliate and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of this Plan and the terms of an Award Agreement, the terms of this Plan shall govern.
1.5“Board” means the Board of Directors of the Company.
1.6“Cash-Based Award” means a cash Award granted pursuant to Article X of this Plan.
1.7“Cause” means, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), a Participant’s: (a) willful and continued failure to substantially perform assigned duties; (b) gross misconduct; (c) breach of any written covenant or of any term of any agreement with the Company or any Affiliate , including this Plan and any Award Agreement; (d) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment with the Company or any Affiliate, or commission of a crime other than a felony which involves a breach of trust or fiduciary duty, in each case whether or not involving the Company or any Affiliate; (e) fraud, disloyalty, dishonesty or willful violation of any law, rule or regulation or of the Company’s Code of Business Conduct or any other policy of the Company or any Affiliate that applies to the Participant; or (f) issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any Affiliate. Notwithstanding the foregoing, Cause will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s or any Affiliate’s applicable vacation policy, or other period of absence approved by the Company or any Affiliate.
1.8“Change in Control” means, unless otherwise provided in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), the occurrence of any of the following:

(a)
the members of the Board on the effective date of this Plan (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director of the Company after the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

(b)
the acquisition by any person or group (within the meaning of Section 13(d) and Section 14(d)(2) of the Act), other than the Company, any Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; provided, however, that the provisions of this Section 1.8(b) shall not include the acquisition of voting securities by any entity or person with respect to which the acquirer has filed SEC Schedule 13G (or any successor form or filing) indicating that the voting securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D (or any successor form or filing);

(c)
the consummation of a merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets, shares or equity interests of another entity, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition do not immediately thereafter beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company;

(d)	the sale or other disposition of all or substantially all of the assets of the Company;

(e)	the sale or other disposition of all or substantially all of the assets of The Park National Bank or the change in the ownership or effective control of The Park National Bank; or

(f)	the liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code (and for which no exception applies), a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting the Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.
1.9“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
1.10“Committee” means the Compensation Committee of the Board (or the Board committee which succeeds to the appropriate duties of such Compensation Committee), which also constitutes a “compensation committee” within the meaning of Section 1.162-27(c)(4) of the Treasury Regulations. The Committee will be comprised of at least two directors of the Company who meet the following qualifications: (a) such individual is an “independent director” under the rules of the exchange on which the Common Shares are then listed; and (b) such individual may not receive remuneration from the Company in any capacity other than as a director, except as permitted under applicable laws, rules and regulations. In addition, each such individual is an “outside director” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder and a “non-employee” director within the meaning of Rule 16b-3 under the Act. Any member of the Committee who does not qualify as an outside director or is not a non-employee director shall be deemed to abstain on all matters as to which such qualification would be relevant.
1.11“Common Shares” means the common shares, without par value, of the Company or any security of the Company issued in satisfaction, in exchange or in place of the Common Shares.
1.12“Company” means Park National Corporation, an Ohio corporation, and any successor thereto.
1.13“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.
1.14“Disability” means:

(a)	with respect to an Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code;

(b)
with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Participant’s employer; or (iii) the Participant is determined to be totally disabled by the Social Security Administration; and

(c)
with respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in Section 1.14(a) or Section 1.14(b) of this Plan, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform the Participant’s duties, which is expected to be permanent or for an indefinite duration longer than 12 months.

1.15“Employee” means any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee, but who is subsequently reclassified as a common law employee, of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date such reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under this Plan.
1.16“Fair Market Value” means the value of one Common Share on any relevant date, determined under the following rules:

(a)	If the Common Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the immediately preceding trading day;

(b)
If the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the immediately preceding trading day; or

(c)
If neither Section 1.16(a) nor Section 1.16(b) of this Plan applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.17“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.
1.18“Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
1.19“Option” means an option to purchase Common Shares which is granted pursuant to Article V of this Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
1.20“Other Stock-Based Award” means an Award granted pursuant to Article IX of this Plan.
1.21“Participant” means an Employee who is granted an Award under this Plan.
1.22“Performance-Based Award” means an Award described in Article XI of this Plan.
1.23“Performance Criteria” means any performance criteria determined by the Committee in the Committee’s sole discretion, as described in Article XI of this Plan.

1.24“Plan” means the Park National Corporation 2017 Long-Term Incentive Plan for Employees, as set forth herein and as may be amended from time to time.
1.25“Restricted Stock” means an Award granted pursuant to Article VII of this Plan through which a Participant is issued Common Shares which are subject to specified restrictions on vesting and transferability.
1.26“Restricted Stock Unit” means an Award granted pursuant to Article VIII of this Plan under which a Participant is issued a right to receive a specified number of Common Shares or a cash payment equal to a specified number of Common Shares, the settlement of which is subject to specified restrictions on vesting and transferability.
1.27“Retirement” means, unless otherwise specified in an Award Agreement or in an employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), retirement from the employ of the Company or any Affiliate under one or more of the retirement plans of the Company or any Affiliate, as applicable, or as otherwise specified by the Committee.
1.28“Stock Appreciation Right” means an Award granted pursuant to Article VI of this Plan through which a Participant is given the right to receive the difference between the Fair Market Value of a Common Share on the date of grant and the Fair Market Value of a Common Share on the date of exercise of the Award.
ARTICLE II
COMMON SHARES SUBJECT TO PLAN
2.1Number of Common Shares Available for Awards. Subject to this Article II, the aggregate number of Common Shares with respect to which Awards may be granted under this Plan shall be 750,000, all of which may be granted with respect to Incentive Stock Options. The Common Shares to be issued and delivered under this Plan may consist of either Common Shares currently held or Common Shares subsequently acquired by the Company as treasury shares, including Common Shares purchased in the open market or in private transactions. No newly-issued Common Shares shall be delivered under this Plan. Subject to this Article II: (a) the total number of Common Shares available for issuance under this Plan shall be reduced by the number of Common Shares subject to grant under an Award; and (b) any Common Shares underlying such Award that become available for future grant pursuant to Section 2.2 of this Plan shall be added back to this Plan in an amount equal to the number of Common Shares subject to such Award that become available for future grant under this Plan. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Common Shares, the full number of Common Shares subject to the Award shall count against the number of Common Shares available for Awards under this Plan regardless of the number of Common Shares used to settle the Stock Appreciation Right upon exercise.
2.2Share Usage. In addition to the number of Common Shares provided for in Section 2.1 of this Plan, the following Common Shares shall be available for Awards under this Plan: (a) Common Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Common Shares; (b) Common Shares covered by an Award that, by the terms of the Award, may be settled only in cash; (c) Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Employees as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and the Company or any of the Affiliates; and (d) any Common Shares from Awards exercised for or settled in vested and nonforfeitable

Common Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Nothing in the foregoing shall be construed as permitting any Common Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes to again be available for Awards under this Plan.
2.3Fiscal Year Limits. Subject to Section 2.4 of this Plan, during any fiscal year of the Company, the Committee may not: (a) make grants of all forms of Awards to all Participants in this Plan covering more than an aggregate of 75,000 Common Shares; or (b) make grants of all forms of Awards to a single Participant covering more than an aggregate of 10,000 Common Shares. In addition, subject to Section 2.4 of this Plan and unless and until the Committee determines that an Award to a Covered Employee shall not be designated as “qualified performance-based compensation” under Section 162(m) of the Code, during any fiscal year of the Company, the Committee may not grant to any Participant who is a Covered Employee, Performance-Based Awards that are to be settled in cash in an aggregate amount equal to or more than $1,000,000.
2.4Adjustments. In the event of any Common Share dividend or split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Common Shares or any other change affecting the Common Shares, the Committee shall make such substitutions and adjustments, if any, as the Committee deems equitable and appropriate to (a) the aggregate number of Common Shares with respect to which Awards may be granted under this Plan, (b) any Common Share-based limits imposed under this Plan, and (c) the exercise price, number of Common Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies with Section 409A of the Code, to the extent applicable.
ARTICLE III
ADMINISTRATION
3.1In General. This Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret this Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to this Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of this Plan; and (e) make any other determinations that the Committee deems necessary or desirable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of this Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.
3.2Delegation of Duties. In the Committee’s sole discretion, the Committee may delegate any ministerial duties associated with this Plan to any person (including Employees) the Committee deems appropriate, including authority to execute Award Agreements on behalf of the Company or an Affiliate; provided, however, that the Committee may not delegate (a) any duties that the Committee is required to discharge to comply with Section 162(m) of the Code or any other applicable law, (b) the Committee’s authority to grant Awards to any Participant who is subject to Section 16 of the Act, and (c) the Committee’s authority under the Company’s equity award granting policy that may be in effect from time to time.
3.3Award Agreement. The Committee will prepare and deliver an Award Agreement to each affected Participant that: (a) will describe the terms of the Award, including (i) the type of Award and when and how the Award may be exercised or earned, (ii) any exercise price associated with the Award, and (iii) how the Award will or may be settled; and (b) to the extent different from the terms of this Plan, will describe (I) any conditions that must be met before the Award may be exercised or earned, (II) any objective restrictions placed on an Award and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released, and (III) any other applicable terms and conditions affecting the Award. Notwithstanding the foregoing, subject to Section 2.3 and Articles XII and XIII of this Plan and except as provided in the related Award Agreement with respect to a Participant’s death, termination due to Disability and/or Retirement, no condition on the vesting of an Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Award that is based upon the continued employment of the Participant or the passage of time shall provide for vesting in full of the Award more quickly than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period.
ARTICLE IV
ELIGIBILITY
Any Employee selected by the Committee shall be eligible to be a Participant in this Plan.
ARTICLE V
OPTIONS
5.1Grant of Options. Subject to the terms and conditions of this Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article V and this Plan.
5.2Award Agreement. Each Option shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Common Shares covered by the Option, the conditions upon which the Option becomes vested and exercisable and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3Exercise Price. The exercise price per Common Share of an Option shall be determined by the Committee at the time the Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
5.4Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten years from the date of grant of the Option.
5.5Exercisability. Options shall become exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, and (b) time-based vesting requirements.
5.6Exercise of Options. Except as otherwise provided in this Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Common Shares for which the Option is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the

Company or the Company’s designee in a form specified by the Committee which sets forth the number of Common Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Common Shares. The exercise price of an Option may be paid (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price, provided that such Common Shares were held for at least six months or such other period required to obtain favorable accounting treatment, (c) by a cashless exercise (including by withholding Common Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law), (d) by a combination of the methods described in clauses (a), (b) and (c), or (e) though any other method approved by the Committee in the Committee’s sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Common Shares to be issued to the Participant.
5.7Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in this Plan to the contrary:

(a)	The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(b)
The aggregate Fair Market Value of the Common Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliate) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code. Options in excess of the limit shall be treated as Nonqualified Stock Options.

(c)
No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Common Share on the date the Incentive Stock Option is granted and (ii) the date on which such Incentive Stock Option will expire is not later than five years from the date the Incentive Stock Option is granted.

ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VI and this Plan.
6.2Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Stock Appreciation Right, the number of Common Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right becomes vested and exercisable and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
6.3Exercise Price. The exercise price per Common Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
6.4Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from the date of grant of the Stock Appreciation Right.
6.5Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, and (b) time-based vesting requirements.
6.6Exercise of Stock Appreciation Rights. Except as otherwise provided in this Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Common Shares for which the Stock Appreciation Right is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or the Company’s designee in a form specified by the Committee which sets forth the number of Common Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Common Share on the exercise date over (ii) the exercise price per Common Share, multiplied by (b) the number of Common Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Common Shares, in cash or in a combination thereof, as specified by the Committee in the related Award Agreement.
ARTICLE VII
RESTRICTED STOCK
7.1Grant of Restricted Stock. Subject to the terms and conditions of this Plan, shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VII and this Plan.
7.2Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that specifies the number of shares of Restricted Stock, the restricted period(s) applicable to the shares of Restricted Stock, the conditions upon which the restrictions on the shares of Restricted Stock will lapse and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
7.3Terms, Conditions and Restrictions.

(a)
In General. The Committee shall impose such other terms, conditions or restrictions on any shares of Restricted Stock as the Committee may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions, holding requirements or sale restrictions placed on the underlying Common Shares by the Company upon vesting of such Restricted Stock.

(b)
Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse.

(c)
Lapse of Restrictions. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4Rights Associated with Restricted Stock during Restricted Period. During any restricted period:

(a)	Non-Transferability. The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b)
Voting of Restricted Stock. Unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise in full any voting rights associated with such shares of Restricted Stock.

(c)
Treatment of Dividends. The Participant shall be entitled to all dividends and other distributions paid with respect to such shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the shares of Restricted Stock with respect to which they are paid. This means that cash dividends and dividends paid in Common Shares will be retained by the Company and subject to the same risk of forfeiture as the shares of Restricted Stock with respect to which the cash or Common Share dividends are paid until the underlying restrictions lapse and such retained dividends shall be forfeited to the extent that the Participant forfeits the shares of Restricted Stock on which the retained dividends were declared. Nothing in the foregoing shall be construed as permitting dividends with respect to any unearned Performance-Based Award.

ARTICLE VIII
RESTRICTED STOCK UNITS
8.1Grant of Restricted Stock Units. Subject to the terms and conditions of this Plan, Participants may be granted Restricted Stock Units in such number and upon such terms and conditions as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VIII and this Plan.
8.2Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that specifies the number of Common Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time at which and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
8.3Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and restrictions on any Award of Restricted Stock Units as the Committee may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions, holding requirements or sale restrictions placed on the underlying Common Shares by the Company upon vesting of such Restricted Stock Units.
8.4Form of Settlement. An Award of Restricted Stock Units may be settled in full Common Shares, in cash or in a combination thereof, as specified by the Committee in the related Award Agreement.
8.5Dividend Equivalents. Awards of Restricted Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in the Committee’s sole discretion and as set forth in the related Award Agreement; provided, however, that such dividend equivalents shall be subject to the same terms and conditions, including the applicable forfeiture conditions, as the Restricted Stock Units. This means that no amount shall be paid in connection with a dividend equivalent right until Common Shares are issued or cash is paid in connection with the Restricted Stock Units and any dividend equivalents shall be forfeited to the extent that the Participant forfeits the related Restricted Stock Units. Nothing in the foregoing shall be construed as permitting dividend equivalents with respect to any unearned Performance-Based Award.
8.6No Voting Rights. In no event will a Participant have any voting rights with respect to the Common Shares underlying the Restricted Stock Units.
ARTICLE IX
OTHER STOCK-BASED AWARDS
9.1Grant of Other Stock-Based Awards. Subject to the terms and conditions of this Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent such terms and conditions are consistent with the provisions of this Article IX and this Plan. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Common Shares, and shall be in such form as the Committee determines, including, without limitation, unrestricted Common Shares.
9.2Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that specifies the terms and conditions upon which the Other Stock-Based Award becomes vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
9.3Form of Settlement. An Other Stock-Based Award may be settled in full Common Shares, as specified by the Committee in the related Award Agreement.
9.4Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in the Committee’s sole discretion and as set forth in the related Award Agreement; provided, however, that such dividend equivalents shall be subject to the same terms and conditions, including the applicable forfeiture conditions, as the Other Stock-Based Award. This means that no amount shall be paid in connection with a dividend equivalent right until Common Shares are issued or cash is paid in connection with the Other Stock-Based Award and any dividend equivalents shall be forfeited to the extent that the Participant forfeits the related Other Stock-Based Award. Nothing in the foregoing shall be construed as permitting dividend equivalents with respect to any unearned Performance-Based Award.

ARTICLE X
CASH-BASED AWARDS
10.1Grant of Cash-Based Award. Subject to the terms and conditions of this Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as determined by the Committee in the Committee’s sole discretion.
10.2Award Agreement. Each Cash-Based Award shall be evidenced by an Award Agreement that specifies the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award, including, without limitation, performance objectives and that the Cash-Based Award is a Performance-Based Award under Article XI of this Plan.
ARTICLE XI
PERFORMANCE-BASED AWARDS
11.1In General. Notwithstanding anything in this Plan to the contrary, Restricted Stock Awards, Restricted Stock Units and Cash-Based Awards may be granted in a manner which will allow the compensation associated with such Awards to be deductible by the Company or one of the Affiliates under Section 162(m) of the Code as “qualified performance-based compensation.” Any such Performance-Based Award must meet the requirements of this Article XI.
11.2Award Agreement. Any Performance-Based Award shall be evidenced by an Award Agreement that specifies the Performance Criteria during a performance period established by the Committee pursuant to Section 11.4 of this Article XI.
11.3Performance Criteria. An Award subject to this Section shall be subject to the achievement of one or more objective performance goals established by the Committee based on or derived from the attainment of specified levels of one or any combination of the following Performance Criteria:

(a)	return on average assets;

(b)	net income;

(c)	earnings per share;

(d)	return on average equity or return on average common equity;

(e)	tangible common equity or return on tangible common equity;

(f)	economic value added;

(g)	efficiency ratio;

(h)	non-interest income growth;

(i)	total shareholder return;

(j)	productivity ratios;

(k)	interest income; and

(l)	pre-tax, pre-provision earnings.

Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in the Committee’s sole discretion.
11.4Establishment of Performance Goals. As determined by the Committee in the Committee’s sole discretion, the grant, vesting, exercisability or settlement of any Performance-Based Award may be conditioned on the attainment of performance goals set by the Committee over a specified performance period. Any requirements shall be established by the Committee in writing no later than the earlier of (a) 90 days after the commencement of the performance period or (b) the expiration of 25% of the applicable performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.
11.5Certification of Performance. The Committee shall certify in writing whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied and, if they have, ascertain the amount of the applicable Performance-Based Award to be granted, vested, exercisable or settled, as the case may be. No such Performance-Based Award shall be granted, vested, exercisable or settled, as the case may be, until the Committee makes this certification.
11.6Modifying Performance-Based Awards. To the extent consistent with Section 162(m) of the Code, performance goals relating to such Performance-Based Awards may be calculated without regard to unusual or infrequently occurring items or may be adjusted, as the Committee deems equitable, in recognition of unusual or infrequently occurring events affecting the Company or the Affiliates or changes in applicable tax laws or accounting principles.
11.7Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less (but never more) than the amount otherwise payable based on the satisfaction of the performance goals and other material terms of the Performance-Based Award.
ARTICLE XII
TERMINATION OF EMPLOYMENT
12.1In General. With respect to each Award granted under this Plan, the Committee shall, subject to the terms and conditions of this Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise or receive settlement of the Award on or following the Participant’s termination of employment with the Company or any of the Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Awards granted under this Plan and may reflect distinctions based on the reasons for termination.
12.2Acceleration of Vesting. Except as otherwise provided in this Plan, the vesting conditions of an Award may only be accelerated upon the death, termination due to Disability, Retirement or involuntary termination without Cause of the Participant.
12.3Performance-Based Awards. Notwithstanding the foregoing, in no event shall any Performance-Based Award granted to a Covered Employee, that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, be settled or become exercisable in full upon the termination of employment of a Covered Employee without regard to the satisfaction of the related Performance Criteria.

ARTICLE XIII
CHANGE IN CONTROL
13.1Rights in Event of a Change in Control. Except as otherwise provided in the related Award Agreement and subject to the provisions of Section 13.2 and Section 13.3 of this Plan, in the event of a Change in Control, the Committee, in the Committee’s sole discretion, may take any actions the Committee deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation (a) the acceleration of the vesting, settlement or exercisability of an Award as described in Section 13.2 of this Plan, (b) the payment of a cash amount in exchange for the cancellation of an Award, or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any Award affected by the Change in Control. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.
13.2Effect of Change in Control. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, a Participant shall vest in all unvested Awards in full (and, if the Award was granted subject to the attainment of performance goals based on the Performance Criteria, as though the performance goals were achieved at the level of achievement which would have been achieved if the performance period had begun on the date the performance period actually commenced as provided in the related Award Agreement and ended on December 31 of the fiscal year most recently completed prior to the Change in Control) (a) if the Participant’s employment is terminated for any reason other than for Cause within 12 months following the Change in Control or (b) if the Awards are canceled and the Participant is not granted substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.
13.3Effect of Section 280G of the Code. Unless specified otherwise in the related Award Agreement or in another written agreement between the Company or any Affiliate and a Participant, if the Company or any Affiliate concludes that any payment or benefit due to a Participant under this Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”) would be considered a “parachute payment” as defined in Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under this Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 13.3 shall be made in compliance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.
ARTICLE XIV
AMENDMENT OR TERMINATION OF THIS PLAN
14.1In General. The Board may amend or terminate this Plan at any time; provided, however, that no amendment or termination may be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under this Plan, (b) the amendment materially increases the aggregate number of Common Shares authorized for grant under this Plan (excluding an increase in the number of Common Shares with respect to which Awards may be granted under this Plan as a result of Section 2.4 of this Plan), (c) the amendment materially modifies the requirements as to eligibility for participation in this Plan, or (d) such approval is required by any law, regulation or stock exchange rule.
14.2Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any Common Share dividend, Common Share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Common Shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
ARTICLE XV
TRANSFERABILITY
15.1No Assignment or Transfer. Except as described in Section 15.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime and an Award may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XV, no Award may be transferred by a Participant for value or consideration.
15.2Restrictions on Resale or Other Disposition. Any Award may be subject to such terms, conditions and restrictions on sale or transfer as the Committee deems appropriate and advisable, as specified by the Committee in the related Award Agreement.
15.3Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under this Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.
ARTICLE XVI
MISCELLANEOUS
16.1No Right to Continued Employment or to Awards. The granting of an Award under this Plan imposes no obligation on the Company or any Affiliate to continue the employment of a Participant nor interferes with or limits the right of the Company or any Affiliate to terminate the employment of any Participant (to the extent permitted under applicable law). In addition, no Employee has any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.
16.2Tax Withholding.

(a)
The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under this Plan. This amount may, as determined by the Committee in the Committee’s sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Common Shares being transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including the Common Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, or (iv) collected directly from the Participant.

(b)
Subject to the approval of the Committee, a Participant may elect to satisfy the tax withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction, or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company or an Affiliate. Any Common Shares to be withheld in accordance with this Section 16.2(b) must otherwise be distributable to the Participant at the time of the withholding or if such Common Shares are not otherwise distributable at the time of the withholding, the Participant must have a vested right to distribution of such Common Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in the Committee’s sole discretion, deems appropriate.
16.3Requirements of Law. The grant of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company has no obligation to issue Common Shares under this Plan prior to (a) receipt of approvals from any governmental agency or stock exchange that the Committee deems necessary and (b) completion of registration or other qualification of the Common Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.
16.4Legends. Certificates for Common Shares delivered under this Plan may be subject to such stop transfer orders and other transfer restrictions that the Committee deems advisable under the terms of this Plan or any Award Agreement or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, or any other applicable federal or state securities law. The Committee may cause a legend to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section.
16.5Uncertificated Common Shares. To the extent that this Plan provides for the issuance of certificates to reflect the delivery of Common Shares, the delivery of Common Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
16.6Governing Law. This Plan and all Award Agreements shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio.
16.7No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
16.8Rights as a Shareholder. Except as otherwise provided in this Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Common Shares covered by an Award unless and until the Participant becomes the record holder of such Common Shares.
16.9Successors and Assigns. This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
16.10Section 409A of the Code.

(a)	Awards granted pursuant to this Plan that are subject to Section 409A of the Code, or that are subject to Section 409A of the Code but for which an exception applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and this Plan shall be interpreted, administered and operated accordingly.

(b)
If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c)
Nothing in this Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, any Affiliate, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

16.11Savings Clause. In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE XVII
EFFECTIVE DATE AND TERM OF THIS PLAN
17.1In General. The effective date of this Plan is the date this Plan is approved by the Company’s shareholders. No Incentive Stock Options shall be granted under this Plan more than ten years after the date the Board takes all necessary action to adopt this Plan and no other Awards shall be granted under this Plan after the tenth anniversary of the effective date of this Plan or, if earlier, the date this Plan is terminated. Notwithstanding the foregoing, the termination of this Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date this Plan terminates.

Appendix C

PARK NATIONAL CORPORATION
2017 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
The purpose of this Plan is to foster and promote the long-term financial success of the Company and the Affiliates and to increase shareholder value by motivating the performance of Directors through incentive compensation. This Plan also is intended to encourage Participants to acquire and maintain an ownership interest in the Company, enable the Company and the Affiliates to attract and retain talented directors and affiliate/advisory board members, and allow Participants to participate in the Company’s long-term growth and financial success.
This Plan, together with the Park National Corporation 2017 Long-Term Incentive Plan for Employees, are intended to replace, in its entirety, the Park National Corporation 2013 Long-Term Incentive Plan. Upon approval of this Plan by the Company’s shareholders, the right of the Company to make additional grants under the Park National Corporation 2013 Long-Term Incentive Plan to Directors will be immediately terminated.
ARTICLE I
DEFINITIONS
When used in this Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of this Plan, the form of any word, term or phrase shall include any and all of its other forms.
1.1“Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
1.2“Affiliate” means any entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied and including any “parent corporation” or “subsidiary corporation” as defined under Section 424(e) and Section 424(f) of the Code.
1.3“Award” means any Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to this Plan.
1.4“Award Agreement” means any written or electronic agreement between the Company or any Affiliate and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of this Plan and the terms of an Award Agreement, the terms of this Plan shall govern.
1.5“Board” means the Board of Directors of the Company.
1.6“Cash-Based Award” means a cash Award granted pursuant to Article X of this Plan.
1.7“Cause” means, unless otherwise provided in the related Award Agreement or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the other agreement, as applicable), a Participant’s: (a) willful and continued failure to substantially perform assigned duties; (b) gross misconduct; (c) breach of any written covenant or of any term of any agreement with the Company or any Affiliate, including this Plan and any Award Agreement;

(d) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s service with the Company or any Affiliate, or commission of a crime other than a felony which involves a breach of trust or fiduciary duty, in each case whether or not involving the Company or any Affiliate; (e) fraud, disloyalty, dishonesty or willful violation of any law, rule or regulation or of the Company’s Code of Business Conduct or any other policy of the Company or any Affiliate that applies to the Participant; or (f) issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any Affiliate.
1.8“Change in Control” means, unless otherwise provided in any agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the agreement, as applicable), the occurrence of any of the following:

(a)
the members of the Board on the effective date of this Plan (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director of the Company after the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

(b)
the acquisition by any person or group (within the meaning of Section 13(d) and Section 14(d)(2) of the Act), other than the Company, any Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; provided, however, that the provisions of this Section 1.8(b) shall not include the acquisition of voting securities by any entity or person with respect to which the acquirer has filed SEC Schedule 13G (or any successor form or filing) indicating that the voting securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D (or any successor form or filing);

(c)
the consummation of a merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets, shares or equity interests of another entity, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition do not immediately thereafter beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company;

(d)	the sale or other disposition of all or substantially all of the assets of the Company;

(e)	the sale or other disposition of all or substantially all of the assets of The Park National Bank or the change in the ownership or effective control of The Park National Bank; or

(f)	the liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code (and for which no exception applies), a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting the Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.
1.9“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
1.10“Committee” means the Board.
1.11“Common Shares” means the common shares, without par value, of the Company or any security of the Company issued in satisfaction, in exchange or in place of the Common Shares.
1.12“Company” means Park National Corporation, an Ohio corporation, and any successor thereto.
1.13“Director” means a person who is a member of the Board, excluding any member who is an Employee. “Director” also means a non-employee member of the board of directors of a “subsidiary corporation” as defined in Section 424(f) of the Code or a non-employee member of the affiliate/advisory board of a division of such a “subsidiary corporation,” in each case who is not also a director of the Company.
1.14“Disability” means:

(a)
with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) the Participant is determined to be totally disabled by the Social Security Administration; and

(b)
with respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in Section 1.14(a) of this Plan, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform the Participant’s duties, which is expected to be permanent or for an indefinite duration longer than 12 months.

1.15“Employee” means any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee, but who is subsequently reclassified as a common law employee, of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date such reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under this Plan.
1.16“Fair Market Value” means the value of one Common Share on any relevant date, determined under the following rules:

(a)	If the Common Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the immediately preceding trading day;

(b)
If the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the immediately preceding trading day; or

(c)
If neither Section 1.16(a) nor Section 1.16(b) of this Plan applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.17“Option” means an option to purchase Common Shares which is granted pursuant to Article V of this Plan. For purposes of this Plan, an Option may only be a nonqualified stock option that is not intended to meet the requirements of Section 422 of the Code.
1.18“Other Stock-Based Award” means an Award granted pursuant to Article IX of this Plan.
1.19“Participant” means a Director who is granted an Award under this Plan.
1.20“Plan” means the Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors, as set forth herein and as may be amended from time to time.
1.21“Restricted Stock” means an Award granted pursuant to Article VII of this Plan through which a Participant is issued Common Shares which are subject to specified restrictions on vesting and transferability.
1.22“Restricted Stock Unit” means an Award granted pursuant to Article VIII of this Plan under which a Participant is issued a right to receive a specified number of Common Shares or a cash payment equal to a specified number of Common Shares, the settlement of which is subject to specified restrictions on vesting and transferability.
1.23“Retirement” means retirement as defined in the Award Agreement between the Participant and the Company.
1.24“Stock Appreciation Right” means an Award granted pursuant to Article VI of this Plan through which a Participant is given the right to receive the difference between the Fair Market Value of a Common Share on the date of grant and the Fair Market Value of a Common Share on the date of exercise of the Award.
ARTICLE II
COMMON SHARES SUBJECT TO PLAN
2.1Number of Common Shares Available for Awards. Subject to this Article II, the aggregate number of Common Shares with respect to which Awards may be granted under this Plan shall be 150,000. The Common Shares to be issued and delivered under this Plan may consist of either Common Shares currently held or Common Shares subsequently acquired by the Company as treasury shares, including Common Shares purchased in the open market or in private transactions. No newly-issued Common Shares shall be delivered under this Plan. Subject to this Article II: (a) the total number of Common Shares available for issuance under this Plan shall be reduced by the number of Common Shares subject to grant under an Award; and (b) any Common Shares underlying such Award that become available for future grant pursuant to

Section 2.2 of this Plan shall be added back to this Plan in an amount equal to the number of Common Shares subject to such Award that become available for future grant under this Plan. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Common Shares, the full number of Common Shares subject to the Award shall count against the number of Common Shares available for Awards under this Plan regardless of the number of Common Shares used to settle the Stock Appreciation Right upon exercise.
2.2Share Usage. In addition to the number of Common Shares provided for in Section 2.1 of this Plan, the following Common Shares shall be available for Awards under this Plan: (a) Common Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Common Shares; (b) Common Shares covered by an Award that, by the terms of the Award, may be settled only in cash; (c) Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and the Company or any of the Affiliates; and (d) any Common Shares from Awards exercised for or settled in vested and nonforfeitable Common Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Nothing in the foregoing shall be construed as permitting any Common Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes to again be available for Awards under this Plan.
2.3Fiscal Year Limits. Subject to Section 2.4 of this Plan, during any fiscal year of the Company, the Committee may not: (a) make grants of all forms of Awards to all Participants in this Plan covering more than an aggregate of 15,000 Common Shares; or (b) make grants of all forms of Awards to a single Non-Employee Director Participant covering more than an aggregate of 1,000 Common Shares.
2.4Adjustments. In the event of any Common Share dividend or split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Common Shares or any other change affecting the Common Shares, the Committee shall make such substitutions and adjustments, if any, as the Committee deems equitable and appropriate to (a) the aggregate number of Common Shares with respect to which Awards may be granted under this Plan, (b) any Common Share-based limits imposed under this Plan, and (c) the exercise price, number of Common Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies with Section 409A of the Code, to the extent applicable.
ARTICLE III
ADMINISTRATION
3.1In General. This Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret this Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to this Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of this Plan; and (e) make any other determinations that the Committee deems necessary or desirable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of this Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2Delegation of Duties. In the Committee’s sole discretion, the Committee may delegate any ministerial duties associated with this Plan to any person (including Employees) the Committee deems appropriate, including authority to execute Award Agreements on behalf of the Company or an Affiliate; provided, however, that the Committee may not delegate (a) any duties that the Committee is required to discharge to comply with Section 162(m) of the Code or any other applicable law, (b) the Committee’s authority to grant Awards to any Participant who is subject to Section 16 of the Act, and (c) the Committee’s authority under the Company’s equity award granting policy that may be in effect from time to time.
3.3Award Agreement. The Committee will prepare and deliver an Award Agreement to each affected Participant that: (a) will describe the terms of the Award, including (i) the type of Award and when and how the Award may be exercised or earned, (ii) any exercise price associated with the Award, and (iii) how the Award will or may be settled; and (b) to the extent different from the terms of this Plan, will describe (I) any conditions that must be met before the Award may be exercised or earned, (II) any objective restrictions placed on an Award and any performance-related conditions that must be met before those restrictions will be released, and (III) any other applicable terms and conditions affecting the Award.
ARTICLE IV
ELIGIBILITY
Any Director selected by the Committee shall be eligible to be a Participant in this Plan.
ARTICLE V
OPTIONS
5.1Grant of Options. Subject to the terms and conditions of this Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article V and this Plan.
5.2Award Agreement. Each Option shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Common Shares covered by the Option, the conditions upon which the Option becomes vested and exercisable and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
5.3Exercise Price. The exercise price per Common Share of an Option shall be determined by the Committee at the time the Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
5.4Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten years from the date of grant of the Option.
5.5Exercisability. Options shall become exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals and (b) time-based vesting requirements.

5.6Exercise of Options. Except as otherwise provided in this Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Common Shares for which the Option is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or the Company’s designee in a form specified by the Committee which sets forth the number of Common Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Common Shares. The exercise price of an Option may be paid (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price, provided that such Common Shares were held for at least six months or such other period required to obtain favorable accounting treatment, (c) by a cashless exercise (including by withholding Common Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law), (d) by a combination of the methods described in clauses (a), (b) and (c), or (e) though any other method approved by the Committee in the Committee’s sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Common Shares to be issued to the Participant.
ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VI and this Plan.
6.2Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Stock Appreciation Right, the number of Common Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right becomes vested and exercisable and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
6.3Exercise Price. The exercise price per Common Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
6.4Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from the date of grant of the Stock Appreciation Right.
6.5Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals and (b) time-based vesting requirements.
6.6Exercise of Stock Appreciation Rights. Except as otherwise provided in this Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Common Shares for which the Stock Appreciation Right is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or the Company’s designee in a form specified by the Committee which sets forth the number of Common Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Common Share on the exercise date over (ii) the exercise price per Common Share, multiplied by (b) the number of Common Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Common Shares, in cash or in a combination thereof, as specified by the Committee in the related Award Agreement.
ARTICLE VII
RESTRICTED STOCK
7.1Grant of Restricted Stock. Subject to the terms and conditions of this Plan, shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VII and this Plan.
7.2Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that specifies the number of shares of Restricted Stock, the restricted period(s) applicable to the shares of Restricted Stock, the conditions upon which the restrictions on the shares of Restricted Stock will lapse and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
7.3Terms, Conditions and Restrictions.

(a)
In General. The Committee shall impose such other terms, conditions or restrictions on any shares of Restricted Stock as the Committee may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each share of Restricted Stock, restrictions based on the achievement of specific performance goals, time-based restrictions, holding requirements or sale restrictions placed on the underlying Common Shares by the Company upon vesting of such Restricted Stock.

(b)
Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse.

(c)
Lapse of Restrictions. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4Rights Associated with Restricted Stock during Restricted Period. During any restricted period:

(a)	Non-Transferability. The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; and

(b)
Voting of Restricted Stock. Unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise in full any voting rights associated with such shares of Restricted Stock.

(c)	Treatment of Dividends. The Participant shall be entitled to all dividends and other distributions paid with respect to such shares of Restricted Stock during the restricted period;

provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the shares of Restricted Stock with respect to which they are paid. This means that cash dividends and dividends paid in Common Shares will be retained by the Company and subject to the same risk of forfeiture as the shares of Restricted Stock with respect to which the cash or Common Share dividends are paid until the underlying restrictions lapse and such retained dividends shall be forfeited to the extent that the Participant forfeits the shares of Restricted Stock on which the retained dividends were declared.
ARTICLE VIII
RESTRICTED STOCK UNITS
8.1Grant of Restricted Stock Units. Subject to the terms and conditions of this Plan, Participants may be granted Restricted Stock Units in such number and upon such terms and conditions as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VIII and this Plan.
8.2Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that specifies the number of Common Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time at which and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
8.3Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and restrictions on any Award of Restricted Stock Units as the Committee may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals, time-based restrictions, holding requirements or sale restrictions placed on the underlying Common Shares by the Company upon vesting of such Restricted Stock Units.
8.4Form of Settlement. An Award of Restricted Stock Units may be settled in full Common Shares, in cash or in a combination thereof, as specified by the Committee in the related Award Agreement.
8.5Dividend Equivalents. Awards of Restricted Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in the Committee’s sole discretion and as set forth in the related Award Agreement; provided, however, that such dividend equivalents shall be subject to the same terms and conditions, including the applicable forfeiture conditions, as the Restricted Stock Units. This means that no amount shall be paid in connection with a dividend equivalent right until Common Shares are issued or cash is paid in connection with the Restricted Stock Units and any dividend equivalents shall be forfeited to the extent that the Participant forfeits the related Restricted Stock Units.
8.6No Voting Rights. In no event will a Participant have any voting rights with respect to the Common Shares underlying the Restricted Stock Units.
ARTICLE IX
OTHER STOCK-BASED AWARDS
9.1Grant of Other Stock-Based Awards. Subject to the terms and conditions of this Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent such terms and conditions are consistent with the provisions of this Article IX and this Plan. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Common Shares, and shall be in such form as the Committee determines, including, without limitation, unrestricted Common Shares.
9.2Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that specifies the terms and conditions upon which the Other Stock-Based Award becomes vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
9.3Form of Settlement. An Other Stock-Based Award may be settled in full Common Shares, as specified by the Committee in the related Award Agreement.
9.4Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in the Committee’s sole discretion and as set forth in the related Award Agreement; provided, however, that such dividend equivalents shall be subject to the same terms and conditions, including the applicable forfeiture conditions, as the Other Stock-Based Award. This means that no amount shall be paid in connection with a dividend equivalent right until Common Shares are issued or cash is paid in connection with the Other Stock-Based Award and any dividend equivalents shall be forfeited to the extent that the Participant forfeits the related Other Stock-Based Award.
ARTICLE X
CASH-BASED AWARDS
10.1Grant of Cash-Based Award. Subject to the terms and conditions of this Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as determined by the Committee in the Committee’s sole discretion.
10.2Award Agreement. Each Cash-Based Award shall be evidenced by an Award Agreement that specifies the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award, including, without limitation, performance objectives.
ARTICLE XI
TERMINATION OF SERVICE
11.1In General. With respect to each Award granted under this Plan, the Committee shall, subject to the terms and conditions of this Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise or receive settlement of the Award on or following the Participant’s termination of service with the Company or any of the Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Awards granted under this Plan and may reflect distinctions based on the reasons for termination.
11.2Acceleration of Vesting. Except as otherwise provided in this Plan, the vesting conditions of an Award may only be accelerated upon the death or termination due to Disability or Retirement, or involuntary termination without Cause of the Participant.

ARTICLE XII
CHANGE IN CONTROL
12.1Rights in Event of a Change in Control. Except as otherwise provided in the related Award Agreement and subject to the provisions of Section 12.2 and Section 12.3 of this Plan, in the event of a Change in Control, the Committee, in the Committee’s sole discretion, may take any actions the Committee deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation (a) the acceleration of the vesting, settlement or exercisability of an Award as described in Section 12.2 of this Plan, (b) the payment of a cash amount in exchange for the cancellation of an Award, or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any Award affected by the Change in Control. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.
12.2Effect of Change in Control. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, a Participant shall vest in all unvested Awards in full (and, if the Award was granted subject to the attainment of performance goals, as though the performance goals were achieved at the level of achievement which would have been achieved if the performance period had begun on the date the performance period actually commenced as provided in the related Award Agreement and ended on December 31 of the fiscal year most recently completed prior to the Change in Control) (a) if the Participant’s service is terminated for any reason other than for Cause within 12 months following the Change in Control or (b) if the Awards are canceled and the Participant is not granted substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.
12.3Effect of Section 280G of the Code. Unless specified otherwise in the related Award Agreement or in another written agreement between the Company or any Affiliate and a Participant, if the Company or any Affiliate concludes that any payment or benefit due to a Participant under this Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”) would be considered a “parachute payment” as defined in Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under this Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 12.3 shall be made in compliance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.
ARTICLE XIII
AMENDMENT OR TERMINATION OF THIS PLAN
13.1In General. The Board may amend or terminate this Plan at any time; provided, however, that no amendment or termination may be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under this Plan, (b) the amendment materially increases the aggregate number of Common Shares authorized for grant under this Plan (excluding an increase in the number of Common Shares with respect to which Awards may be granted under this Plan as a result of Section 2.4 of this Plan), (c) the amendment materially modifies the requirements as to eligibility for participation in this Plan, or (d) such approval is required by any law, regulation or stock exchange rule.
13.2Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any Common Share dividend, Common Share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Common Shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
ARTICLE XIV
TRANSFERABILITY
14.1No Assignment or Transfer. Except as described in Section 14.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime and an Award may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XIV, no Award may be transferred by a Participant for value or consideration.
14.2Restrictions on Resale or Other Disposition. Any Award may be subject to such terms, conditions and restrictions on sale or transfer as the Committee deems appropriate and advisable, as specified by the Committee in the related Award Agreement.
14.3Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under this Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.
ARTICLE XV
MISCELLANEOUS
15.1No Right to Continued Service or to Awards. The granting of an Award under this Plan imposes no obligation on the Company or any Affiliate to continue the service of a Participant nor interferes with or limits the right of the Company or any Affiliate to terminate the service of any Participant (to the extent permitted under applicable law). In addition, no Director has any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.
15.2Tax Withholding.

(a)
The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under this Plan. This amount may, as determined by the Committee in the Committee’s sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Common Shares being transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including the Common Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, or (iv) collected directly from the Participant.

(b)
Subject to the approval of the Committee, a Participant may elect to satisfy the tax withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction, or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company or an Affiliate. Any Common Shares to be withheld in accordance with this Section 15.2(b) must otherwise be distributable to the Participant at the time of the withholding or if such Common Shares are not otherwise distributable at the time of the withholding, the Participant must have a vested right to distribution of such Common Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in the Committee’s sole discretion, deems appropriate.
15.3Requirements of Law. The grant of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company has no obligation to issue Common Shares under this Plan prior to (a) receipt of approvals from any governmental agency or stock exchange that the Committee deems necessary and (b) completion of registration or other qualification of the Common Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.
15.4Legends. Certificates for Common Shares delivered under this Plan may be subject to such stop transfer orders and other transfer restrictions that the Committee deems advisable under the terms of this Plan or any Award Agreement or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, or any other applicable federal or state securities law. The Committee may cause a legend to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section.
15.5Uncertificated Common Shares. To the extent that this Plan provides for the issuance of certificates to reflect the delivery of Common Shares, the delivery of Common Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
15.6Governing Law. This Plan and all Award Agreements shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio.
15.7No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
15.8Rights as a Shareholder. Except as otherwise provided in this Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Common Shares covered by an Award unless and until the Participant becomes the record holder of such Common Shares.
15.9Successors and Assigns. This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
15.10Section 409A of the Code.

(a)
Awards granted pursuant to this Plan that are subject to Section 409A of the Code, or that are subject to Section 409A of the Code but for which an exception applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and this Plan shall be interpreted, administered and operated accordingly.

(b)
If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c)
Nothing in this Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, any Affiliate, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

15.11Savings Clause. In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THIS PLAN
16.1In General. The effective date of this Plan is the date this Plan is approved by the Company’s shareholders. No Awards shall be granted under this Plan after the tenth anniversary of the effective date of this Plan or, if earlier, the date this Plan is terminated. Notwithstanding the foregoing, the termination of this Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date this Plan terminates.

PARK NATIONAL CORPORATION
50 NORTH THIRD STREET
NEWARK, OH 43055
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Saving Time, on April 23, 2017.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Park National Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports and Notices of Internet Availability of Proxy Materials, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m., Eastern Daylight Saving Time, on April 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E18728-P86717      KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY

PARK NATIONAL CORPORATION
The Board of Directors recommends you vote "FOR" the Board of Directors' nominees in Item 1 and "FOR" each of the proposals in Items 2 - 5:
			For	Against	Abstain
1.	Election of four directors, each to serve until the 2020 Annual Meeting of Shareholders:
	1a. C. Daniel DeLawder		❒	❒	❒
	1b. James R. DeRoberts		❒	❒	❒
	1c. Alicia J. Hupp		❒	❒	❒
	1d. Robert E. O'Neill		❒	❒	❒
2.	Advisory resolution to approve the compensation of the Company's named executive officers.		❒	❒	❒
3.	Ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.		❒	❒	❒
4.	Approval of the Park National Corporation 2017 Long-Term Incentive Plan for Employees.		❒	❒	❒
5.	Approval of the Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors.		❒	❒	❒
The undersigned shareholder(s) authorize the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters
(none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting.

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies given by the signer to vote at the Annual Meeting. Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person must sign the entity’s name. Joint owners must each sign individually.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of
Park National Corporation to be held on Monday, April 24, 2017: Park National Corporation's Notice of the 2017 Annual Meeting of Shareholders, Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

PARK NATIONAL CORPORATION
Proxy for Annual Meeting of Shareholders
April 24, 2017 at 2:00 p.m., Eastern Daylight Saving Time
THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The holder(s) of common shares of Park National Corporation (the "Company") hereby appoint(s) F. William Englefield IV and Leon Zazworsky, and each of them, with power to act without the other and with power of substitution, the proxies of the shareholder(s) and hereby authorize(s) them to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 24, 2017, at 2:00 p.m., Eastern Daylight Saving Time, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting. Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card will be voted, to the extent permitted by applicable law, "FOR" the election of the nominees listed in Item 1 as directors of the Company and "FOR" each of the proposals in Items 2-5. If any other matters are properly brought before the Annual Meeting, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the common shares represented by this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under the Park National Corporation Employees' Stock Ownership Plan (the "KSOP"), then the shareholder hereby directs the Trustee of the KSOP to vote all of the common shares of the Company allocated to such account under the KSOP in accordance with the instructions given herein, at the Company's Annual Meeting, on the matters set forth on the reverse side. If no instructions are given, the common shares allocated to the shareholder's account under the KSOP will be voted by the Trustee of the KSOP pro rata in accordance with the instructions received from other participants in the KSOP who have voted.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the April 24, 2017 Annual Meeting, as well as the Company's 2016 Annual Report.

Continued and to be signed and dated on reverse side